As Filed with the Securities and Exchange Commission on April 22,
1994
                                       REGISTRATION NO. 33-51901


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                  _____________________________
                         AMENDMENT NO. 1
                               TO
                            FORM S-4
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                  _____________________________

                      HIBERNIA CORPORATION
     (Exact Name of Registrant as Specified in its charter)


    Louisiana                     6711                 72-0724532
(State or Jurisdiction     (Primary Standard         (I.R.S. of
Incorporation            Industrial Classification Identification
or Organization)            Code Number)              Number)

                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 586-5332
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
                  _____________________________

                          Gary L. Ryan
                        Associate Counsel
                      Hibernia Corporation
                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 586-5560
    (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code of Agent for Service)
                           COPIES TO:

                      Patricia C. Meringer
                 Secretary and Associate Counsel
                      Hibernia Corporation
                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 586-2486

                      Paul M. Haygood, Esq.
          Stone, Pigman, Walther, Wittmann & Hutchinson
                      546 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 581-3200
                  ____________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO
THE PUBLIC:

   As soon as practicable after this registration statement is declared effective.

     If the securities being registered on this Form are being
offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following
box.                                     ______
                                        /_____/


                 CALCULATION OF REGISTRATION FEE

_________________________________________________________________
Title of Each     Amount          Proposed   Proposed     Amount of
Class of          to be           Maximum    Maximum   Registration
Securities to     Registered(1)   Offering   Aggregate    Fee
be Registered                     Price      Offering
                                  Per Share  Price
__________________________________________________________________

Class A
Common Stock,
no par value    2,412,903 Shares  $7.75   $18,700,000  $ 6,488.00

______________________________________________________________
1. Estimated solely for purposes of calculating the filing fee due hereunder, based on an aggregate value of the stock to be issued in the Merger of $18,700,000 and the average of the high and low sales prices of a share of Hibernia Corporation ("Hibernia") Class A Common Stock, no par value per share, on January 7, 1994 pursuant to Rule 457 of the Securities Act of 1933 (the "Securities Act").

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      HIBERNIA CORPORATION

 Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

     Item of Form S-4                   Location or Caption in
                                        Proxy
                                        Statement (Prospectus)

1. Forepart of Registration Statement Introduction and Outside Front Cover Page of
    Prospectus

2.  Inside Front and Outside Back       Table of Contents;
    Cover Pages of Prospectus           Available
                                        Information

3.  Risk Factors, Ratio of Earnings     Introduction; The
    To Fixed Charges and Other          Companies; Summary


4.  Terms of the Transaction            Introduction; Summary;
                                        Proposed Merger

5.  Pro Forma Financial                 Pro Forma Financial
    Information                         Information

6.  Material Contacts with the          Proposed Merger
    Company Being Acquired

7.  Additional Information Required     Not Applicable
    for Reoffering by Persons and
    Parties Deemed to be Underwriters

8.  Interests of Named Experts and      Validity of Shares; Experts
    Counsel

9.  Disclosure of Commission Position   Proposed Merger
    on Indemnification for Securities
    Act Liabilities

10. Information with Respect to         Introduction; Available
    S-3 Registrants                     Information; The Companies

11. Incorporation of Certain            Available Information
    Information by Reference

12. Information with Respect to         Not Applicable
    S-2 or S-3 Registrants

13. Incorporation of Certain            Not Applicable
    Information by Reference

14. Information with Respect to         Not Applicable
    Registrants other than
    S-2 or S-3 Registrants

15. Information with Respect to         Not Applicable
    S-3 Companies

16. Information with Respect to         Not Applicable
    S-2 or S-3 Companies

17. Information with Respect to         Summary; The Companies;
     Companies Other Than S-2           Certain Information
    or S-3 Companies                    Concerning Commercial

18. Information if Proxies,             Introduction; Summary;
    Consents or Authorizations          Meeting Information;
    are to be Solicited                 Proposed Merger;
                                        Certain Information
                                        Concerning Commercial;
                                        Relationship with
                                        Independent Auditors

19. Information if Proxies,             Not Applicable
    Consent, Authorizations are not
    to be Solicited or in an Exchange
    Offer


                   COMMERCIAL BANCSHARES, INC.
                       Post Office Box 575
                   Franklin, Louisiana  70538



                              April __, 1994



Dear Shareholder:

          You are cordially invited to attend a Special Meeting of Shareholders of Commercial Bancshares, Inc. ("Commercial"), which will be held at the office of First Commercial Bank, 301 Northwest Boulevard, Franklin, Louisiana 70538, on May __, 1994, at 10:00 a.m. (the "Special Meeting").

          At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Agreement") between Commercial and Hibernia Corporation ("Hibernia"), pursuant to which Commercial will merge with and into Hibernia (the "Merger"). Under the terms of the Agreement, the shareholders of Commercial will receive, in the aggregate, $18.7 million payable in Hibernia's Class A Common Stock, no par value ("Hibernia Common Stock"), based on its average market price over the five-day period immediately preceding the last day before the closing of the Merger; provided that, regardless of the price of the Hibernia Common Stock immediately preceding the closing of the Merger, Commercial's shareholders will not receive fewer than 8.4 shares of Hibernia Common Stock for each outstanding share of Commercial's Common Stock, par value $2.00 per share (the "Commercial Common Stock"). If, before the closing date of the Merger, Hibernia enters into an agreement to acquire St. Mary Holding Corporation or St. Mary Bank & Trust Company, Inc., the amount received by Commercial's shareholders in the Merger will increase to $20.7 million payable in Hibernia Common Stock with a minimum of at least 9.3 shares of Hibernia Common Stock for each outstanding share of Commercial Common Stock. Hibernia has indicated, however, that it does not currently intend to acquire St. Mary Holding Corporation or St. Mary Bank & Trust Company, Inc.

     Consummation of the Merger is subject to certain conditions, including approval of the Merger by Commercial's shareholders and various regulatory agencies, and approval of an amendment to Commercial's Articles of Incorporation (described below) by Commercial's shareholders.

          At the Special Meeting, the shareholders of Commercial also will be asked to consider and vote upon an amendment to Commercial's Articles of Incorporation to eliminate provisions of the present Article VII that cannot be complied with in the context of a merger with a publicly held company such as Hibernia, as well as provisions that are not consistent with Hibernia's Articles of Incorporation, and to provide that the Merger may be approved by a majority of the voting power present or represented at the Special Meeting (the "Amendment"). The purpose of the Amendment is to eliminate certain provisions from Commercial's Articles of Incorporation that are an impediment to the consummation of the Merger, and to provide that, after the Amendment is approved, the Merger may be approved by a majority of the voting power present or represented at the Special Meeting. The proposal to approve the Merger will be withdrawn if the proposed Amendment is not approved by Commercial's shareholders.

     If Commercial's Board of Directors does not receive a sufficient number of proxies by the date of the Special Meeting to approve both the Amendment and the Merger, the shareholders will be asked at the Special Meeting to approve an adjournment to permit further solicitation of proxies by the Board. The Board of Directors recommend that shareholders vote "FOR" adjournment under those circumstances.

     The enclosed Notice of Special Meeting of Shareholders and Proxy Statement-Prospectus describe the Merger and the proposed Amendment. Please read these materials carefully and consider the information contained in them. The Agreement has been approved unanimously by your Board of Directors. The Board believes the proposed merger with Hibernia to be in the best interests of Commercial's shareholders. In that connection, the Board has received an opinion of The Bank Advisory Group, Inc. that the terms of the Merger are fair, from a financial standpoint, to the shareholders of Commercial.

     It is very important that your shares be represented at the Special Meeting, regardless of whether you plan to attend in person. Approval of the proposed Amendment requires the affirmative vote of the holders of at least 75% of the outstanding shares of Commercial Common Stock. If Commercial's shareholders approve the proposed Amendment, the affirmative vote of a majority of the voting power of Commercial present or represented at the Special Meeting will be required to approve the Merger. If Commercial's shareholders do not approve the proposed Amendment, the proposal to approve the Merger will be withdrawn. A failure to vote FOR the Amendment (whether by failure to return the enclosed proxy card, by marking "abstain" on the enclosed proxy card with respect to the Amendment, or otherwise) will have the same effect as a vote against the Amendment. Similarly, marking "abstain" on the enclosed proxy card with respect to the proposal to approve the Merger will have the same effect as a vote against the proposal to approve the Merger. Approval of any adjournment of the Special Meeting requires the affirmative vote of a majority of the voting power present or represented by proxy. Therefore, I urge you to
(1) vote for approval of all three proposals on the enclosed proxy card and (2) execute, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible.

     Commercial's Board of Directors has unanimously approved the Merger and Amendment and unanimously recommends that you vote FOR approval of both proposals. On behalf of the Board of Directors, I urge you to vote FOR approval of the Merger and FOR approval of the Amendment to the Articles of Incorporation.


                              Very truly yours,



                              Newman Trowbridge, Jr.
                              Chairman of the Board


            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               OF
                   COMMERCIAL BANCSHARES, INC.
                          May __, 1994


          NOTICE IS HEREBY GIVEN that, pursuant to the call of the directors of Commercial Bancshares, Inc. ("Commercial"), a Special Meeting of the shareholders of Commercial will be held at the office of First Commercial Bank, 301 Northwest Boulevard, Franklin, Louisiana 70538, on May __, 1994, at 10:00 a.m., for the purpose of considering and voting upon the following matters:

     1. A proposal to amend Article VII of the Articles of Incorporation of Commercial as set forth in Appendix A to the accompanying Proxy Statement-Prospectus (the
          "Amendment").

     2. A proposal to approve a merger of Commercial with and into Hibernia Corporation ("Hibernia") (the "Merger"), and the related Agreement and Plan of Merger between Commercial and Hibernia dated as of September 28, 1993 (the "Agreement"), a copy of which is attached as Appendix B to the accompanying Proxy Statement-Prospectus and incorporated herein by this reference, and which Agreement also provides for the merger of First Commercial Bank (the "Bank") with and into Hibernia National Bank ("HNB") (the "Bank Merger").

     3. The adjournment of the Special Meeting one or more times if the Board does not receive a sufficient number of proxies to approve both the Amendment and the Merger to permit further solicitation of proxies for this purpose by the Board.

     4. The transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April __, 1994 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Special Meeting.

     Each share of common stock, par value $2.00 per share, of Commercial (the "Commercial Common Stock") will entitle the holder thereof to one vote on all matters that come before the Special Meeting. Approval of the Amendment requires the affirmative vote in person or by proxy at the Special Meeting of the holders of at least 75% of the outstanding shares of Commercial Common Stock. If the shareholders approve the Amendment, the approval of the Merger will require the affirmative vote of a majority of the voting power of Commercial present or represented by proxy at the Special Meeting. If the proposed Amendment is not approved, the proposal to approve the Merger will be withdrawn. Approval of any adjournment requires the affirmative vote of a majority of the voting power present or represented by proxy at the Special Meeting.

     Dissenting shareholders who comply with the procedural requirements of the Business Corporation Law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the Merger is effected upon approval by less than eighty percent (80%) of Commercial's total voting power.

                         By Order of the Board of Directors,



                         David H. Stiel, Jr.
                         Secretary

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT-PROSPECTUS.


                   COMMERCIAL BANCSHARES, INC.
                              PROXY

              This Proxy is Solicited on Behalf of
      The Board of Directors of Commercial Bancshares, Inc.


  The undersigned shareholder of COMMERCIAL BANCSHARES, INC. ("Commercial"), a Louisiana corporation, hereby appoints NEWMAN TROWBRIDGE, JR. and DAVID H. STIEL, JR. and each of them, proxies with power of substitution to vote and act for the undersigned, as designated below, with respect to the number of shares of the Commercial Common Stock the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Commercial which will be held at the office of First Commercial Bank, 301 Northwest Boulevard, Franklin, Louisiana 70538, on May __, 1994, at 10:00 a.m. (the "Special Meeting"), and at any adjournments or postponements thereof, and, at their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF COMMERCIAL.

  The Board of Directors of Commercial recommends that you vote:
(a) FOR approval of the Amendment to the Articles of Incorporation of Commercial; (b) FOR approval of the Merger of Commercial with and into Hibernia Corporation; and (c) FOR approval of any adjournment of the Special Meeting, if necessary to permit further solicitation of proxies to vote in favor of the Amendment and Merger.

          THIS PROXY IS CONTINUED ON THE REVERSE SIDE
       PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

PLEASE MARK YOUR CHOICE LIKE
THIS ___ IN BLUE OR BLACK INK
    /__/

            _____________________
            Common Stock

Item 1 -  Approval of the Amendment to the Articles of
          Incorporation

              For                 Against          Abstain

              ______              ______           ______
             /_____/             /_____/          /_____/


Item 2 -  Approval of Merger of Commercial with and into Hibernia
          Corporation

              For                 Against          Abstain

              ______              ______           ______
             /_____/             /_____/          /_____/


Item 3 - Approval of any adjournment of the Special Meeting for purposes of permitting further solicitation of proxies by Commercial's Board of Directors

              For                 Against          Abstain

              ______              ______           ______
             /_____/             /_____/          /_____/


  The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy
Statement and hereby revokes any proxy or proxies heretofore given.


Date_______________________________


Signature__________________________


Please mark, date and sign as your account name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation or partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each shareholder named should sign.

                         PROXY STATEMENT


                   COMMERCIAL BANCSHARES, INC.
                 SPECIAL MEETING OF SHAREHOLDERS
                   To Be Held on May __, 1994


                           PROSPECTUS

                      HIBERNIA CORPORATION

                      CLASS A COMMON STOCK
                         (NO PAR VALUE)


     This Proxy Statement-Prospectus is being furnished to the holders of common stock, par value $2.00 per share (the "Commercial Common Stock"), of Commercial Bancshares, Inc. ("Commercial") in connection with the solicitation of proxies by the Board of Directors of Commercial for use at a special meeting of shareholders (the "Special Meeting") to be held at 10:00 a.m., local time, on May __, 1994, at the office of First Commercial Bank, 301 Northwest Boulevard, Franklin, Louisiana 70538, and at any adjournments or postponements thereof.

     At the Special Meeting, the holders of record of Commercial Common Stock as of the close of business on April __, 1994 (the "Record Date") will consider and vote upon (i) a proposal to amend
Article VII of the Articles of Incorporation of Commercial as set forth in Appendix A hereto (the "Amendment"); (ii) a proposal to approve the merger of Commercial with and into Hibernia (the "Merger"), and the related Agreement and Plan of Merger (the "Agreement") between Commercial and Hibernia pursuant to which First Commercial Bank (the "Bank") will also merge with and into Hibernia National Bank ("HNB") (the "Bank Merger"); and (iii) a proposal to approve adjournment of the Special Meeting to permit, if necessary, further solicitation by Commercial's Board of proxies to approve the Amendment and Merger. Upon consummation of the Merger, each outstanding share of Commercial Common Stock, except for shares owned beneficially by Hibernia and its subsidiaries and shares as to which dissenter's rights have been perfected and not withdrawn or otherwise forfeited, will be converted into the number of shares of Hibernia's Class A Common Stock, no par value (the "Hibernia Common Stock"), determined in the manner described below under the heading "PROPOSED MERGER - Terms of the Merger," with cash being paid in lieu of any fractional share interests. For a description of the Agreement, which is included in its entirety as Appendix B to this Proxy Statement-Prospectus, see "PROPOSED MERGER."

     This Proxy Statement-Prospectus also constitutes a prospectus of Hibernia with respect to the shares of Hibernia Common Stock to be issued pursuant to the Agreement if the Merger is consummated. The actual number of shares of Hibernia Common Stock to be issued will be determined in accordance with the terms of the Agreement.

     The outstanding shares of Hibernia Common Stock are listed on the New York Stock Exchange, Inc. (the "NYSE"). The reported last sale price of Hibernia Common Stock on the NYSE Composite
Transactions Reporting System on April __, 1994 was $______ per share.

     This Proxy Statement-Prospectus and the accompanying proxy card are first being mailed to shareholders of Commercial on or about April __, 1994.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF HIBERNIA COMMON STOCK OFFERED HEREBY ARE NOT
SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR
SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

 The date of this Proxy Statement-Prospectus is April __, 1994.



                        TABLE OF CONTENTS

                                                            Page
INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . .
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . .
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . .
THE COMPANIES. . . . . . . . . . . . . . . . . . . . . . .
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . .
MEETING INFORMATION. . . . . . . . . . . . . . . . . . . .
General  . . . . . . . . . . . . . . . . . . . . . . . . .
  Commercial; Employee Stock Ownership Plan  . . . . . . .
  Votes Required . . . . . . . . . . . . . . . . . . . . .
  Recommendation of Commercial's Board . . . . . . . . . .
  Other Matters  . . . . . . . . . . . . . . . . . . . . .

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF
  COMMERCIAL . . . . . . . . . . . . . . . . . . . . . . .
ADJOURNMENT OF SPECIAL MEETING . . . . . . . . . . . . . .
PRO FORMA FINANCIAL INFORMATION. . . . . . . . . . . . . .
PROPOSED MERGER. . . . . . . . . . . . . . . . . . . . . .
  Background of and Reasons for Merger . . . . . . . . . .
  Terms of the Merger. . . . . . . . . . . . . . . . . . .
  Opinion of Financial Advisor . . . . . . . . . . . . . .
  Surrender of Certificates  . . . . . . . . . . . . . . .
  Representations and Warranties:
  Conditions to the Merger; Waiver . . . . . . . . . . . .
  Regulatory and Other Approvals . . . . . . . . . . . . .
  Business Pending the Merger  . . . . . . . . . . . . . .
  Effective Date of the Merger; Termination  . . . . . . .
  Management and Operations After the Merger . . . . . . .
  Certain Differences in Rights of Shareholders  . . . . .
  Interests of Certain Persons in the Merger . . . . . . .
  Material Tax Consequences  . . . . . . . . . . . . . . .
  Resale of Hibernia Common Stock  . . . . . . . . . . . .
  Rights of Dissenting Shareholders  . . . . . . . . . . .
  Dividend Reinvestment Plan . . . . . . . . . . . . . . .
  Accounting Treatment . . . . . . . . . . . . . . . . . .

CERTAIN REGULATORY CONSIDERATIONS. . . . . . . . . . . . .
CERTAIN INFORMATION CONCERNING COMMERCIAL. . . . . . . . .

  Description of Business  . . . . . . . . . . . . . . . .
  Ownership of Commercial Common Stock and Dividends . . .

RELATIONSHIP WITH INDEPENDENT AUDITORS . . . . . . . . . .
VALIDITY OF SHARES . . . . . . . . . . . . . . . . . . . .
EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . .
COMMERCIAL CONSOLIDATED FINANCIAL INFORMATION. . . . . . .

APPENDIX A   --    ARTICLES OF AMENDMENT TO ARTICLES OF
                     INCORPORATION OF COMMERCIAL
APPENDIX B   --    AGREEMENT AND PLAN OF MERGER
APPENDIX C   --    ARTICLE VII OF ARTICLES OF INCORPORATION OF
                     COMMERCIAL
APPENDIX D   --    OPINION OF THE BANK ADVISORY GROUP, INC.
APPENDIX E   --    SELECTED PROVISIONS OF LOUISIANA LAW RELATING
                     TO RIGHTS OF DISSENTING SHAREHOLDERS
APPENDIX F   --    OPINION OF ERNST & YOUNG REGARDING CERTAIN TAX
                     MATTERS



                          INTRODUCTION


  This Registration Statement relates to shares of Class A Common Stock, no par value of Hibernia Corporation, a Louisiana corporation, which will be issued in connection with the Merger of Commercial Bancshares, Inc., a Louisiana corporation, with and into Hibernia. The shares of Hibernia Common Stock offered hereby will be exchanged, upon consummation of the Merger, for the outstanding shares of common stock, $2.00 par value, of Commercial (the "Commercial Common Stock").

  Shareholders of Commercial will be asked to approve the Merger at a Special Meeting to be held on May __, 1994. The proxy statement relating to such Special Meeting is included in this Proxy Statement-Prospectus.

  The terms of the Merger are described in this Proxy Statement-
Prospectus, and a copy of the Agreement and Plan of Merger between Hibernia and Commercial is attached hereto as Appendix B for reference.

                      AVAILABLE INFORMATION

  Hibernia Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, 14th Floor, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Hibernia may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, on which the shares of Hibernia Common Stock are listed.

  Hibernia has filed with the Commission a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Hibernia Common Stock offered hereby. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to Hibernia and the Hibernia Common Stock offered hereby, reference is hereby made to the Registration Statement. Statements contained in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission and the NYSE, as set forth above.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Incorporated by reference in this Prospectus are the following documents filed by Hibernia Corporation with the Commission pursuant to the Exchange Act: Hibernia's (1) Annual Report on Form 10-K for the year ended December 31, 1993; (2) definitive Proxy Statement dated April 8, 1994 relating to its 1994 Annual Meeting of Shareholders held on April 26, 1994 except for the information contained therein under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph"; and (3) a Current Report on Form 8-K dated January 12, 1994.

  All documents subsequently filed by Hibernia with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date such documents are filed, except that any and all information included in any proxy statement filed by Hibernia under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph" are hereby expressly excluded from such incorporation by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Hibernia will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the information incorporated herein by reference other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Written or oral requests should be directed to Hibernia Corporation, 313 Carondelet Street, New Orleans, Louisiana 70130, Attention: Assistant Corporate Secretary, Telephone (504) 587-3411.

                          THE COMPANIES

  Hibernia. Hibernia is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended ("BHCA"). As of December 31, 1993, Hibernia had total consolidated assets of approximately $4.8 billion and shareholders' equity of approximately $428 million. As of December 31, 1993, Hibernia was ranked, on the basis of total assets, as the 90th largest bank holding company in the United States and the second largest headquartered in Louisiana.

  As of December 31, 1993 Hibernia had a single banking subsidiary, Hibernia National Bank ("HNB"), that provides retail and commercial banking services through 101 branches throughout
Louisiana. As of December 31, 1993, HNB was the largest bank headquartered in Louisiana.

  The principal executive offices of Hibernia are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 587-5532. For additional information concerning the business and financial condition of Hibernia, reference should be made to the Hibernia reports incorporated herein by reference. See "AVAILABLE INFORMATION."

  Selected Financial Data.

  The closing per share market price of Hibernia Common Stock on July 26, 1993, the day prior to the date on which the agreement in principle between Commercial and Hibernia was executed and announced, was $7.125. On September 28, 1993, the date on which the Agreement was executed, the closing per share market price of the Hibernia Common Stock was $8.25.

                     SELECTED FINANCIAL DATA
                           (Unaudited)

The following table sets forth certain historical consolidated information for Hibernia Corporation. This information is based on historical financial statements and related notes of Hibernia Corporation incorporated by reference into this Proxy Statement - Prospectus. Pro forma financial information giving effect to the merger and other probable mergers is included in the "PRO FORMA FINANCIAL INFORMATION".


HIBERNIA CORPORATION
SELECTED FINANCIAL INFORMATION

                                                                     Year Ended December 31
Unaudited ($ in thousands, except per share amounts)     1993      1992       1991       1990       1989

Net interest income                                    $195,705   $197,278   $234,599   $261,318   $214,530
Net income (loss) from continuing operations             47,950     (7,915)  (143,997)   (10,995)    61,644
Per share:
   Net income (loss) from continuing operations            0.58      (0.27)     (5.12)     (0.40)      2.30
   Cash dividends                                          0.03          -        .15        .90        .91
   Book value                                              5.12       4.48       7.05      13.16      14.45


SELECTED PERIOD-END BALANCES

Debt                                                          -      8,269     94,534    104,367     55,406
Total assets                                          4,795,583  4,734,038  6,018,429  7,357,850  6,698,851

      Commercial. Commercial is a Louisiana corporation registered under the BHCA. As of December 31 1993, Commercial had total consolidated assets of $169 million and shareholders' equity of $14.1 million. Commercial's sole subsidiary is the Bank, a Louisiana banking association having seven offices in St. Mary, Iberia and Vermilion Parishes in Louisiana. The Bank engages in retail and commercial banking services, including taking deposits and extending secured and unsecured credit. On a pro forma basis, Commercial's assets would represent approximately 3.4% of the total assets of the combined entity after the Merger, and Commercial's shareholders' equity would represent approximately 3.2% of the total shareholders' equity. Commercial's total deposits would represent, on a pro forma basis, approximately 3.5% of the total deposits of the combined entity.

     The principal offices of Commercial are located at 521 Main Street, Franklin, Louisiana 70538. Its telephone number is (318) 828-5140. For additional information concerning the business of Commercial and its financial condition, see "CERTAIN INFORMATION CONCERNING COMMERCIAL" AND "COMMERCIAL CONSOLIDATED FINANCIAL INFORMATION."


                     SELECTED FINANCIAL DATA
                           (Unaudited)

The following table sets forth certain historical consolidated information for Commercial Bancshares, Inc. This information is based on historical financial statements and related notes of Commercial Bancshares, Inc. contained elsewhere in this Proxy Statement -Prospectus. Pro forma financial information giving effect to the merger and other probable mergers is included in the "PRO FORMA FINANCIAL INFORMATION".


COMMERCIAL BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION

                                                                   Year Ended December 31
Unaudited ($ in thousands, except per share amounts)      1993     1992     1991     1990     1989

Net interest income                                       $6,459   $6,538   $5,590   $4,917   $5,434
Net income (loss) from continuing operations               1,667    1,589      870     (867)  (2,646)
Per share:
   Net income (loss) from continuing operations             5.91     5.63     3.08    (3.07)   (9.36)
   Cash dividends                                           1.00        -        -        -     0.04
   Book value                                              50.00    43.05    35.10    30.29    33.32


SELECTED PERIOD-END BALANCES

Debt                                                       3,345    3,545    7,288    8,150    9,013
Total assets                                             168,757  180,241  174,392  174,189  173,604


COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

QUARTERLY INCOME RESULTS
Unaudited ($ in thousands, except per share amounts)

                                                              1993
                                              I         II         III        IV

Interest income                             $2,822     $2,725     $2,579     $2,577
Net interest income                          1,681      1,657      1,555      1,566
Income before cumulative effect
     of accounting change                      421        422        349        475
Net income                                     842        422        349        475
Net income per share before cumulative
     effect of accounting change             $1.49      $1.50      $1.24      $1.68



                                                              1992
                                              I         II         III        IV

Interest income                             $3,330     $3,195     $3,004     $2,883
Net interest income                          1,582      1,660      1,634      1,662
Income before extraordinary item               238        573        499        279
Net income                                     238        573        835        412
Net income per share before extraordinary
     item                                    $0.84      $2.03      $1.77      $0.99


                COMPARATIVE PER SHARE INFORMATION
                           (Unaudited)

The following table sets forth for Hibernia Corporation common stock and Commercial Bancshares, Inc. common stock certain historical, unaudited pro forma combined and unaudited pro forma equivalent per share financial information. This table is based on and should be read in conjunction with the historical financial statements and related notes of Hibernia Corporation, incorporated by reference to this Proxy Statement - Prospectus, and Commercial Bancshares, Inc., contained elsewhere in this Proxy Statement - Prospectus. The pro forma information, which reflects the merger using the pooling of interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had the merger been consummated at the beginning of the periods indicated below or which may occur after the merger is consummated. The pro forma information gives effect to the issuance of 2,493,333 shares of Hibernia Corporation common stock for all the outstanding shares of Commercial Bancshares, Inc.


HIBERNIA CORPORATION AND COMMERCIAL BANCSHARES, INC.

COMPARATIVE PER SHARE INFORMATION
Unaudited

                                                    HISTORICAL                               COMMERCIAL
                                                                             PRO FORMA       BANCSHARES,
                                                            COMMERCIAL       HIBERNIA           INC.
                                                HIBERNIA    BANCSHARES,     CORPORATION       PRO FORMA
                                              CORPORATION      INC.     (WITH C.B.I.) (1)  EQUIVALENT (2)
Per Common Share:

Net income (loss) from continuing operations
   For the year ended December 31,
        1993                                        $0.58         $5.91              $0.58          $5.13
        1992                                        (0.27)         5.63              (0.20)         (1.77)
        1991                                        (5.12)         3.08              (4.68)        (41.42)

Cash dividends
   For the year ended December 31,
        1993                                        $0.03         $1.00              $0.03          $0.27
        1992                                            -             -                  -              -
        1991                                         0.15             -               0.15           1.33

Book Value
   For the year ended December 31,
        1993                                        $5.12        $50.00              $5.14         $45.49


(1)  Refer to "PRO FORMA FINANCIAL INFORMATION".
(2)  Pro forma equivalent amounts are computed by multiplying the pro forma combined amounts by the
     Commercial Bancshares exchange ratio of 8.85.

     From time to time, Hibernia investigates and holds discussions and negotiations in connection with possible transactions with other financial institutions. At the date hereof, Hibernia has entered into definitive merger agreements with four financial institutions, including Commercial, which are described in documents incorporated herein by reference and described in more detail below under "PRO FORMA FINANCIAL STATEMENTS." See "AVAILABLE INFORMATION." In addition, Hibernia intends to continue to pursue merger opportunities in the future. Although it is anticipated that such transactions may be entered into both before and after the Merger, there can be no assurance as to when or if, or the terms upon which, such transactions may be pursued or consummated. If required under applicable law, any such transactions would be subject to regulatory approval and the approval of shareholders.

                             SUMMARY

     This summary is necessarily general and abbreviated and has been prepared to assist shareholders of Commercial in their review of this Proxy Statement-Prospectus. This summary is not intended to be a complete explanation of the matters covered in this Proxy Statement-Prospectus and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference, all of which shareholders are urged to read carefully prior to the Special Meeting.

The Proposed Merger; Amendment to Articles

     In accordance with the terms of the Agreement, Commercial will be merged with and into Hibernia, whereupon the separate existence of Commercial will cease. Immediately thereafter, the Bank will be merged into HNB, with HNB as the surviving bank. On the Effective Date, each outstanding share of Commercial Common Stock, other than shares held by shareholders who exercise and perfect dissenters' rights in accordance with Louisiana law and shares owned beneficially by Hibernia and its subsidiaries, will be converted into a number of shares determined by the application of a formula based upon the average market price of Hibernia Common Stock for the five trading days immediately prior to the last trading day before the day on which closing of the Merger occurs (the "Closing Date"). The aggregate value of Hibernia Common Stock to be exchanged for the outstanding Commercial Common Stock will be $18.7 million, which may be increased if certain contingencies, which are not currently considered likely, occur. Regardless of the market value of the Hibernia Common Stock, however, each Commercial shareholder is assured of receiving at least 8.4 shares of Hibernia Common Stock for each share of Commercial Common Stock held by him. See "PROPOSED MERGER --Terms of the Merger."

     Commercial also proposes to amend Article VII of its Articles of Incorporation, which currently creates significant impediments to the Merger. This Amendment requires the affirmative vote of at least 75% of the outstanding shares of Commercial Common Stock. See "PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION OF COMMERCIAL."

     Finally, Commercial proposes to adjourn the Special Meeting one or more times, if necessary, to permit further solicitation by Commercial's Board of proxies if it shall not have received a sufficient number before the Special Meeting to approve the Amendment and Merger. Approval of any adjournment requires the affirmative vote of a majority of the voting power present or represented by proxy. See "ADJOURNMENT OF SPECIAL MEETING."

Management and Operations After the Merger

     After the Effective Date, the offices of the Bank will operate as branch banking offices of HNB. As of the Effective Date, the directors of Commercial and the Bank will resign their positions as directors. See "PROPOSED MERGER--Management and Operations After the Merger."

Recommendation of the Board of Directors

     The Board of Directors of Commercial has unanimously approved the Agreement, believes that the Merger is in the best interests of the shareholders and recommends that the shareholders vote FOR the Merger. The Board of Directors has received from The Bank Advisory Group, Inc. ("Bank Advisory Group") an opinion that the terms of the Merger are fair, from a financial standpoint, to the common shareholders of Commercial. See "PROPOSED MERGER -- Opinion of Financial Advisor." Commercial's Board believes that the Merger will provide significant value to all Commercial shareholders and will enable them to participate in opportunities for growth that Commercial's Board believes the Merger makes possible. In recommending the Merger to the shareholders, Commercial's Board of Directors considered, among other factors, the financial terms of the Merger, the liquidity it will afford Commercial's shareholders and the likelihood and potential adverse impact of increased competition for Commercial in its market area if Commercial remains independent. See "PROPOSED MERGER--Background of and Reasons for the Merger."

Basis for the Terms of the Merger

     A number of factors were considered by the Board of Directors of Commercial in approving the terms of the Merger, including, without limitation, information concerning the financial condition, results of operations and prospects of Hibernia, Commercial, HNB and the Bank; the ability of the combined entity to compete in the relevant banking markets; the market price of Hibernia Common Stock; the absence of an active trading market for Commercial's common stock; the dividend policies of each company; the anticipated tax-free nature of the Merger to Commercial's shareholders for federal income tax purposes; and the financial terms of other business combinations in the banking industry. See "PROPOSED MERGER --Background of and Reasons for the Merger."

Advice and Opinion of Financial Advisor

     Bank Advisory Group, Commercial's financial advisor, has rendered both oral and written opinions that the terms of the Merger are fair, from a financial standpoint, to Commercial's shareholders. A copy of the opinion of Bank Advisory Group is attached hereto as Appendix D and should be read in its entirety with respect to the assumptions made therein and other matters considered. See "PROPOSED MERGER--Opinion of Financial Advisor" for further information regarding, among other things, the selection of such firm and its compensation in connection with the Merger.

Votes Required

     Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Commercial Common Stock. However, the Amendment must be approved by the affirmative vote of at least 75% of the outstanding shares of Commercial Common Stock in order for a majority vote to be sufficient to approve the Merger. If the Amendment is not so approved, the proposal to approve the Merger will be withdrawn. Directors of Commercial and members of their families have voting power with respect to approximately 179,475 shares of Commercial Common Stock, representing approximately 63.7% of the Commercial Common Stock outstanding as of the Record Date. Subject to receipt of certain fairness opinions from Bank Advisory Group, the directors of Commercial and the Bank, who own in the aggregate 78,224 shares of Commercial Common Stock representing approximately 27.8% of the outstanding shares of Commercial Common Stock, have agreed to vote their stock in favor of approval of the Agreement at any meeting of Commercial's shareholders held before July 1, 1994 at which the Merger is considered, unless they are legally required to abstain from voting or to vote against the Merger. See "MEETING INFORMATION--Record Date; Voting Rights" and "CERTAIN INFORMATION RELATING TO COMMERCIAL--Voting Securities and Certain Holders Thereof."

Conditions; Abandonment; Amendment

     Consummation of the Merger is subject to the satisfaction of a number of conditions, including approval of the Agreement by the shareholders of Commercial and the Federal Reserve Board and approval of the Bank Merger by the Office of the Comptroller of the Currency ("OCC"). Applicable law provides that the Merger may not be consummated until at least 30, but no more than 90, days after approval of the Federal Reserve Board is obtained. Hibernia has filed applications for the requisite regulatory approvals. See "PROPOSED MERGER--Representations and Warranties; Conditions to Closing; Waiver" and "--Regulatory and Other Approvals."

     Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by Commercial's shareholders may reduce the ratio of Hibernia Common Stock to Commercial Common Stock to be issued in the Merger (the "Exchange Ratio"). In addition, the Agreement may be terminated, either before or after shareholder approval, under certain circumstances. See "PROPOSED MERGER--Representations and Warranties; Conditions to Closing; Waiver" and "--Effective Date of the Merger; Termination." However, any material change in the terms of the Agreement after solicitation of votes from Commercial shareholders for the Special Meeting will require a resolicitation of votes from Commercial's shareholders.

Material Tax Consequences

     It is a condition to consummation of the Merger that the parties receive an opinion of counsel or a public accounting firm to the effect that the Merger when consummated in accordance with the terms of the Agreement will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the exchange of Commercial Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to Commercial's shareholders with respect to such exchange. The parties have received such an opinion from Ernst & Young, certified public accountants, who also serve as independent auditors for Hibernia. A copy of such opinion is attached hereto as Appendix F. See "PROPOSED MERGER--Material Tax Consequences."

     Because of the complexities of the federal income tax laws and because the tax consequences may vary depending upon a holder's individual circumstances or tax status, it is recommended that each shareholder of Commercial consult his or her tax advisor concerning the federal (and any applicable state, local or other) tax consequences of the Merger to him or her.

Dissenters' Rights

     Each holder of Commercial Common Stock who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided in Section 12: 131 of the Louisiana Business Corporation Law, as amended, a copy of which is attached hereto as Appendix E. However, if dissenters' rights are exercised and perfected with respect to 10% or more of the outstanding shares of Commercial Common Stock, Hibernia may abandon the Merger. In addition, dissenting shareholders may receive value for their shares that is more or less than, or equal to, the value received by other shareholders in the Merger. See "PROPOSED MERGER--Rights of Dissenting Shareholders."

Differences in Shareholders' Rights

     Upon completion of the Merger, shareholders of Commercial, to the extent they receive shares of Hibernia Common Stock in the Merger, will become shareholders of Hibernia and their rights as such will be governed by Hibernia's Articles of Incorporation and Bylaws. The rights of shareholders of Hibernia are different in certain respects from the rights of shareholders of Commercial.
See "PROPOSED MERGER--Certain Differences in Shareholders' Rights."

Accounting Treatment

     The parties intend the Merger to be treated as a pooling-of-interests for financial accounting purposes. If, among other things, holders of more than 10% of the outstanding shares of Commercial Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for the pooling-of-interests method of accounting, and Hibernia will not be obligated to effect the Merger. See "PROPOSED MERGER -- Accounting Treatment."

                       MEETING INFORMATION

General

     Each copy of this Proxy Statement-Prospectus mailed to holders of Commercial Common Stock is accompanied by a proxy card furnished in connection with the solicitation of proxies by Commercial's Board of Directors for use at the Special Meeting and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders of Commercial on approximately April __, 1994. The Special Meeting is scheduled to be held on May __, 1994, at 10:00 a.m. local time, at the office of First Commercial Bank, 301 Northwest Boulevard, Franklin, Louisiana 70538. Only holders of record of Commercial Common Stock at the close of business on April __, 1994 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Special Meeting, the shareholders of Commercial will consider and vote upon the following: (i) a proposal to amend the Articles of Incorporation of Commercial; (ii) a proposal to approve the Merger and the related Agreement; (iii) the adjournment of the Special Meeting one or more times, if necessary, to permit further solicitation of proxies to approve the Amendment and Merger; and (iv) such other matters as may properly be brought before the Special Meeting.

     HOLDERS OF COMMERCIAL COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO COMMERCIAL IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AMENDMENT AND WILL RESULT IN THE WITHDRAWAL OF THE MERGER PROPOSAL.

     Any holder of Commercial Common Stock who has delivered a proxy may revoke it any time before it is voted by giving notice of revocation in writing or delivering a signed proxy card bearing a later date to Commercial, provided that such notice or proxy card must actually be received by Commercial before the vote of shareholders at the Special Meeting. Any notice of revocation or proxy card should be sent to Commercial at First Commercial Bank, 407 Charity Street, Abbeville, Louisiana 70511-0550, Attention:
David H. Stiel, Jr., Secretary.

     The shares of Commercial Common Stock represented by properly executed proxies received at or before the Special Meeting and not subsequently revoked will be voted as directed in such proxies. Proxy cards that are received and that do not contain instructions as to how to vote the shares represented thereby will be voted FOR approval of the Amendment and FOR approval of the Merger. If any other matters are properly presented for consideration at the Special Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote on such matters in accordance with their best judgment; provided, however, that such discretionary authority will be exercised only to the extent permissible under applicable law. If necessary, and unless contrary instructions are given, the proxy holder also may vote in favor of a proposal to adjourn the Special Meeting one or more times to permit further solicitation of proxies in order to obtain sufficient votes to approve the Amendment and Merger Agreement. As of the date of this Proxy Statement-Prospectus, Commercial's Board of Directors is unaware of any matter to be presented at the Special Meeting other than the proposal to amend the Articles of Incorporation and the proposal to approve the Merger.

     The cost of soliciting proxies from shareholders of Commercial will be borne by Commercial. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers and employees of Commercial (who will receive no additional compensation for doing so).

     COMMERCIAL SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK
CERTIFICATES WITH THEIR PROXY CARDS.  IF THE MERGER IS APPROVED,
SHAREHOLDERS OF COMMERCIAL WILL RECEIVE INSTRUCTIONS AS TO
EXCHANGING THEIR STOCK CERTIFICATES.

Commercial's Employee Stock Ownership Plan

     Each employee of Commercial who is a participant in the Commercial Bancshares, Inc. Employee Stock Ownership Plan and Trust (the "ESOP") may direct the trustee of the ESOP (the "Trustee") as to the manner in which shares of Commercial Common Stock allocated to such participant's account under the ESOP (the "Plan Shares") shall be voted by the Trustee at the Special Meeting on the proposals to approve the Amendment and the Merger. Each ESOP participant has received with this Proxy Statement-Prospectus a letter from the Trustee providing instructions as to the voting of such participant's Plan Shares and a Voting Instruction Card to be used by the participant to give voting directions to the Trustee. In order to direct the Trustee with respect to the voting of Plan Shares, an ESOP participant must complete, sign and date the Voting Instruction Card and return it to the Trustee in the envelope provided, so that it is received by the Trustee no later than May __, 1994. Prior to the Special Meeting, the Trustee will tabulate the instructions received by the deadline and shall determine the aggregate votes for and against approval of the Amendment and the Merger. At the Special Meeting, the Trustee will vote the shares of Commercial Common Stock held by it on the Record Date for which it has received instructions in the manner so determined. The Trustee will not vote any Plan Shares on the proposal to approve the Merger or the Amendment to the extent it does not receive instructions with respect thereto. The Trustee of the ESOP holds 15,723 shares of Commercial Common Stock on behalf of the participants of such plan.

Votes Required

     As of the Record Date, there were 281,843 shares of Commercial Common Stock outstanding and entitled to vote at the Special Meeting, with each share being entitled to one vote. The affirmative vote of holders of at least 75% of the outstanding shares of Commercial Common Stock is required to approve the proposed Amendment. If the Amendment is approved, the affirmative vote of a majority of the voting power of Commercial present or represented by proxy and entitled to vote at the Special Meeting will be required to approve the Merger. The affirmative vote of a majority of Commercial's voting power present or represented by proxy is required to approve any adjournment of the Special Meeting. Members of Commercial's Board of Directors, along with members of their families who are expected to vote in favor of approval of the Merger, own approximately 63.7% of the outstanding Commercial Common Stock and, therefore, will hold, if the Amendment is approved, sufficient Commercial Common Stock to approve the Merger.

     If the Amendment is not approved by Commercial's shareholders, the affirmative vote of the holders of 75% of the total voting power of Commercial plus a majority of the Commercial Common Stock that is not deemed owned by any Major Stockholder, as defined in
Article VII of Commercial's Articles of Incorporation, would be required to approve the Merger. However, notwithstanding the receipt of such approval, the Merger cannot take place unless certain provisions of Commercial's Articles of Incorporation are deleted. See "PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF COMMERCIAL--In General" and "PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF COMMERCIAL--Description of Article VII and Proposed Amendment." The Amendment is designed to facilitate consummation of the Merger by eliminating those provisions and adding a provision that expressly permits the approval of the Merger by a majority of the voting power present or represented at the Special Meeting. See "PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF COMMERCIAL--Reasons For Approval."

     For purposes of the Special Meeting, the presence in person or by proxy of a majority of the outstanding shares of Commercial Common Stock is necessary to constitute a quorum of shareholders in order to take action. For these purposes, shares of Commercial Common Stock which are present, or represented by proxy, at the Special Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy actually votes on the Amendment or the Agreement or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to the Amendment or Merger. Accordingly, an "abstention" will be considered present for quorum purposes, but will have the same effect as a vote "against" the proposal as to which the abstention is made. Approval of the Amendment requires the affirmative vote of at least 75% of the outstanding Commercial Common Stock. For purposes of voting on the Amendment, therefore, shares not present or represented by proxy at the Special Meeting, abstentions and "broker non-votes" will have the same effect as votes "against" the Amendment. If the Amendment is approved, the affirmative vote of a majority of the voting power of Commercial present or represented by proxy at the Special Meeting will be necessary to approve the Merger. Therefore, for purposes of voting on the Merger, "abstentions" and "broker non-votes" will have the same effect as a vote against the Merger. Similarly, for purposes of voting on any adjournment of the Special Meeting to permit further solicitation of proxies, abstentions and broker non-votes will have the same effect as a vote against the adjournment.

     Each outstanding share of Commercial Common Stock is entitled to one vote on each matter that comes before the Special Meeting. As of the Record Date for the Special Meeting, there were 281,843 shares of Commercial Common Stock outstanding and entitled to vote at the Special Meeting.

     The directors and executive officers of Commercial and their affiliates beneficially owned approximately 63,623 shares or approximately 22.6% of the outstanding shares of Commercial Common Stock as of the Record Date. Each director of Commercial and the Bank has executed an agreement with Hibernia pursuant to which such shareholder has committed, subject to certain conditions, to vote the shares of Commercial Common Stock owned by him in favor of the proposal to approve the Merger. The directors of Commercial and the Bank have beneficial ownership of approximately 78,224 shares of Commercial Common Stock representing approximately 27.8% of the outstanding shares of Commercial Common Stock. Additionally, Commercial has been advised that all of its directors and executive officers intend to vote their shares in favor of approval of the Amendment and the Merger. Members of directors' families who are expected to vote in favor of the Amendment and the Merger own an additional approximately 40% of the outstanding Commercial Common Stock.

     As of the Record Date, the directors and executive officers of Hibernia and their affiliates beneficially owned no shares of Commercial Common Stock.

Recommendation of Commercial's Board

     Commercial's Board has unanimously approved the Amendment to the Articles of Incorporation and the Merger and unanimously recommends that Commercial's shareholders vote FOR approval of the Amendment, FOR approval of the Merger and FOR approval of any adjournment necessary to permit further solicitation of proxies by the Board. See "PROPOSED MERGER--Background of and Reasons for the Merger" and "--Opinion of Financial Advisor".

Other Matters

     The Board of Directors of Commercial is not aware of any business to be acted upon at the Special Meeting other than consideration of the proposed Amendment and the Merger. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or abstain from voting thereon according to their best judgment.

                      PROPOSED AMENDMENT TO
             ARTICLES OF INCORPORATION OF COMMERCIAL

In General

     At the Special Meeting, Commercial will seek shareholder approval of the Amendment to amend Article VII of the Articles of Incorporation of Commercial as currently in effect. A copy of
Article VII of Commercial's Articles of Incorporation as currently in effect is attached to this Proxy Statement-Prospectus as Appendix C and a copy of the proposed Amendment thereto is attached as Appendix A. Article VII contains provisions described more fully below that are significant impediments to any attempts to acquire Commercial. Unless repealed or modified, Article VII will prevent the Merger from taking place. Under Article VII, the Merger can occur only if certain conditions are satisfied, including the following: (i) upon consummation of the Merger, the holders of Commercial Common Stock must retain the proportionate equity and voting interests in Hibernia that such holders had in Commercial before the Merger; and (ii) upon consummation of the Merger, the Articles of Incorporation of Hibernia would be required to contain provisions "substantially the same" as those contained in Article VII of Commercial's Articles of Incorporation. In order to comply with the first of these requirements, immediately following the Merger, the persons who currently are the shareholders of Commercial would have to own, in the aggregate, 100% of the outstanding Hibernia Common Stock in the proportions such shareholders currently own Commercial Common Stock.
Compliance with these requirements is practicably impossible and unacceptable to Hibernia due, among other things, to the dramatic increase in the cost of the transaction that such compliance would cause. Consequently, the cost of compliance with those provisions is prohibitive, for Hibernia and for nearly any other bank holding company that might wish to merge with Commercial. Accordingly, the repeal or modification of Article VII is necessary to the consummation of the Merger. Commercial's Board of Directors unanimously recommends the proposed Amendment to Article VII.

Description of Article VII and Proposed Amendment

     Article VII contains several provisions that impede the accomplishment of certain types of major transactions, including transactions such as the Merger. The Amendment, if approved, will result in the repeal of all of these provisions of Article VII. The following description of Article VII is qualified in its entirety by the exact terms and provisions of Article VII, a copy of which is attached as Appendix C.

     75% Vote Requirement for Certain Transactions. Article VII prevents Commercial from engaging in certain major transactions unless they first are approved by the affirmative vote of the holders of 75% of the total voting power of Commercial. The transactions subject to this requirement include (i) the merger or consolidation of Commercial with or into any "Major Stockholder" (as defined in Article VII), (ii) any sale, lease, exchange, mortgage, pledge, transfer or other alienation to or with any Major Stockholder of all or any substantial part of the assets of Commercial, (iii) any plan of recapitalization or reclassification of shares of any class of capital stock entitled to vote generally in the election of directors, and (iv) any plan or proposal to liquidate or dissolve Commercial. The term "Major Stockholder" includes a person and such person's Associates and Affiliates (as those terms are defined in Article VII) who, in the aggregate, beneficially own, directly or indirectly, 5% or more of the outstanding shares of any class of capital stock of Commercial entitled to vote generally in the election of directors. A person is deemed to be a beneficial owner of shares which such person, together with any Affiliate or Associate of such person, owns or has a right to acquire, or with respect to which such person and any of such person's Associates or Affiliates has any agreement, arrangement or understanding to acquire, hold, vote or alienate. For purposes of Article VII, Hibernia may be deemed to be a Major Stockholder. As a result, if the foregoing provisions of Article VII are not modified, the Merger could only be approved by the affirmative vote of the holders of 75% of the total voting power of Commercial. Approval of the Amendment will reduce the vote necessary to approve the Merger to the affirmative vote of a majority of the voting power of Commercial present or represented by proxy at the Special Meeting. Amendment of Article VII requires the affirmative vote of the holders of at least 75% of the outstanding shares of Commercial Common Stock.

     Proportionate Equity and Voting Rights in Surviving Corporation. Article VII requires that, in every merger or consolidation in which Commercial is not the surviving corporation, the holders of Commercial's capital stock must retain their proportionate equity and voting interests in the surviving or resulting corporation that such holders had in Commercial before the merger or consolidation. As discussed above, compliance with such a provision is practicably impossible and renders the cost of the Merger prohibitive for Hibernia. Accordingly, the Merger cannot be consummated unless this requirement of Article VII is eliminated.

     Substantially Similar Provisions in Articles of Incorporation of Surviving Corporation. Article VII also requires that, in every merger or consolidation in which Commercial is not the surviving or resulting corporation, the Articles of Incorporation of the surviving or resulting corporation contain provisions "substantially the same" as those of Article VII. Article VII would require, in the context of the Merger, that the Articles of Incorporation of Hibernia, as the surviving corporation, contain provisions that are substantially the same as those contained in
Article VII of Commercial's Articles of Incorporation. If Hibernia were to amend its Articles of Incorporation to include provisions that are substantially the same, its shares of common stock could not be listed on the New York Stock Exchange. As a result, the Merger cannot be consummated unless this requirement of Article VII is modified.

     Approval by Independent Majority of Shareholders. Article VII provides that, in the case of any merger or consolidation of Commercial into a Major Stockholder or alienation of all or a substantial part of the assets of Commercial to a Major Stockholder, the shareholder vote approving the transaction must also include the affirmative vote of a majority of the shares of capital stock entitled to vote that are not deemed owned by the Major Stockholder. Each of Commercial's directors has entered into an agreement with Hibernia under which (among other things) the director has agreed, subject to certain conditions, to vote the shares of Commercial Common Stock owned by such director in favor of the Merger (the "Joinder Agreement"). As a result of these agreements, Hibernia may be deemed to be the beneficial owner of the shares of Commercial Common Stock that are deemed under Article VII to be owned by such directors and, therefore, Hibernia may be deemed to be a Major Stockholder of Commercial for purposes of
Article VII. As such, unless this provision of Article VII is amended, the Merger would require the affirmative vote of a majority of the shares of Commercial Common Stock not deemed owned by Hibernia. Amendment of this provision, along with the provisions of Article VII requiring the affirmative vote of the holders of 75% of the total voting power of Commercial to approve the Merger, will mean that directors of Commercial, along with members of their families who are expected to vote in favor of approving the Merger, will hold sufficient Commercial Common Stock to approve the Merger.

     75% Vote Requirement for Amendment. Article VII provides that any amendment to the Articles of Incorporation of Commercial that would amend or repeal any provision of Articles IV, VI and VII must be approved by the affirmative vote of holders of at least 75% of the outstanding shares of Commercial Common Stock. The Amendment would eliminate this provision; however, Article IX(B) of Commercial's Articles of Incorporation similarly requires the affirmative vote of 75% of the total voting power of Commercial in order to amend Articles IV, VI and VII (and, in addition, Article
IX).

     Reduction of Vote Required to Approve Merger

     The Amendment expressly provides that the shareholders may approve a merger of Commercial with or into Hibernia by the affirmative vote of a majority of the voting power of Commercial present or represented at any annual or special meeting called for that purpose. The Amendment further clarifies that the Merger may be approved by such a vote, notwithstanding that the merger may result in the amendment of all or any portion of the Articles of Incorporation of Commercial, and notwithstanding the provisions of Articles III, IV, VI and IX prohibiting amendments of those articles unless first approved by, in the case of Article III, two-thirds of the shareholders, and in the case of Articles IV, VI, VII and IX, 75% of the total voting power of Commercial. The purpose of these provisions is to clarify that a majority of the voting power present or represented at the Special Meeting is permitted to approve the Merger and that no other action on the part of the shareholders will be necessary for the Merger to take effect.

Reasons for Approval

     One of the purposes of Article VII and certain other provisions of Commercial's Articles of Incorporation is to render more difficult the accomplishment by Commercial of certain major transactions, such as any merger, exchange, or sale of all or substantially all of Commercial's assets, as a means of discouraging unwanted takeover attempts. The proposed Merger of Commercial with and into Hibernia has been determined by Commercial's Board to be in the best interests of Commercial and its shareholders for the reasons stated under "PROPOSED MERGER-Background of and Reasons for Merger." Therefore, Commercial's Board recommends adoption of the Amendment in order to facilitate approval of the Merger. While it might be possible to delete only the portions of Article VII that create significant impediments to the Merger, Commercial's Board nevertheless recommends deletion of the entirety of Article VII as currently in effect, and adoption of the amended Article VII, in order to facilitate approval of the Merger. Members of Commercial's Board, along with members of their families who are expected to vote in favor of approval of the Merger, own 63.5% of the outstanding Commercial Common Stock and, therefore, will hold, if the Amendment is approved, sufficient Commercial Common Stock to approve the Merger at the Special Meeting if the Amendment is approved.

     If the Amendment is adopted, the protections of the existing
Article VII against unwanted takeover attempts will no longer be in place. In such event, if the Merger then is not subsequently consummated, it is expected that Commercial's Board would consider the desirability of recommending to Commercial's shareholders re-adoption of the same or similar provisions.

Required Vote

     Under the provisions of Article VII and Article IX(B) of Commercial's Articles of Incorporation, approval of the Amendment requires the affirmative vote of the holders of at least 75% of all the outstanding shares of Commercial Common Stock. Directors and executive officers of Commercial and their affiliates having beneficial ownership derived from voting power, as of the Record Date, of approximately 22.6% of the Commercial Common Stock have indicated that they intend to vote for the approval of the Amendment. An additional approximately 41.10% of the outstanding Commercial Common Stock is owned by members of the directors' families who are expected to vote in favor of the Amendment.

     THE BOARD OF DIRECTORS OF COMMERCIAL UNANIMOUSLY RECOMMENDS
THAT YOU VOTE "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                 ADJOURNMENT OF SPECIAL MEETING

     In the event a sufficient number of proxies to approve both the Amendment and Merger are not received by the date of the Special Meeting, the persons named as proxies may propose to adjourn the Special Meeting one or more times to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the Commercial Common Stock present or represented by proxy at the Special Meeting. In order to permit proxies that have been received by the Board of Directors of Commercial at the time of the Special Meeting to be voted, if necessary, for adjournment under the circumstances described above, the Board of Directors of Commercial is submitting the question of adjournment to permit further solicitation of proxies to approve the Amendment and Merger as a separate matter for consideration by Commercial's shareholders. Commercial will pay the costs of any additional solicitation and of any adjourned session of the Special Meeting.

     THE BOARD OF DIRECTORS OF COMMERCIAL UNANIMOUSLY RECOMMENDS
THAT COMMERCIAL'S SHAREHOLDERS VOTE FOR APPROVAL OF ADJOURNMENT, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES.

                 PRO FORMA FINANCIAL INFORMATION

     The information in the column titled "Hibernia" on the pro forma balance sheet and income statement are summarized from Hibernia's audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 1993. The information contained in the columns titled "Commercial Bancshares, Inc.", "Bastrop National Bank", "First Bancorp of Louisiana, Inc." and "First Continental Bancshares, Inc." are based on December 31, 1993, 1992 and 1991 financial statements of those entities. The pro forma financial statements do not purport to be indicative of the results that actually would have occurred if the pending transactions had occurred on the dates indicated or that may be obtained in the future.

     On November 4, 1993, Hibernia announced that it had reached an agreement to merge with First Bancorp of Louisiana, Inc. ("First Bancorp"). First Bancorp is a bank holding company headquartered in Monroe, Louisiana that owns First National Bank of West Monroe and Southern National Bank at Tallulah. As of December 31, 1993, First Bancorp had consolidated assets of approximately $225 million and operated six banking branches in Monroe and Tallulah. Shareholders of First Bancorp will receive in the merger shares of Hibernia Common Stock valued at approximately $36 million, which amount may be increased under certain circumstances.

     On November 4, 1993, Hibernia announced that it had reached an agreement to merge with Bastrop National Bank ("Bastrop"). Bastrop is a national bank headquartered in Bastrop, Louisiana which operates four branches in Morehouse Parish and had, as of December 31, 1993, total assets of approximately $131 million. Shareholders of Bastrop will receive in the merger shares of Hibernia Common Stock valued at $21.5 million.

     On December 6, 1993, Hibernia announced that it had reached an agreement to merge with First Continental Bancshares, Inc. ("First Continental"). First Continental is a bank holding company headquartered in Jefferson Parish, Louisiana and owns all of the stock of First National Bank of Jefferson Parish ("FNJ"). As of December 31, 1993, First Continental reported consolidated assets of approximately $400 million, and FNJ operated eight branches in Jefferson Parish. The transaction will be effected through an exchange of Hibernia Common Stock for the equity securities of First Continental. Based on the market price of Hibernia Common Stock on the date of this Proxy Statement-Prospectus, the aggregate value of the Hibernia Common Stock to be exchanged in this merger would be approximately $33.2 million.

     Each of these transactions will be accounted for as a pooling of interests.

     The mergers with First Bancorp, Bastrop and First Continental are subject to the satisfaction of certain conditions similar to those described herein with regard to the Merger. There can be no assurance that any or all of such proposed mergers will occur, or that the timing of the consummation of such mergers will be as assumed in the Pro Forma Financial Statements.

     The following pro forma financial statements reflect
Hibernia's pending mergers as described in its public reports and press releases, giving effect to the assumptions and adjustments described in the accompanying notes.

        PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION
                           (Unaudited)


The following table sets forth certain unaudited pro forma combined financial information for Hibernia Corporation and Commercial Bancshares, Inc. This table is based on and should be read in conjunction with the historical financial statements and related notes of Hibernia Corporation, incorporated by reference to this Proxy Statement - Prospectus, and Commercial Bancshares, Inc., contained elsewhere in this Proxy Statement - Prospectus. The table also gives effect to other probable mergers to which Hibernia Corporation is a party, as discussed in Note C to the pro forma combined financial statements. These mergers include Bastrop National Bank, First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. The pro forma information, which reflects the mergers using the pooling of interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had the mergers been consummated at the beginning of the periods indicated below or which may occur after the mergers are consummated. The pro forma information gives effect to the issuance of 2,493,333 shares of Hibernia Corporation common stock for all the outstanding shares of Commercial Bancshares, Inc. and 12,090,413 shares of Hibernia Corporation common stock for all the outstanding shares of Bastrop National Bank, First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. in each of the periods presented.


PRO FORMA HIBERNIA CORPORATION*
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                           Year Ended December 31
Unaudited ($ in thousands, except per share amounts)     1993       1992       1991

Net interest income                                     $202,164   $203,816   $240,189
Net income (loss) from continuing operations              49,617     (6,326)  (143,127)
Per share:
   Net income (loss) from continuing operations             0.58      (0.20)     (4.68)
   Cash dividends                                           0.03          -       0.15
   Book value                                               5.14       4.49       6.80


SELECTED PERIOD-END BALANCES

Debt                                                           -     11,814    101,822
Total assets                                           4,960,932  4,914,279  6,192,821


*  Includes Hibernia Corporation and Commercial Bancshares, Inc.


TOTAL HIBERNIA CORPORATION**
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                           Year Ended December 31
Unaudited ($ in thousands, except per share amounts)     1993       1992       1991

Net interest income                                     $234,064   $234,398   $263,348
Net income (loss) from continuing operations              55,391     (1,752)  (141,367)
Per share:
   Net income (loss) from continuing operations             0.57      (0.04)     (3.31)
   Cash dividends                                           0.03          -       0.15
   Book value                                               4.88       4.32       5.32


SELECTED PERIOD-END BALANCES

Debt                                                       4,262     25,710    127,566
Total assets                                           5,686,883  5,592,710  6,862,752


**  Includes Hibernia Corporation, Commercial Bancshares, Inc., Bastrop National Bank,
     First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc.

                PRO FORMA COMBINED BALANCE SHEET
                           (Unaudited)



The following unaudited pro forma combined balance sheet combines the historical balance sheets of Hibernia Corporation and Commercial Bancshares, Inc. as if the merger had been effective on December 31, 1993. This unaudited pro forma combined balance sheet should be read in conjunction with the historical financial statements and related notes of Hibernia Corporation, incorporated by reference to this Proxy Statement - Prospectus, and Commercial Bancshares, Inc., contained elsewhere in this Proxy Statement - Prospectus. The unaudited proforma combined balance sheet also gives effect to other probable mergers to which Hibernia Corporation is a party, as discussed in Note C to the pro forma combined financial statements. These mergers include Bastrop National Bank, First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. and have been included in the pro forma combined balance sheet as if the mergers had been effective on December 31, 1993.

HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
December 31, 1993

                                                                                            PRO  FORMA
                                                                    COMMERCIAL   PRO         HIBERNIA
                                                        HIBERNIA    BANCSHARES  FORMA       CORPORATION
Unaudited ($ in thousands)                             CORPORATION     INC.      ADJ.      (WITH C.B.I.)
ASSETS
  Cash and due from banks                                 $216,675     $8,583                  $225,258
  Interest-bearing time deposits in domestic banks               -          7                         7
  Federal funds sold and securities purchased
      under agreements to resell                           220,000      2,850    ($3,408)B      219,442

  Securities available for sale                            394,640     33,270                   427,910
  Securities held to maturity                            1,526,231     58,502                 1,584,733
  Loans, net of unearned income                          2,328,119     58,916                 2,387,035
      Reserve for possible loan losses                    (159,143)    (1,326)                 (160,469)
          Loans, net                                     2,168,976     57,590                 2,226,566
  Bank premises and equipment                               81,291      2,936                    84,227
  Customers' acceptance liability                           11,800          -                    11,800
  Other assets                                             175,970      5,019                   180,989
          TOTAL ASSETS                                  $4,795,583   $168,757    ($3,408)    $4,960,932

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                         $812,693    $23,084                  $835,777
      Interest-bearing                                   3,273,342    125,809                 3,399,151
          Total Deposits                                 4,086,035    148,893                 4,234,928
  Federal funds purchased and securities sold under
      agreements to repurchase                             137,986          -                   137,986
  Liability on acceptances                                  11,800          -                    11,800
  Payables arising from securities transactions
          not yet settled                                   50,875          -                    50,875
  Other liabilities                                         80,515      2,426       ($63)B       82,878
  Debt                                                           -      3,345     (3,345)B            -


          TOTAL LIABILITIES                              4,367,211    154,664     (3,408)     4,518,467

SHAREHOLDERS' EQUITY
  Preferred Stock                                                -          -                         -
  Common Stock                                             160,535        629      4,158 A      165,322

  Surplus                                                  404,745        591     (5,312)A      400,024

  Treasury Stock                                                 -     (1,154)     1,154 A            -
  ESOP commitment                                                -          -                         -
  Retained earnings (deficit)                             (147,160)    13,968                  (133,192)
   Unrealized gain on securities available for sale         10,252         59                    10,311
          TOTAL SHAREHOLDERS' EQUITY                       428,372     14,093          0        442,465
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $4,795,583   $168,757    ($3,408)    $4,960,932

See notes to Pro Forma Combined Financial Statements.


HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
December 31, 1993
(con't.)

                                                       PRO  FORMA                FIRST         FIRST                    TOTAL
                                                        HIBERNIA     BASTROP    BANCORP     CONTINENTAL      PRO      PRO FORMA
                                                       CORPORATION  NATIONAL  OF LOUISIANA, BANCSHARES,     FORMA     HIBERNIA
Unaudited ($ in thousands)                            (WITH C.B.I.)   BANK       INC.          INC.          ADJ.    CORPORATION

ASSETS
  Cash and due from banks                                 $225,258     $5,494    $10,963        $13,141                $254,856
  Interest-bearing time deposits in domestic banks               7          -      1,077              -                   1,084
  Federal funds sold and securities purchased
      under agreements to resell                           219,442     10,525     15,775         22,000   ($19,114)E    235,718
                                                                                                           (12,910)D
  Securities available for sale                            427,910     76,710     94,396         95,056      3,073 F    697,145
  Securities held to maturity                            1,584,733          -          -         32,651       (614)E  1,616,770
  Loans, net of unearned income                          2,387,035     35,482     99,775        223,093               2,745,385
      Reserve for possible loan losses                    (160,469)      (384)    (1,413)        (6,590)               (168,856)
          Loans, net                                     2,226,566     35,098     98,362        216,503               2,576,529
  Bank premises and equipment                               84,227      1,284      2,002          6,051                  93,564
  Customers' acceptance liability                           11,800          -          -              -                  11,800
  Other assets                                             180,989      1,411      2,507         14,510                 199,417
          TOTAL ASSETS                                  $4,960,932   $130,522   $225,082       $399,912   ($29,565)  $5,686,883

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                         $835,777    $16,483    $33,067        $60,999                $946,326
      Interest-bearing                                   3,399,151     98,558    166,468        284,351               3,948,528
          Total Deposits                                 4,234,928    115,041    199,535        345,350               4,894,854
  Federal funds purchased and securities sold under
      agreements to repurchase                             137,986          -      2,021         13,234                 153,241
  Liability on acceptances                                  11,800          -          -              -                  11,800
  Payables arising from securities transactions
          not yet settled                                   50,875          -          -              -                  50,875
  Other liabilities                                         82,878        720      1,186         12,047    ($4,338)E     92,493
  Debt                                                           -          -      8,752         11,884    (15,090)E      4,262
                                                                                                              (800)C
                                                                                                              (484)C
          TOTAL LIABILITIES                              4,518,467    115,761    211,494        382,515    (20,712)   5,207,525

SHAREHOLDERS' EQUITY
  Preferred Stock                                                -          -          -         11,422    (11,422)D          -
  Common Stock                                             165,322        300      1,364          2,145     18,724 C    188,536
                                                                                                               681 D
  Surplus                                                  400,024      1,000      6,744          2,741    (19,197)C    389,143
                                                                                                            (2,169)D
  Treasury Stock                                                 -          -     (1,639)          (118)     1,757 C          -
  ESOP commitment                                                -          -       (400)             -                    (400)
  Retained earnings (deficit)                             (133,192)    13,461      7,519            400       (300)E   (112,112)
   Unrealized gain on securities available for sale         10,311          -          -            807      3,073 F     14,191
          TOTAL SHAREHOLDERS' EQUITY                       442,465     14,761     13,588         17,397     (8,853)     479,358
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $4,960,932   $130,522   $225,082       $399,912   ($29,565)  $5,686,883

See notes to Pro Forma Combined Financial Statements.

             PRO FORMA COMBINED STATEMENTS OF INCOME
                           (Unaudited)


The following unaudited pro forma combined statements of income for the years ended December 31, 1993, 1992, and 1991 combine the historical statements of income of Hibernia Corporation and Commercial Bancshares, Inc. as if the merger had been effective on January 1, 1991. These unaudited pro forma combined statements of income should be read in conjunction with the historical financial statements and related notes of Hibernia Corporation, incorporated by reference to this Proxy Statement - Prospectus, and Commercial Bancshares, Inc., contained elsewhere in this Proxy Statement - Prospectus. The cost associated with the merger, estimated to be approximately $1.3 million will be accounted for as a current period expense upon consummation of the merger and has not been reflected in the pro forma combined statements of income. The unaudited pro forma combined statements of income also give effect to other probable mergers to which Hibernia Corporation is a party, as discussed in Note C to the pro forma combined financial statements. These mergers include Bastrop National Bank, First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. and have been included in the pro forma combined statements of income as if the mergers had been effective on January 1, 1991.



HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1993

                                                                                      PRO FORMA
                                                                        COMMERCIAL     HIBERNIA
                                                           HIBERNIA     BANCSHARES,  CORPORATION
Unaudited ($ in thousands, except per share data)         CORPORATION      INC.     (WITH C.B.I.)
Interest Income
    Interest and fees on loans                               $185,378        $5,479      $190,857
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          105,939         5,001       110,940
        Obligations of states and political subdivisions            -            42            42
    Trading account interest                                       33             -            33
    Interest on time deposits in domestic banks                   194             1           195
    Interest on federal funds sold and securities
        purchased under agreements to resell                    8,186           180         8,366
        Total Interest Income                                 299,730        10,703       310,433
Interest Expense
    Interest on deposits                                      100,092         3,992       104,084
    Interest on federal funds purchased and
        securities sold under agreements to repurchase          3,654             -         3,654
    Interest on debt and other                                    279           252           531
        Total Interest Expense                                104,025         4,244       108,269
Net Interest Income                                           195,705         6,459       202,164
    Provision for possible loan losses                         (6,200)           75        (6,125)
Net Interest Income After Provision for
    Possible Loan Losses                                      201,905         6,384       208,289
Noninterest Income
    Trust fees                                                 12,692             -        12,692
    Service charges on deposits                                30,046           820        30,866
    Other service, collection and exchange charges             15,768           176        15,944
    Gain on settlement of acquired loans                        1,308             -         1,308
    Other operating income                                      7,403            67         7,470
    Securities gains, net                                           -             -             -
        Total Noninterest Income                               67,217         1,063        68,280
Noninterest Expense
    Salaries and employee benefits                             83,364         2,404        85,768
    Occupancy expense, net                                     20,611           401        21,012
    Equipment expense                                          11,043           392        11,435
    Data processing expense                                    16,504            21        16,525
    Foreclosed property expense                                 2,188          (178)        2,010
    Provision for data processing enhancements                  11991             -        11,991
    Other operating expense                                    73,775         1,938        75,713
        Total Noninterest Expense                             219,476         4,978       224,454
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                     49,646         2,469        52,115
Income tax expense                                              1,696           802         2,498
Income from Continuing Operations                             $47,950        $1,667       $49,617

Pro Forma Weighted Average Common Shares                   83,175,129     2,493,333    85,668,462

Pro Forma Income Per Common Share
     from Continuing Operations (H)                             $0.58 *                     $0.58

See notes to Pro Forma Combined Financial Statements.
*Historical



HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1993
(con't.)

                                                           PRO FORMA                    FIRST        FIRST                TOTAL
                                                           HIBERNIA       BASTROP      BANCORP    CONTINENTAL    PRO    PRO FORMA
                                                          CORPORATION    NATIONAL   OF LOUISIANA, BANCSHARES,    FORMA  HIBERNIA
Unaudited ($ in thousands, except per share data)        (WITH C.B.I.)     BANK          INC.        INC.        ADJ.  CORPORATION
Interest Income
    Interest and fees on loans                               $190,857        $3,183        $7,470    $22,636             $224,146
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          110,940         4,312         4,678      6,890              126,820
        Obligations of states and political subdivisions           42           630           537         13                1,222
    Trading account interest                                       33             -             -          -                   33
    Interest on time deposits in domestic banks                   195             -           100          -                  295
    Interest on federal funds sold and securities
        purchased under agreements to resell                    8,366           200           207        446                9,219
        Total Interest Income                                 310,433         8,325        12,992     29,985              361,735
Interest Expense
    Interest on deposits                                      104,084         3,378         4,308      9,230              121,000
    Interest on federal funds purchased and
        securities sold under agreements to repurchase          3,654             -            59        289                4,002
    Interest on debt and other                                    531             8           377      1,753                2,669
        Total Interest Expense                                108,269         3,386         4,744     11,272              127,671
Net Interest Income                                           202,164         4,939         8,248     18,713              234,064
    Provision for possible loan losses                         (6,125)           28          (235)       725               (5,607)
Net Interest Income After Provision for
    Possible Loan Losses                                      208,289         4,911         8,483     17,988              239,671
Noninterest Income
    Trust fees                                                 12,692             -             7        611               13,310
    Service charges on deposits                                30,866           513           803      2,755               34,937
    Other service, collection and exchange charges             15,944           138           470        815               17,367
    Gain on settlement of acquired loans                        1,308             -             -          -                1,308
    Other operating income                                      7,470            47           136        578    (905)G      7,326
    Securities gains, net                                           -            51            90         24                  165
        Total Noninterest Income                               68,280           749         1,506      4,783    (905)      74,413
Noninterest Expense
    Salaries and employee benefits                             85,768         1,451         3,211      8,087               98,517
    Occupancy expense, net                                     21,012           358           660        727               22,757
    Equipment expense                                          11,435            93           304        745               12,577
    Data processing expense                                    16,525            14           200        755    (741)G     16,753
    Foreclosed property expense                                 2,010             -           (88)     5,213                7,135
    Provision for data processing enhancements                 11,991             -             -          -               11,991
    Other operating expense                                    75,713           915         1,966      5,174    (164)G     83,604
        Total Noninterest Expense                             224,454         2,831         6,253     20,701    (905)     253,334
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                     52,115         2,829         3,736      2,070       0       60,750
Income tax expense                                              2,498           779         1,030      1,052                5,359
Income from Continuing Operations                             $49,617        $2,050        $2,706     $1,018      $0      $55,391

Pro Forma Weighted Average Common Shares                   85,668,462     2,866,667     4,800,000  4,423,746           97,758,875

Pro Forma Income Per Common Share
     from Continuing Operations (H)                             $0.58                                                       $0.57

See notes to Pro Forma Combined Financial Statements.
*Historical




HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1992

                                                                                      PRO FORMA
                                                                        COMMERCIAL     HIBERNIA
                                                           HIBERNIA     BANCSHARES,  CORPORATION
Unaudited ($ in thousands, except per share data)         CORPORATION      INC.     (WITH C.B.I.)
Interest Income
    Interest and fees on loans                               $253,183        $6,489      $259,672
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           89,131         5,619        94,750
        Obligations of states and political subdivisions            3            70            73
    Trading account interest                                       99             -            99
    Interest on time deposits in domestic banks                   223             4           227
    Interest on federal funds sold and securities
        purchased under agreements to resell                   14,095           230        14,325
        Total Interest Income                                 356,734        12,412       369,146
Interest Expense
    Interest on deposits                                      141,502         5,497       146,999
    Interest on federal funds purchased and
        securities sold under agreements to repurchase          6,515             -         6,515
    Interest on debt and other                                 11,439           377        11,816
        Total Interest Expense                                159,456         5,874       165,330
Net Interest Income                                           197,278         6,538       203,816
    Provision for possible loan losses                         66,275           150        66,425
Net Interest Income After Provision for
    Possible Loan Losses                                      131,003         6,388       137,391
Noninterest Income
    Trust fees                                                 12,263             2        12,265
    Service charges on deposits                                31,870           713        32,583
    Other service, collection and exchange charges             13,928           183        14,111
    Gain on settlement of acquired loans                        4,151             -         4,151
    Loss on planned sale of Texas bank                         (2,934)            -        (2,934)
    Other operating income                                      9,972            22         9,994
    Securities gains, net                                      17,190            44        17,234
        Total Noninterest Income                               86,440           964        87,404
Noninterest Expense
    Salaries and employee benefits                             86,141         2,565        88,706
    Occupancy expense, net                                     23,275           407        23,682
    Equipment expense                                          13,447           387        13,834
    Data processing expense                                    17,477            22        17,499
    Foreclosed property expense                                16,302          (124)       16,178
    Other operating expense                                    68,716         1,868        70,584
        Total Noninterest Expense                             225,358         5,125       230,483
Income (Loss) Before Income Taxes and
    Extraordinary Items                                        (7,915)        2,227        (5,688)
Income tax expense                                                  -           638           638
Income (Loss) from Continuing Operations                      ($7,915)       $1,589       ($6,326)

Pro Forma Weighted Average Common Shares                   29,608,279     2,493,333    32,101,612

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (H)                            ($0.27)*                    ($0.20)

See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1992
(con't.)

                                                           PRO FORMA                    FIRST        FIRST                TOTAL
                                                           HIBERNIA       BASTROP      BANCORP    CONTINENTAL    PRO    PRO FORMA
                                                          CORPORATION    NATIONAL   OF LOUISIANA, BANCSHARES,    FORMA  HIBERNIA
Unaudited ($ in thousands, except per share data)        (WITH C.B.I.)     BANK          INC.        INC.        ADJ.  CORPORATION
Interest Income
    Interest and fees on loans                               $259,672        $3,410        $6,286    $24,612             $293,980
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           94,750         4,775         4,940      7,017              111,482
        Obligations of states and political subdivisions           73           572           555          2                1,202
    Trading account interest                                       99             -             -          -                   99
    Interest on time deposits in domestic banks                   227             2           132          -                  361
    Interest on federal funds sold and securities
        purchased under agreements to resell                   14,325           178           146        549               15,198
        Total Interest Income                                 369,146         8,937        12,059     32,180              422,322
Interest Expense
    Interest on deposits                                      146,999         3,743         4,737     12,169              167,648
    Interest on federal funds purchased and
        securities sold under agreements to repurchase          6,515             4            69        322                6,910
    Interest on debt and other                                 11,816            11           186      1,353               13,366
        Total Interest Expense                                165,330         3,758         4,992     13,844              187,924
Net Interest Income                                           203,816         5,179         7,067     18,336              234,398
    Provision for possible loan losses                         66,425            40           710      1,152               68,327
Net Interest Income After Provision for
    Possible Loan Losses                                      137,391         5,139         6,357     17,184              166,071
Noninterest Income
    Trust fees                                                 12,265             -             7        577               12,849
    Service charges on deposits                                32,583           481           661      2,726               36,451
    Other service, collection and exchange charges             14,111           179           523        932               15,745
    Gain on settlement of acquired loans                        4,151             -             -          -                4,151
    Loss on planned sale of Texas bank                         (2,934)            -             -          -               (2,934)
    Other operating income                                      9,994            31             6        640    (911)G      9,760
    Securities gains, net                                      17,234            22            60         20               17,336
        Total Noninterest Income                               87,404           713         1,257      4,895    (911)      93,358
Noninterest Expense
    Salaries and employee benefits                             88,706         1,336         2,404      7,034               99,480
    Occupancy expense, net                                     23,682           351           634        726               25,393
    Equipment expense                                          13,834           133           308        744               15,019
    Data processing expense                                    17,499            14           205        747    (739)G     17,726
    Foreclosed property expense                                16,178             -           (30)     6,554               22,702
    Other operating expense                                    70,584           985         1,550      5,592    (172)G     78,539
        Total Noninterest Expense                             230,483         2,819         5,071     21,397    (911)     258,859
Income (Loss) Before Income Taxes and
    Extraordinary Items                                        (5,688)        3,033         2,543        682       0          570
Income tax expense                                                638           854           598        232                2,322
Income (Loss) from Continuing Operations                      ($6,326)       $2,179        $1,945       $450      $0      ($1,752)

Pro Forma Weighted Average Common Shares                   32,101,612     2,866,667     4,800,000  4,423,746           44,192,025

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (H)                            ($0.20)                                                     ($0.04)

See notes to Pro Forma Combined Financial Statements.
*Historical


HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1991

                                                                                      PRO FORMA
                                                                        COMMERCIAL     HIBERNIA
                                                           HIBERNIA     BANCSHARES,  CORPORATION
Unaudited ($ in thousands, except per share data)         CORPORATION      INC.     (WITH C.B.I.)
Interest Income
    Interest and fees on loans                               $451,675        $7,857      $459,532
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          114,629         6,002       120,631
        Obligations of states and political subdivisions        4,970           229         5,199
    Trading account interest                                       70             -            70
    Interest on time deposits in domestic banks                   100            61           161
    Interest on federal funds sold and securities
        purchased under agreements to resell                    9,285           292         9,577
        Total Interest Income                                 580,729        14,441       595,170
Interest Expense
    Interest on deposits                                      317,780         8,216       325,996
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         16,177             -        16,177
    Interest on debt and other                                 12,173           635        12,808
        Total Interest Expense                                346,130         8,851       354,981
Net Interest Income                                           234,599         5,590       240,189
    Provision for possible loan losses                        178,330            10       178,340
Net Interest Income After Provision for
    Possible Loan Losses                                       56,269         5,580        61,849
Noninterest Income
    Trust fees                                                 14,346             2        14,348
    Service charges on deposits                                34,779           754        35,533
    Other service, collection and exchange charges             19,938           218        20,156
    Credit card income                                          5,251             -         5,251
    Gain on settlement of acquired loans                        9,043             -         9,043
    Other operating income                                      8,512            27         8,539
    Securities gains, net                                      17,801            22        17,823
        Total Noninterest Income                              109,670         1,023       110,693
Noninterest Expense
    Salaries and employee benefits                            115,173         2,510       117,683
    Occupancy expense, net                                     28,785           411        29,196
    Equipment expense                                          13,979           453        14,432
    Data processing expense                                    12,548            17        12,565
    Foreclosed property expense                                24,854           244        25,098
    Credit card expense                                         3,136             -         3,136
    Other operating expense                                   110,679         1,935       112,614
        Total Noninterest Expense                             309,154         5,570       314,724
Income (Loss) Before Minority Interests                      (143,215)        1,033      (142,182)
     Less:  Minority interest                                       -             -             -
Income (Loss) Before Income Taxes,
    Extraordinary Item and Cumulative Effect
    of Accounting Change                                     (143,215)        1,033      (142,182)
Income tax expense                                                782           163           945
Income (Loss) from Continuing Operations                    ($143,997)         $870     ($143,127)

Pro Forma Weighted Average Common Shares                   28,116,938     2,493,333    30,610,271

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (H)                            ($5.12)*                    ($4.68)

See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1991
(con't.)

                                                           PRO FORMA                    FIRST        FIRST                TOTAL
                                                           HIBERNIA       BASTROP      BANCORP    CONTINENTAL    PRO    PRO FORMA
                                                          CORPORATION    NATIONAL   OF LOUISIANA, BANCSHARES,    FORMA  HIBERNIA
Unaudited ($ in thousands, except per share data)        (WITH C.B.I.)     BANK          INC.        INC.        ADJ.  CORPORATION
Interest Income
    Interest and fees on loans                               $459,532        $3,648        $5,845    $26,672             $495,697
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          120,631         4,694         4,743      5,861              135,929
        Obligations of states and political subdivisions        5,199           495           574          6                6,274
    Trading account interest                                       70             -             -          -                   70
    Interest on time deposits in domestic banks                   161            37           324          -                  522
    Interest on federal funds sold and securities
        purchased under agreements to resell                    9,577           470           386        984               11,417
        Total Interest Income                                 595,170         9,344        11,872     33,523              649,909
Interest Expense
    Interest on deposits                                      325,996         5,150         6,580     17,645              355,371
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         16,177             -            74        543               16,794
    Interest on debt and other                                 12,808            19           319      1,250               14,396
        Total Interest Expense                                354,981         5,169         6,973     19,438              386,561
Net Interest Income                                           240,189         4,175         4,899     14,085              263,348
    Provision for possible loan losses                        178,340            17           432      1,800              180,589
Net Interest Income After Provision for
    Possible Loan Losses                                       61,849         4,158         4,467     12,285               82,759
Noninterest Income
    Trust fees                                                 14,348             -             6        490               14,844
    Service charges on deposits                                35,533           442           605      2,629               39,209
    Other service, collection and exchange charges             20,156           162           573        884               21,775
    Credit card income                                          5,251             -             2        160                5,413
    Gain on settlement of acquired loans                        9,043             -             -          -                9,043
    Other operating income                                      8,539            37             -        368    (799)G      8,145
    Securities gains, net                                      17,823          (278)          (17)       179               17,707
        Total Noninterest Income                              110,693           363         1,169      4,710    (799)     116,136
Noninterest Expense
    Salaries and employee benefits                            117,683         1,231         2,195      6,954              128,063
    Occupancy expense, net                                     29,196           350           378        899               30,823
    Equipment expense                                          14,432            85           211        851               15,579
    Data processing expense                                    12,565            17           194        665    (658)G     12,783
    Foreclosed property expense                                25,098             -            (2)     3,685               28,781
    Credit card expense                                         3,136             -             -          -                3,136
    Other operating expense                                   112,614           799         1,317      4,469    (141)G    119,058
        Total Noninterest Expense                             314,724         2,482         4,293     17,523    (799)     338,223
Income (Loss) Before Minority Interests                      (142,182)        2,039         1,343       (528)      0     (139,328)
     Less:  Minority interest                                       -             -             -        311                  311
Income (Loss) Before Income Taxes,
    Extraordinary Item and Cumulative Effect
    of Accounting Change                                     (142,182)        2,039         1,343       (839)      0     (139,639)
Income tax expense                                                945           478           305          -                1,728
Income (Loss) from Continuing Operations                    ($143,127)       $1,561        $1,038      ($839)     $0    ($141,367)

Pro Forma Weighted Average Common Shares                   30,610,271     2,866,667     4,800,000  4,423,746           42,700,684

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (H)                            ($4.68)                                                     ($3.31)

See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS


A. Hibernia Corporation will issue common stock with an aggregate market value at the date of merger of $18.7 million to effect the merger with Commercial Bancshares, Inc. (Commercial Bancshares). The Hibernia Corporation common stock is assumed to have a market value of $7.50 per share resulting in the issuance of 2,493,333 shares of common stock for all the outstanding common stock of Commercial Bancshares (exchange ratio of 8.85). In the event the average of the mean of the high and low prices of Hibernia Corporation common stock for the five business days preceding the last trading day immediately prior to the merger exceeds $7.90 per share, approximately 2,367,000 of Hibernia Corporation common stock will be issued for all of the outstanding common stock of Commercial Bancshares (exchange ratio of 8.40). The stated value of Hibernia Corporation common stock is $1.92 per share. In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined.


B. Hibernia Corporation will use available federal funds sold to retire Commercial Bancshares, Inc. debt of $3,345,000 and related accrued interest of $63,000. The retirement of this debt is not a requirement of the merger.


C. In addition to the Commercial Bancshares, Inc. merger, Hibernia Corporation is a party to pending mergers with Bastrop National Bank (Bastrop National), First Bancorp of Louisiana, Inc. (First Bancorp) and First Continental Bancshares, Inc. (First Continental). Hibernia Corporation will issue common stock to effect these mergers in transactions using the pooling of interests method of accounting.

      It is assumed that prior to these mergers the following debt and equity instruments of the designated company will be converted into common stock of the designated company and that such common stock will then be exchanged for Hibernia
      Corporation common stock.

            1) $800,000 in First Bancorp convertible subordinated debentures will be converted to 30,064 shares of First Bancorp common stock.
            2) $484,000 of convertible premium related to First Continental senior secured notes will be converted to 415,107 shares of First Continental common stock.


      The Hibernia Corporation common stock is assumed to have a market value of $7.50 per share and a stated value of $1.92 per share. In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined.

                              Hibernia    Mkt Value  Stated Value  Exchange
                               Shares     of Shares    of Shares     Ratio
      Bastrop National        2,866,667  $21,500,000  $ 5,504,000     9.55
      First Bancorp           4,800,000   36,000,000    9,216,000    20.20
      First Continental       4,069,125   30,518,000    7,813,000     1.60
        Total                11,735,792  $88,018,000  $22,533,000



D.    Hibernia Corporation will acquire the outstanding First
      Continental preferred stock through the issuance of approximately $2,660,000 of common stock and payment of $12,910,000 of cash. The Hibernia Corporation common stock is assumed to have a market value of $7.50 per share resulting in the issuance of 354,621 shares. The stated value of Hibernia Corporation common stock is $1.92 per share. Available federal funds will be used to fund the cash payment.


E. Hibernia Corporation will use available federal funds sold and investment securities to retire debt and related accrued interest and redemption premium. Investment securities of $614,000, which represent an escrow account previously established by First Continental, will be used to fund a portion of the debt retirement.


                                                                Redemption
                                 Debt           Interest          Premium
      First Bancorp          $ 3,690,000       $   50,000         $   -
      First Continental       11,400,000        4,288,000          300,000
                             $15,090,000       $4,338,000         $300,000


      The retirement of this debt is required by the debt agreement or the respective merger agreement.


F. To record the effect of the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115), for Bastrop National (increase in value of securities available for sale of $1,089,000) and for First Bancorp (increase in value of securities available for sale of $1,984,000). Hibernia Corporation, Commercial Bancshares and First Continental adopted SFAS No. 115 effective December 31, 1993. This entry conforms the accounting policies of all of the companies.


G.    To eliminate intercompany transactions between Hibernia
      Corporation and First Continental primarily related to data processing charges paid by First Continental to Hibernia
      Corporation.


H. Hibernia Corporation expects to achieve savings through reductions in interest expense and operating costs in connection with the proposed mergers. The savings vary from merger to merger depending upon Hibernia Corporation's pre-merger operations in the respective geographic area. The majority of the savings will be achieved through the retirement of long-term debt upon merger and consolidation of certain operations. The extent to which the savings will be achieved depends, among other things, on the regulatory environment and economic conditions, and may be affected by unanticipated changes in business activities, inflation and certain external factors such as FDIC assessments. Therefore, there can be no assurance that such savings will be realized. No adjustment has been included in the unaudited pro forma financial statements for the anticipated savings.



                         PROPOSED MERGER

     This section of the Proxy Statement describes certain aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Appendix B to this Proxy Statement-Prospectus and is incorporated herein by reference. All shareholders are urged to read the Agreement carefully and in its entirety.

Background and Reasons for Merger

     Background. Commercial held discussions during 1990 with another financial institution concerning the possibility of a merger or other business combination. In connection with those discussions, Commercial first engaged Bank Advisory Group. Those discussions were terminated because the parties were unable to agree on the terms of a transaction, including the price payable to Commercial's shareholders. Following these discussions, Commercial's Board remained interested in pursuing a merger with a large financial institution. In 1992, Commercial held discussions with another financial institution concerning a possible merger and again retained Bank Advisory Group to assist Commercial in these discussions. Commercial and this other financial institution exchanged letters expressing the parties' preliminary intention to enter into a merger, subject to certain conditions, including the negotiation and execution of a definitive agreement. The conditions were not fulfilled and the discussions concerning the proposed merger were terminated. During the first six months of 1993, Commercial held discussions with several other financial institutions and continued to retain Bank Advisory Group to provide financial analysis, but these discussions did not progress beyond a very preliminary stage.

     In June, 1993, Commercial was contacted by Hibernia to discuss a possible merger. A special meeting of Commercial's Board was held on July 20, 1993, to consider, inter alia, the terms of a proposed transaction with Hibernia. At that meeting, the Board approved entering into an agreement in principle with Hibernia and the negotiation of a definitive agreement. Commercial's Board considered a draft of the Agreement at a joint meeting of the Boards of Directors of Commercial and the Bank held on September 21, 1993. At that meeting, a representative of Bank Advisory Group presented its opinion, described below, on the fairness of the transaction to the shareholders of Commercial from a financial standpoint. This opinion was made subject to the results of Bank Advisory Group's due diligence review of Hibernia. The Bank recommended the draft Agreement at the joint meeting. Commercial's Board reconvened on September 27, 1993, and unanimously approved the Agreement.

     Reasons for the Merger. In reaching its determination that the Merger is in the best interests of Commercial's shareholders, Commercial's Board consulted with its advisors, as well as with Commercial's management, and considered a number of factors, including, but not limited to, the following:

          (a) The amount and type of consideration to be received by Commercial's shareholders in the Merger;

          (b) That the Hibernia Common Stock to be issued in the Merger will be listed for trading on the NYSE and should provide Commercial's shareholders with liquidity that is unavailable to holders of Commercial Common Stock, for which an active market does not exist.

          (c) That Hibernia will offer a wider range of products and services to the customers and communities served by the Bank.

          (d) That the Merger will allow Commercial's shareholders to become shareholders of Hibernia, an institution which is one of the largest bank holding companies headquartered in Louisiana.

          (e) That the Merger is expected generally to be a tax-free transaction to Commercial and its shareholders (see
     "Material Tax Consequences");

          (f) That business combinations involving financial institutions are increasing in the Southeast generally and, in particular, in Louisiana, that such combinations will likely intensify the competition for business in Commercial's market area, and that the current and prospective economic and regulatory environment and competitive constraints will make it more difficult for a small independent financial institution, such as Commercial, to operate as successfully in the future as it has in the past, since larger institutions are better able to deal with the additional regulatory burdens being placed on financial institutions and to spread the additional costs of compliance over a larger asset base; and

          (g) That, pursuant to the Agreement, prior to the mailing of this Proxy Statement-Prospectus and again within five (5) days before the Closing Date Commercial must receive an opinion of Bank Advisory Group that the terms of the Agreement are fair to Commercial's shareholders from a financial standpoint (see "Opinion of Financial Advisor").

     Commercial's Board did not assign any specific or relative weight to the foregoing factors in its considerations.

     Based on the foregoing, the Board of Directors of Commercial has unanimously approved the Agreement, believes that the Merger is in the best interests of the shareholders and recommends that the shareholders vote FOR the Merger. The Board of Directors has received from Bank Advisory Group an opinion that the terms of the Merger are fair, from a financial standpoint, to the common shareholders of Commercial. See "PROPOSED MERGER--Opinion of Financial Advisor." Commercial's Board believes that the Merger will provide significant value to all Commercial shareholders and will enable them to participate in opportunities for growth that Commercial's Board believes the Merger makes possible. In recommending the Merger to the shareholders, Commercial's Board of Directors considered, among other factors, the financial terms of the Merger, the liquidity it will afford Commercial's shareholders and the likelihood of increased competition for Commercial in its market area.

Terms of the Merger

     On the Effective Date, each outstanding share of Commercial Common Stock (other than shares held by dissenting shareholders) will be converted into the number of shares of Hibernia Common Stock determined in accordance with the following formula: ($18.7 million divided by 281,843 (the number of outstanding shares of Commercial Common Stock) ) divided by the Fair Market Value of Hibernia Common Stock. The Fair Market Value of the Hibernia Common Stock will be the average of the high and low trading prices of the stock for the five trading days prior to the last trading day immediately preceding the Closing Date. For example, if the Fair Market Value of the Hibernia Common Stock is $7.00, each share of Commercial Common Stock will be exchanged for 9.478 shares of Hibernia Common Stock. In the event the market value of the Hibernia Common Stock exceeds $7.90, the minimum exchange ratio will be 8.4 : 1. Therefore, Commercial shareholders are assured of receiving at least 8.4 shares of Hibernia Common Stock for each share of Commercial Common Stock owned by them as of the Record Date. There is no maximum exchange ratio established by the terms of the Merger.

     The Agreement also provides that the aggregate value of Hibernia Common Stock to be exchanged for Commercial Common Stock will be increased to $20.7 million from $18.7 million if, prior to the Closing Date, Hibernia enters into an agreement to merge with St. Mary Holding Corporation or St. Mary Bank and Trust Company. Hibernia has indicated that it has no current intention to enter into such an agreement.

     Upon the effectiveness of the Merger, the conversion of shares of Commercial Common Stock to Hibernia Common Stock will be automatic, and Commercial shareholders will automatically be entitled to all of the rights and privileges afforded to Hibernia shareholders as of such date.

     For a discussion of the rights of dissenting shareholders, see "PROPOSED MERGER--Rights of Dissenting Shareholders."

Opinion of Financial Advisor

     Pursuant to an engagement letter dated July 22, 1993, Commercial retained Bank Advisory Group to act as an independent financial analyst and advisor to the Board of Directors of Commercial in connection with the proposed Merger. Bank Advisory
Group, as part of its line of professional services, renders valuation opinions of banks and bank holding companies in connection with mergers and acquisitions nationwide.

     In connection with the September 21, 1993, meeting of the Commercial Board, Bank Advisory Group delivered its written opinion to the Commercial Board to the effect that, as of the date of that opinion, the terms of the proposed Merger were fair, from a financial standpoint, to the common shareholders of Commercial, subject to the completion of certain additional due diligence by Bank Advisory Group at Hibernia and the Bank (the "September 1993 Opinion"). On November 22, 1993, Bank Advisory Group delivered to Commercial's Board an updated opinion to the effect that, as of the date of that opinion, the terms of the Merger were fair, from a financial standpoint, to the common shareholders of Commercial (the "November 1993 Opinion"). The November 1993 Opinion deleted the references in the September 1993 Opinion that made the September 1993 Opinion subject to certain additional due diligence and included references to updated financial statements of Hibernia and Commercial and consideration of the First Bancorp and Bastrop transactions. On __________, 1993, Bank Advisory Group delivered to Commercial's Board a further updated opinion, for use as Appendix D to this Proxy Statement-Prospectus, to the effect that, as of the date of that opinion, the terms of the Merger were fair, from a financial standpoint, to the common shareholders of Commercial (the "Proxy Statement Opinion"). The Proxy Statement Opinion is identical to the November 1993 Opinion other than for references to consideration by Bank Advisory Group of (i) financial statements of Commercial and Hibernia that are subsequent in date to those to which reference is made in the November 1993 Opinion, and (ii) the proposed transaction between Hibernia and First Continental Bancshares announced on December 6, 1993. The September 1993 Opinion, the November 1993 Opinion, and the Proxy Statement Opinion are sometimes referred to herein as the "Opinions."

     The full text of Bank Advisory Group's Proxy Statement Opinion is attached hereto as Appendix D and is incorporated herein by reference. The description of the Proxy Statement Opinion set forth herein is qualified in its entirety by reference to Appendix
D. Commercial shareholders are urged to read the Proxy Statement Opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and limitations on the reviews undertaken by Bank Advisory Group. Bank Advisory Group's Proxy Statement Opinion relates only to the fairness of the financial terms of the proposed Merger from the perspective of the common shareholders of Commercial and does not constitute a recommendation to any Commercial shareholder as to how such shareholder should vote at the Special Meeting.

     In connection with rendering its Opinions, Bank Advisory Group reviewed, among other things, (i) the Agreement or drafts thereof;
(ii) in the case of the Proxy Statement Opinion, the Registration Statement on Form S-4 of Hibernia of which this Proxy Statement-Prospectus is a part; (iii) audited consolidated financial statements for Commercial for the years ended December 31, 1992 and 1993, and for Hibernia, in Annual Report Form and Form 10-K, for the years ended December 31, 1991, 1992 and 1993, and unaudited quarterly financial statements for Hibernia, in its Quarterly Report to Shareholders and Quarterly Report on Form 10-Q, for the six months ended June 30, 1993, with respect to the September 1993 Opinion, and for the nine months ended September 30, 1993, with respect to the November 1993 Opinion; (iv) consolidated financial statements on form F.R. Y-9C, for Commercial for the six months ended June 30, 1993, with respect to the September 1993 Opinion, and for the nine months ended September 30, 1993, with respect to the November 1993 Opinion, and for Hibernia for the years ended 1990, 1991, and 1992 and for the three months ended March 31, 1993, with respect to the September 1993 Opinion, and for the nine months ended September 30, 1993, with respect to the November 1993 Opinion; (v) Reports of Condition and Income for the Bank for the four years ended December 31, 1990, 1991, 1992 and 1993, and for the six month period ended June 30, 1993, with respect to the September 1993 Opinion, and for the nine months ended September 30, 1993, with respect to the November 1993 Opinion, and for HNB for the four years ended December 31, 1990, 1991, 1992 and 1993 and for the six month period ended June 30, 1993, with respect to the September 1993 Opinion, and for the nine months ended September 30, 1993, with respect to the November 1993 Opinion; (vi) the Prospectus dated December 1992, setting forth the terms of Hibernia's issuance of Hibernia Common Stock in exchange for debt restructuring; and (vii) with respect to the November 1993 Opinion, equity research reports regarding Hibernia prepared by various analysts who cover the financial institutions sector. In addition, Bank Advisory Group reviewed certain financial analyses and forecasts for the Bank prepared by the management of the Bank, including projections of future performance, and certain other summary materials and analyses with respect to the Bank's loan portfolio, securities portfolio, deposit base, fixed assets, and operations prepared by the Bank's management. Bank Advisory Group also reviewed (i) the economy in general and, in particular, the local economies in which the Bank and Hibernia and its subsidiaries operate; (ii) the financial terms and price levels for commercial banks recently acquired in the United States, and specifically in Louisiana and East Texas, together with the financial performance and conditions of such banks; (iii) the price-to-equity and price-to-earnings multiples of banking organizations based in Louisiana and Mississippi with publicly-traded common stock, together with the financial performance and condition of such banking organizations; (iv) with respect to the November 1993 Opinion and Proxy Statement Opinion, the financial terms and stated price levels of other banking organizations, the proposed acquisitions of which had been publicly announced by Hibernia subsequent to September 28, 1993 and prior to the respective dates of those opinions; and (v) such other information -- including financial studies, analyses, investigations, and economic and market criteria
- -- that Bank Advisory Group deemed relevant.

     Bank Advisory Group also held discussions with members of the senior management of Commercial regarding its past and current business operations, financial conditions and future prospects. Bank Advisory Group conducted on-site due diligence investigations at both Hibernia and the Bank and met with members of the management of both Commercial and Hibernia to discuss relevant information provided to Bank Advisory Group.

     For purposes of its Opinions, Bank Advisory Group relied upon the information provided by the managements of Commercial and Hibernia, or otherwise reviewed by Bank Advisory Group, as being complete and accurate in all material respects. Bank Advisory Group did not verify through independent inspection or examination the specific assets or liabilities of Commercial and Hibernia or their subsidiary banks. In issuing its Opinions, Bank Advisory Group assumed that there had been no material change in the assets, financial condition, results of operations, or business prospects of Commercial and Hibernia since the date of the most recent financial statements to which reference was made in such Opinion.

     Set forth below is a summary of the report presented by Bank
Advisory Group to Commercial's Board on September 21, 1993 in connection with its September 1993 Opinion:

     Pro Forma Merger Analysis. Bank Advisory Group analyzed certain pro forma effects resulting from consummation of the Merger from the perspective of both Commercial and Hibernia, based upon the projections relating to Commercial and Hibernia. The analysis considered the effects of the consummation of the Merger and Hibernia's acquisition of Commercial only; the effects of other announced or pending merger transactions involving Hibernia were not considered. This analysis indicated that the Merger would be dilutive of Commercial's estimated earnings per share in 1993, accretive to Commercial's projected earnings per share in 1994, and slightly dilutive of Commercial's estimated earnings per share thereafter. This analysis also indicated, among other things, that the Merger would be dilutive of Commercial's estimated equity per share, have no effect on its dividends, and not have a material impact on Hibernia's estimated earnings per share, equity per share, or dividends.

     Comparison with Selected Companies. Bank Advisory Group compared selected historical stock market information, earnings, book value, total assets, and financial ratios for Hibernia to the corresponding data and ratios of six other regional banking organizations in Louisiana and Mississippi having publicly-traded common stock (specifically, Trustmark Corporation, First Commerce Corporation, Whitney Holding Corporation, Hancock Holding Company, Deposit Guaranty Corporation, and Premier Bancorp, Inc.), based on publicly available information, subject to the limits on Bank Advisory Group's review described above. This comparison showed that, as of September 15, 1993; (i) the ratio of Hibernia's market bid price to its annualized earnings per share for the first six months of 1993 was 14.9x, compared to a weighted average of 7.75x for the six selected regional banking organizations; and (ii) the ratio of Hibernia's market bid price to its latest book value per share was 1.64x, compared to a weighted average of 1.55x for the six selected regional banking organizations. Bank Advisory Group also analyzed for Hibernia and the six other regional banking organizations the ratio of total equity capital to total assets, the ratio of risk based capital to risk assets, the ratio of non-performing loans and other real estate to total loans and other real estate, the ratio of loan loss reserves to total loans, the ratio of net charge-offs to average loans, the return on average assets, the return on average equity capital, the ratio of common dividends declared to net income and the ratio of other dividends declared to net income, in each case for the three-month period ended March 31, 1993. The following table provides the results of this analysis by Bank Advisory Group.


           COMPARABLE VALUES FOR REGIONAL BANKING ORGANIZATIONS
                          LOUISIANA & MISSISSIPPI

                          (Dollars in Thousands)

                                                                   Loan
                            Total      Risk Based   Nonperform     Loss
Holding Company   Total   Equity Cap/  Capital/     Loans+ORE/    Reserves/
City, State, Zip  Assets  Tot Assets   Risk Assets  Total Lns+ORE Tot Loans
                   3/93      3/93        3/93          3/93         3/93
_____________  __________  __________   ___________  _____________ ________

Premier        $3,912,485    7.52%      15.99%         4.46%        4.39%
 Bancorp, Inc.
Baton Rouge, LA

First Commerce  6,003,645    7.23       21.16          3.25         3.45
 Corporation
New Orleans, LA

Hibernia        4,664,363    8.14       15.83          6.83         8.35
 Corporation
New Orleans, LA

Whitney         2,873,535    6.79       16.56          9.86        10.29
 Holding
 Corporation
New Orleans, LA

Hancock Holding 1,787,433    7.43       14.93          2.14         1.85
 Company
Gulfport, MS

Deposit         4,816,828    7.37       14.36          2.37         3.27
 Guaranty
 Corporation
Jackson, MS

Trustmark
 Corporation    4,172,593    7.29       16.06         0.97         2.80
Jackson, MS

_____________  __________  __________   ___________  _____________ ________

Gr. Totals, 7
Institutions $ 28,230,882    7.42%      16.57%        4.04%        4.78%
_____________  __________  __________   ___________  _____________ ________



           COMPARABLE VALUES FOR REGIONAL BANKING ORGANIZATIONS
                          LOUISIANA & MISSISSIPPI

                          (Dollars in Thousands)
                                (Continued)


                  Net Chg-    Return      Return    Common Div   Other Div
Holding Company    Offs/     on Average  on Average  Declared/   Declared/
City, State, Zip  Avg Loans    Assets    Equity Cap  Net Income  Net Income
                   3/93        3/93        3/93        3/93         3/93
_____________  __________  __________   ___________  _____________ ________

Premier           (0.11%)    5.94%      79.58%         0.00%        1.18%
 Bancorp, Inc.
Baton Rouge, LA

First Commerce     0.34      1.49       21.28         21.93         4.85
 Corporation
New Orleans, LA

Hibernia           0.88      0.88       11.01          0.00         0.00
 Corporation
New Orleans, LA

Whitney            0.42      1.19       17.95         11.18         0.00
 Holding
 Corporation
New Orleans, LA

Hancock Holding    0.27      0.67       18.15         20.60         0.00
 Company
Gulfport, MS

Deposit           (0.19)     1.15       16.11         27.20         0.00
 Guaranty
 Corporation
Jackson, MS

Trustmark
 Corporation       0.21      1.10       15.30         23.87         0.00
Jackson, MS

_____________  __________  __________   ___________  _____________ ________

Gr. Totals, 7
Institutions       0.25%     1.73%      25.33%        10.49%        1.36%
_____________  __________  __________   ___________  _____________ ________


     Analysis of Selected Merger Transactions. Bank Advisory Group analyzed the acquisitions of selected banks in Louisiana and Texas since July 1992. These transactions included (Acquiror/Acquiree):
Premier Bancorp/Alerion Bank; First Commerce Corporation/First Acadiana National Bancshares; Comerica, Inc./Sugar Creek National Bank; Banc One Corporation/United American Bancshares, Inc.; Charter Bancshares, Inc./University National Bank; First Bancorp of LA, Inc./Southern National Bank; BancWest Bancorp, Inc./Community State Bank; Fredonia State Bank/Commercial State Bank; City Bank & Trust/Fontainebleau Commercial Bank; Surety Capital Corp./First State Bank; Surety Capital Corp./Bank of East Texas; First Commercial Corporation/Texas Commerce Bank Longview and First Commercial Corporation/Stone Fort National Bank. For each such acquisition, Bank Advisory Group considered the assets, return on assets, return on equity, and ratio of equity to assets of the acquired bank, as well as the deal structure (cash or stock), the total price paid, the price/equity multiple, the price/earnings multiple, the price/equity index, and the price/earnings index, along with the weighted averages for all the acquired banks and for the profitable acquired banks only. Excluding the acquisition of the one non-profitable bank, the figures were as follows:

                                         Weighted
                     High        Low     Average       Commercial

Assets $(000):      330,225     8,414    128,043       166,631
Return on Assets:      1.96%     0.66%1    1.04%          1.53%
Return on Equity:     19.69%     7.42%    12.81%         21.50%
Equity to Assets:     14.04%     6.44%     8.54%          7.96%

Total Price $(000):  47,000       640    15,549         18,700
Price/Equity Multiple: 1.68x      1.00x    1.42x          1.41x
Price/Earnings Multiple:
                      19.29x      6.43x   11.66x          7.22x2
Price/Equity Index:   14.23       7.61    12.14          11.22
Price/Earnings Index: 14.37       7.38    12.09          11.03
_____________

(1)  Combined return on average assets for Texas Commerce Bank
Longview and Stone Fort National Bank.

(2) Based on Commercial's earnings for the twelve-month period ended June 30, 1993.


     No company or transaction used in the above analysis as a comparison is identical to Commercial, Hibernia or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Commercial, Hibernia and the Merger are being compared.

     Analysis of Selected Financial Data for Commercial and Hibernia. Bank Advisory Group's report included an analysis of selected historical financial information for Commercial and Hibernia for the three years ended December 31, 1990, 1991, and 1992, and year-to-date figures through March 31, 1993. This review included income statement and balance sheet data for each of Commercial and Hibernia, selected financial ratios relating to capital structure, profitability, balance sheet composition, asset quality, and liquidity, and calculations relating to the relative composition of assets, liabilities, loans and leases, and income and expenses.

     Marketability of Shares Received. Commercial shareholders will receive Hibernia shares which, with the exception of certain restrictions which apply to directors, executive officers and certain substantial shareholders of Commercial, will be immediately marketable. Unlike the market for Commercial's shares, Hibernia's shares are actively traded. Hibernia's Common Stock is listed for trading on the NYSE.

     The summary set forth above does not purport to be a complete description of the presentation by Bank Advisory Group to the Commercial Board or of the analysis performed by Bank Advisory Group. The preparation of a fairness opinion is not necessarily susceptible to partial analyses or summary description. Bank Advisory Group believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analysis and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Commercial Board. In addition, Bank Advisory Group may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Bank Advisory Group's view of the actual value of Commercial or the combined value of Commercial and Hibernia. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

     In performing its analyses, Bank Advisory Group made numerous assumptions with respect to industry performance, general business, and economic conditions and other matters, many of which are beyond the control of Commercial or Hibernia. The analyses performed by Bank Advisory Group are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Bank Advisory Group's analysis of the fairness of the financial terms of the Merger from the perspective of the common shareholders of Commercial and were provided to the Commercial Board in connection with the delivery of Bank Advisory Group's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Bank Advisory Group used in its analyses various projections of future performance prepared by the managements of Commercial and Hibernia. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

     As described above, Bank Advisory Group's opinion and presentation to the Commercial Board were among the many factors taken into consideration by the Commercial Board in making its determination to approve the Merger.

     Prior to its retention in connection with this opinion, Bank Advisory Group provided consulting services to Commercial and the Bank; however, Bank Advisory Group has indicated that the revenues derived from the delivery of such services are insignificant when compared to Bank Advisory Group's total gross revenues. Bank Advisory Group has not provided any services to Hibernia.

     The terms of the Merger were negotiated between members of management of Hibernia and Commercial. Bank Advisory Group did not participate in the negotiation of the Agreement, including the negotiation of the Exchange Ratio.

     The engagement letter dated July 22, 1993, between Bank Advisory Group and Commercial provides that Bank Advisory Group will receive between $25,000 and $27,000 as professional fees for providing the Opinions and certain other services. Approximately $6,000 to $7,000 of these fees represents compensation for certain written, detailed analyses furnished by Bank Advisory Group, and approximately $19,000 to $20,000 is compensation for issuing fairness opinions regarding the financial adequacy of the proposed Merger. Commercial also agreed to reimburse Bank Advisory Group for certain out-of-pocket expenses and to indemnify and hold harmless Bank Advisory Group against certain liabilities.

Surrender of Certificates

     As soon as practicable after the Effective Date, the transfer agent of Hibernia, in its capacity as Exchange Agent, will mail all non-dissenting shareholders of Commercial Bancshares a letter of transmittal, together with instructions for the exchange of their Commercial Common Stock certificates for certificates representing Hibernia Common Stock. Until so exchanged, each certificate representing Commercial Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes to evidence ownership of the number of shares of Hibernia Common Stock into which such shares have been converted on the Effective Date. Shareholders should not send their Commercial Common Stock certificates for surrender until they receive further instructions from the Exchange Agent.

Representations and Warranties; Conditions to the Merger; Waiver

     The Agreement contains representations and warranties by Commercial regarding, among other things, its organization, authority to enter into the Agreement, capitalization, properties, financial statements, pending and threatened litigation, contractual obligations and contingent liabilities. The Agreement also contains representations and warranties by Hibernia regarding, among other things, its organization and authority to enter into the Agreement, capitalization, financial statements and other public reports. Except as otherwise provided in the Agreement, these representations and warranties will not survive the Effective Date.

     The obligations of Hibernia and Commercial to consummate the Merger and the Bank Merger are conditioned upon, among other things, approval of the Agreement by Commercial's shareholders; the receipt of necessary regulatory approvals, including the approval of the OCC and the Federal Reserve without any materially burdensome conditions; the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of
Section 368 of the Code and that, to the extent Commercial Common Stock is exchanged for Hibernia Common Stock, Commercial's shareholders will recognize no gain or loss for federal income tax purposes with respect to such exchange; the effectiveness under the Securities Act of a registration statement relating to the Hibernia Common Stock to be issued in connection with the Merger and the absence of a stop order suspending such effectiveness; the absence of an order, decree or injunction enjoining or prohibiting the consummation of the Merger and the Bank Merger; the receipt of all required state securities law permits or authorizations; the accuracy of the representations and warranties set forth in the Agreement as of the Closing Date; the listing of the Hibernia Common Stock to be issued in the Merger on the NYSE; the receipt of certain opinions of counsel; in the case of Commercial, the receipt of certain opinions of Bank Advisory Group; and, in the case of Hibernia, the absence of an event that would preclude the Merger from being accounted for as a pooling of interests. In this regard, Hibernia may abandon the Merger if Commercial shareholders holding more than 10% of the outstanding Commercial Common Stock exercise and perfect dissenters' rights.

     Except with respect to any required shareholder or regulatory approval, substantially all of the conditions to consummation of the Merger may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by Commercial's shareholders may reduce the Exchange Ratio. In addition, any material change in the terms of the Agreement that occurs after solicitation of votes from Commercial shareholders for the Special Meeting would require a resolicitation of votes on the Agreement from Commercial shareholders.

Regulatory and Other Approvals

     Hibernia is a registered bank holding company and as such is regulated by the Federal Reserve Board. The approval of the Federal Reserve Board of the Merger is required in order to consummate the Merger.

     HNB is regulated by the OCC, and the Bank Merger consequently must be approved by the OCC before it may be effected. Although the Bank is a Louisiana bank, no state regulatory approval of the Bank Merger is required.

     When the approval of the Federal Reserve and the OCC have been obtained, Commercial and Hibernia must wait at least 30 days prior to consummating the Merger. During this 30-day period, the Department of Justice may object to the Merger on antitrust grounds.

     The shares of Hibernia Common Stock offered pursuant to the Proxy Statement-Prospectus will be registered with the Securities and Exchange Commission and the state securities regulators in those states that require such registration. The shares will also be listed on the NYSE.

Business Pending the Merger

     Under the terms of the Agreement, neither Commercial nor the Bank may, without the prior written consent of Hibernia or as otherwise provided in the Agreement: (i) create or issue any additional shares of capital stock or any options or other rights to purchase or acquire shares of capital stock; (ii) enter into employment contracts with directors, officers or employees or otherwise agree to increase the compensation of or pay any bonus to such persons except in accordance with existing policy; (iii) enter into or substantially modify any employee benefits plans; (iv) establish any automatic teller machines or branch or other banking offices; (v) make any capital expenditure(s) in excess of $100,000;
(vi) merge with any other company or bank or liquidate or otherwise dispose of its assets; or (vii) acquire another company or bank (except in connection with foreclosures of bona fide loan transactions). In addition, Commercial may not solicit bids or other transactions that would result in a merger of Commercial or the Bank with an entity other than Hibernia or HNB. Commercial is also prohibited from paying dividends prior to the Closing Date, except that it may pay a dividend of $1.00 per shares of Commercial Common Stock on or after March 31, 1994 if the Merger has not been consummated as of that date.

Effective Date of the Merger; Termination

     After all conditions to consummation of the Merger have been satisfied or waived, the Merger will become effective as of the date and time of the issuance by the Louisiana Secretary of State of a certificate of merger relating to the Merger (the "Effective Date").

     Prior to the Effective Date, the Agreement may be terminated by either party, whether before or after approval of the Agreement and the Merger by Commercial's shareholders: (i) in the event of a material breach by the other party of any representation, warranty or covenant which has not been cured within the period allowed by the Agreement; (ii) if any of the conditions precedent to the obligations of such party to consummate the Merger have not been satisfied, fulfilled or waived as of the Closing Date; (iii) if any application for any required federal or state regulatory approval has been denied, and the time for all appeals of such denial has run; (iv) if the shareholders of Commercial fail to approve the Merger at the Special Meeting; or (v) in the event that the Merger is not consummated by July 1, 1994. The Agreement also may be terminated at any time by the mutual consent of the parties. In the event of termination, the Agreement becomes null and void, except that certain provisions thereof relating to expenses and confidentiality and the accuracy of information provided for inclusion in the Registration Statement of which this Prospectus is a part survive any such termination and any such termination does not relieve any breaching party from liability for any uncured breach of any covenant or agreement giving rise to such termination.

Management and Operations After the Merger

     On the Effective Date, Commercial will be merged with and into Hibernia. Immediately thereafter, the Bank will merge with and into HNB, and the separate existences of Commercial and the Bank will cease. The offices of the Bank will operate as branch banking offices of HNB. The employees of the Bank on the Effective Date will become employees of HNB as of the Effective Date and will be employed on an "at will" basis thereafter, subject to any existing employment agreements or similar contractual obligations assumed by Hibernia.

     The Boards of Directors of Hibernia and HNB following the Merger shall consist of those persons serving as directors immediately prior thereto. Information regarding the directors of Hibernia elected at its annual meeting of shareholders on April 26, 1994 is contained in documents incorporated herein by reference. See "AVAILABLE INFORMATION." The directors of Commercial and the Bank will resign their positions as directors as of the Effective Date.

Certain Differences in Rights of Shareholders

     If the shareholders of Commercial approve the Amendment and the Merger and the Merger is subsequently consummated, all shareholders of Commercial, other than any shareholders who exercise and perfect dissenters' rights, will become shareholders of Hibernia. As shareholders of Hibernia, their rights will be governed by and subject to Hibernia's Articles of Incorporation and Bylaws, rather than Commercial's Articles of Incorporation and Bylaws. The following is a summary of the principal differences between the rights of shareholders of Commercial and Hibernia not described elsewhere in this Proxy Statement-Prospectus.

     Liquidity of Stock. There currently is no ready market for the shares of Commercial Common Stock, and such a market is not likely to develop in the future. The shares of Hibernia Common Stock that will be issued in the Merger will be registered under applicable securities laws and may therefore be freely resold by persons who are not "affiliates" of Commercial or Hibernia. In addition, the Hibernia Common Stock is listed on the NYSE and actively traded on that exchange. Current quotes of the market price of Hibernia Common Stock are available from brokerage firms and other securities professionals, as well as other sources, and are published in major newspapers on a daily basis.

     Shareholder Actions and Voting Requirements. Commercial's Articles of Incorporation require a super-majority (more than a majority of the shares represented) to authorize (a) modification, amendment, or removal of preemptive rights; (b) removal of directors; (c) adoption, amendment, or repeal of Bylaws; or (d) amendment of certain provisions of the Articles of Incorporation relating to directors, Bylaws, mergers, consolidations and certain other major transactions. Commercial's Articles of Incorporation, as in effect before the Special Meeting, also contain various "anti-takeover" provisions which are described in detail above.
See "PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF COMMERCIAL
- --Description of Article VII and Proposed Amendment." If the Amendment is approved, a majority of the voting power present or represented by proxy at a meeting called for the purpose will be sufficient to approve (a) any agreement of merger or consolidation,
(b) any sale, lease, exchange, or other disposition of all or substantially all of Commercial's assets, and (c) dissolution or liquidation of Commercial.

     Hibernia's Articles of Incorporation and Bylaws are consistent with the Amendment but do not include provisions similar to those contained in Article VII and elsewhere in Commercial's Articles of Incorporation requiring super-majority votes to approve certain transactions or to amend those provisions of the Articles and Bylaws.

     Preemptive Rights. All shareholders of Commercial have preemptive rights with respect to the issuance by Commercial of shares of stock, except with respect to certain specified issuances. Shareholders of Hibernia have no preemptive rights.

     Removal of Directors. The shareholders of Commercial may remove a director from office, but only for cause and only by affirmative vote of 75% of the total voting power of the corporation entitled to vote generally for directors of the corporation at any special meeting called for the purpose. Shareholders of Hibernia may remove a director for cause (defined as gross negligence or wilful misconduct) by the vote of a majority of the total voting power and may remove a director without cause by a vote of two-thirds of the total voting power.

     Amendment of Articles and Bylaws. As described in more detail above, Commercial's Articles of Incorporation currently provide that certain provisions of those Articles of Incorporation (relating to directors, Bylaws, mergers, consolidations and certain other fundamental changes, and certain required shareholder votes) may only be amended by 75% of the outstanding shares of the corporation. The Amendment, if approved, would modify these voting requirements in certain respects. See "PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION OF COMMERCIAL." Hibernia's Articles of Incorporation may be amended by a vote of a majority of the voting power present at any meeting called for that purpose.

     Commercial's Articles of Incorporation provide that the Bylaws may be amended by the affirmative vote of a majority of the entire Board of Directors or by the affirmative vote of the holders of 75% or more of the total voting power of the corporation. Commercial's Bylaws provide that they may be amended or repealed by the affirmative vote of a majority of the entire Board of Directors or by the affirmative vote of a majority of the shareholders at any shareholders' meeting. The Bylaws of Hibernia may be amended or repealed by a vote of two-thirds of the total voting power outstanding or by a vote of two-thirds of the "continuing directors" of the company, as defined in the Bylaws. A "continuing director" for this purpose is generally a director who was nominated for election by a majority of the existing directors.

     Special Meetings of Shareholders. The Board of Directors may call a special meeting of the shareholders of Commercial at any time. In addition, Commercial shareholders owning an aggregate of at least 51% of the capital stock of Commercial may call a special meeting of the shareholders of Commercial.

     Special meetings of the shareholders of Hibernia may be called by the Chairman of the Board, the President, the Chief Executive Officer or the Treasurer of Hibernia. In addition, shareholders holding one-fifth or more of the total voting power of Hibernia may request a special meeting of shareholders and, upon receipt of such request, the Secretary of Hibernia is required to call a special meeting of the shareholders.

     Shareholder Proposals. Commercial's Articles of Incorporation and Bylaws do not contain any provision either expressly forbidding or permitting a shareholder to submit a proposal for consideration at shareholders' meeting or to nominate any person for election as a director. Hibernia's Bylaws contain certain provisions expressly allowing shareholders to submit such proposal and to nominate individuals for election as directors, under certain circumstances and provided the shareholder complies with all of the conditions set forth in those provisions. In addition, the proxy rules applicable to public companies whose stock is registered with the Securities and Exchange Commission, such as Hibernia, protect these rights of shareholders even in the absence of a bylaw provision such as Hibernia's.

     Certain Transfer Restrictions Relating to 5-Percent Shareholders. Article IX of Hibernia's Articles of Incorporation restricts transfers of equity interests in Hibernia under certain circumstances. This restriction (the "5-Percent Restriction") is intended to protect Hibernia from certain transfers of equity interests which could have a material adverse effect on Hibernia's ability to use certain tax benefits to reduce its taxable income. Under the 5-Percent Restriction, if, before December 29, 1995, a shareholder transfers or agrees to transfer Hibernia stock or stock equivalents, the transfer will be prohibited and void to the extent that it would result under applicable Federal income tax rules in the identification of a new "5-percent shareholder" of Hibernia or an increase in the percentage stock ownership of any existing "5-percent shareholder" is increased.

      The 5-Percent Restriction does not apply to any transfer which has been approved in advance by the Board of Directors of Hibernia, or which is made in compliance with exceptions established from time to time by resolution of the Board of Directors. The Board of Directors may withhold its approval of a transfer only if, in its judgment, the transfer may result in any limitation on the use by Hibernia of its net operating loss carryforwards or built-in tax losses or other tax attributes. The Board of Directors may adopt further resolutions exempting additional transfers from the 5-Percent Restriction.

      The 5-Percent Restriction may adversely affect the marketability of the Hibernia Common Stock by discouraging potential investors from acquiring equity securities of Hibernia.
However, since its adoption in September 1992, the 5-Percent
Restriction does not appear to have had any such adverse affect on the marketability of the Hibernia Common Stock.

     While the 5-Percent Restriction may have the effect of impeding a shareholder's attempt to acquire a significant or controlling interest in Hibernia, the purpose of the 5-Percent Restriction is to preserve the tax benefits of Hibernia's previous losses, not to insulate management from change. Management of Hibernia believes the tax benefits outweigh any anti-takeover impact of the 5-Percent Restriction. Any anti-takeover effect of the 5-Percent Restriction will end with the termination of the 5-Percent Restriction on December 29, 1995.

     Indemnification of Officers and Directors. Hibernia's Articles of Incorporation provide for indemnification of officers and directors of the company under the circumstances permitted by Louisiana law. This indemnification provision requires indemnification, except as prohibited by law, of officers and directors of Hibernia or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of Hibernia) by reason of the fact that the person served as an officer or director of Hibernia or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against Hibernia if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires Hibernia to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

     Commercial's Bylaws provide that, with two exceptions, the corporation shall indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) he conducted himself in good faith; and (b) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest, and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The two exceptions are that the corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (y) in connection with any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that a personal benefit was improperly received by him. Indemnification permitted under Commercial's Bylaws in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with defense of the claims.

     Like the corresponding provision of Hibernia's Articles of Incorporation, Commercial's Bylaws provide that Commercial shall pay for or reimburse the reasonable expenses of directors who are parties to a proceeding and that such expenses must be paid in advance of the final adjudication of the matter. The standards imposed by Commercial's Bylaws, however, differ somewhat from Hibernia's in this regard. Under Commercial's Bylaws, Commercial is only obligated to advance legal fees to directors if (a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding paragraph, (b) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advanced amounts if it is ultimately determined that he did not meet the applicable standard of conduct, and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Bylaws.

     Commercial's Bylaws require indemnification of a director or officer who was wholly successful in the defense of any proceeding to which he is a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Additionally, Commercial may, but is not required to, indemnify and advance expenses to officers, employees or agents of the corporation who are not directors to the same extent as such indemnification or payment may be available to a director.

Interests of Certain Persons in the Merger

     Termination of Deferred Compensation Agreements. The Bank and Commercial maintain deferred compensation plans for their directors (collectively, the "Plans"). Under the Plans, each participating director may elect to defer all or a portion of his board and committee fees. The total amount of this deferred compensation is an unfunded liability of the Bank or Commercial, and interest accrues on this amount during each year at the rate payable on 10-
Year Treasury Bills as of January 1 of that year, compounded annually. Fifteen current directors of the Bank and Commercial are participants in one or both Plans and have entered into deferred compensation agreements with Commercial or the Bank (or both) to evidence such participation. Three of these directors have reached their retirement dates under the Plans. The Plans are intended to permit each participant to receive his deferred benefits following their retirement dates payable over 180 months for all participants except four, for whom the benefits are payable over 120 months.
The benefits may become payable before retirement under certain circumstances, including if the participant dies or ceases to be a director. The amount of these payments is determined generally by the length of participation in the Plan, the aggregate amount deferred by the participant, the amount of interest accrued before retirement, and the rate of interest at the time of retirement when the amount of the monthly payment is determined. Under the Plans, a death benefit also is payable to the participant's beneficiary or successor if the participant dies while still serving as a director. The amount of this benefit is the greater of a lump sum amount provided in such participant's agreement or the participant's plan account balance as of the date of death. If a participant dies after retirement while benefits are still being paid to the participant, his remaining monthly payments are payable to his beneficiary or successor.

     As a condition to the consummation of the Merger, Hibernia has required that the deferred compensation agreements be terminated at or prior to the Closing, and that the aggregate after tax cost to Commercial and the Bank of the terminations not exceed $600,000.
Commercial and the Bank maintain life insurance policies on certain of their directors, including all of the directors participating in the Plans. To effectuate the termination of the deferred compensation agreements, Commercial and the Bank have entered into agreements (the "Termination Agreements") with all but one of the participants permitting Commercial or the Bank to terminate the deferred compensation agreements by distributing to each such participant the insurance policy on his life maintained by the Bank or Commercial or, in the case of one participant, by making a cash payment to him. One director has not yet agreed to the termination of his deferred compensation agreement, and Hibernia has indicated that it will assume Commercial's obligations under that director's agreement if it is not terminated prior to the Closing. The cash value of the insurance policies expected to be delivered to the participants exceeds the credited amounts in the participants' accounts under the Plans. Set forth below is a table showing as of December 31, 1993, for each participant who has entered into a Termination Agreement (including directors who have reached their Plan retirement dates (a) with respect to benefits under the Plan, the approximate amount of the participant's Plan account balance (amounts deferred plus accrued interest) and teh amount of the death benefit payable under the Plan to the participant's beneficiaries in the event of his death before reaching his plan retirement date, and (b) with respect to the insurance policies to be distributed pursuant to the Termination Agreements, the death benefit payable under, and cash surrender value of, the insurance policy being distributed to him.

     The amounts shown below in the column entitled "Death Benefit as of 12/31/93" are the amounts of the death benefits to each of the directors who participate in one or both of the Plans. This amount would be payable to the director even if the agreements were not terminated.

             Plan Account    Lump Sum      Policy Cash  Death Benefit
             Balance as    Pre-Retirement  Value as of     as of
             12/31/93      Death Benefit    12/31/93      12/31/93

Blevins        $107,748    $529,000         $159,131      $706,673
Caffery           9,315        *              18,451        33,237
Dronet           42,358     347,000           71,539       436,565
Edwards          33,492     780,000           97,215       892,317
Landry           33,492     419,000           81,402       515,057
Miller           42,361     399,000           99,123       409,000
Noland(CBI)      55,819     720,000          113,102       720,000
Noland(FCB)      97,553     682,000          220,452       926,016
Poindexter       52,354        *              69,193       168,630
Sagrera          33,492     374,000           81,865       470,243
Snellgrove       42,358     428,000           76,847       518,797
St. Blanc        42,358     444,000           81,899       544,969
Thomson          33,277        *              41,860        93,690
Trowbridge       83,221     678,000          169,832        866,895
Zuniga           72,273     441,000           91,265        547,083
*Retired director. A lump sum death benefit is not payable after retirement.



     Indemnification of Commercial Directors. The terms of the Merger include certain provisions that protect the officers and directors of Commercial and the Bank from and against liability for actions arising while they served in those capacities for Commercial and/or the Bank. The Agreement provides for indemnification of such persons to the same extent as they would have been indemnified under the Articles of Incorporation and Bylaws of Hibernia in effect on September 28, 1993, except that the Agreement limits Hibernia's aggregate liability for such indemnification to $5 million and requires each officer and director eligible for such indemnification to execute a joinder agreement in which such persons agree to cooperate with Hibernia in any litigation or proceeding giving rise to a claim of indemnification. The indemnification provisions of the Agreement do not apply to claims of which such persons were aware or should have been aware on or prior to the Closing Date as to which Commercial's or the Bank's director and officer liability insurance carrier was not notified prior to the Closing.

     The Agreement also provides for indemnification of Commercial's officers, directors and certain affiliates from and against liability arising under the Securities Act or otherwise if such liability arises out of or is based on an untrue statement in the Registration Statement or omission of a material fact required to be stated therein or necessary to make the statements made therein not misleading. This indemnification does not apply to statements made in reliance on information furnished to Hibernia by Commercial for use in the Registration Statement, including this Proxy Statement-Prospectus.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Hibernia or First Continental pursuant to the foregoing arrangements, Hibernia and First Continental have been informed that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Change of Control Severance Agreements. A number of employees and officers of Commercial and the Bank have executed agreements with Commercial and/or the Bank that provide for the payment of certain amounts in the event the employment of any such person is terminated as a result of the Merger. These agreements provide for severance in the event the employee is terminated as a result of a change of control of Commercial and/or the Bank in an amount equal to either six months' or one year's salary, depending upon the seniority and position of the particular employee.

     Advisory Board of Directors. If the Merger occurs, HNB is considering the creation of an Advisory Board of Directors for the Acadiana Region. If the Advisory Board is created, the number and identities of the persons who would serve on that Board have not been determined, but the Board, if created, is likely to include members of the Board of Directors of the Bank. The function and authority of such a Board has not yet been determined. If such a Board is created, the members of the Advisory Board would be compensated for their attendance at each meeting of the board in an amount that has not been determined but that is expected to be comparable to the amounts currently paid to HNB's other advisory boards.

Material Tax Consequences

     The following is a summary description of the material income tax consequences of the Merger; it is not intended to be a complete description of the federal income tax consequences of the Merger. Tax laws are complex, and each shareholder's individual circumstances may affect the tax consequences to such shareholder. In addition, no information is provided with respect to the tax consequences of the Merger under applicable state, local or other tax laws. Each shareholder is therefore urged to consult a tax advisor regarding the tax consequences of the Merger to him or her.

     Consummation of the Merger is conditioned upon the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368 of the Code, and that the exchange of Commercial Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to Commercial's shareholders with respect to such exchange. See "PROPOSED MERGER--Representations and Warranties; Conditions to the Merger; Waiver."

     If the Merger constitutes a reorganization within the meaning of Section 368 of the Code: (i) no gain or loss will be recognized by Commercial, the Bank, Hibernia or HNB by reason of the Merger;
(ii) a shareholder of Commercial will not recognize any gain or loss for federal income tax purposes to the extent Hibernia Common Stock is received in the Merger in exchange for Commercial Common Stock; (iii) the tax basis in the Hibernia Common Stock received by a shareholder of Commercial will be the same as the tax basis in the Commercial Common Stock surrendered in exchange therefor; and
(iv) the holding period, for federal income tax purposes, for Hibernia Common Stock received in exchange for Commercial Common Stock will include the period during which the shareholder held the Commercial Common Stock surrendered in the exchange, provided that the Commercial Common Stock was held as a capital asset at the Effective Date.

     The Louisiana income tax treatment to the shareholder of Commercial should be substantially the same as the federal income tax treatment to the shareholders of Commercial described above. Shareholders residing in states other than Louisiana are encouraged to consult their tax advisors regarding the state income tax implications of the Merger to them.

     The parties have received the opinion of Ernst & Young, certified public accountants, as to the matters described in this section, a copy of which is attached hereto as Appendix F. As noted in the opinion, the opinion is based upon certain representations and assumptions described therein. Shareholders of Commercial are urged to review the full text of the opinion of Ernst & Young attached hereto as Appendix F with regard to the tax consequences of the Merger to them.

     Cash received by Commercial shareholders in lieu of fractional shares will be taxed to them as a distribution in partial redemption of their Commercial Common Stock. Similarly, cash received by Commercial shareholders who exercise and perfect dissenters' rights will be taxable to them as a distribution in full redemption of their Commercial Common Stock. See "PROPOSED MERGER--Rights of Dissenting Shareholders." The character of the gain, if any, recognized by a shareholder who receives cash will depend upon the character of the Commercial Common Stock so redeemed. Commercial shareholders who receive cash are urged to consult their tax advisors to determine the tax effect to them of their receipt of cash.

     Cash received by a dissenting shareholder of Commercial in exchange for his or her Commercial stock should be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no stock either directly or through the application of Section 318(a) of the Code, the redemption should be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her stock, as provided by Section 302(a) of the Code. The Louisiana income tax treatment to dissenting shareholders of Commercial will be substantially the same as the federal income tax treatment to such shareholders. Shareholders residing outside of Louisiana should consult their tax advisors as to the state income tax consequences of exercising dissenters' rights.

Resale of Hibernia Common Stock

     The shares of Hibernia Common Stock issuable to shareholders of Commercial upon consummation of the Merger have been registered under the Securities Act. It is a condition to closing of the Merger that all shares of Hibernia Common Stock issued in connection with the Merger be approved for listing, upon official notice of issuance, on the NYSE. Such shares may be traded freely by those shareholders not deemed to be affiliates of Commercial as that term is defined under the Securities Act. The term "affiliate" generally means each person who controls, or is a member of a group that controls, or who is under common control with, Commercial, and for purposes hereof could be deemed to include all executive officers, directors and 10% shareholders of Commercial.

     Hibernia Common Stock received and beneficially owned by those shareholders who are deemed to be affiliates of Commercial may be resold without registration as provided by Rule 145, or as otherwise permitted, under the Securities Act. Such affiliates, provided they are not affiliates of Hibernia Corporation, may publicly resell Hibernia Common Stock received by them in the Merger subject to certain limitations, principally as to the manner of sale, during the two years following the Effective Date. After the two-year period, such affiliates may resell their shares without restriction. In addition, shares of Hibernia Common Stock issued to affiliates of Commercial in the Merger will not be transferable until financial statements pertaining to at least 30 days of post-Merger combined operations of Hibernia and Commercial have been published, in order to satisfy certain requirements of the Commission relating to pooling-of-interests accounting treatment.

     The Agreement provides that Commercial will use its best efforts to identify those persons who may be deemed to be affiliates of Commercial and to cause each person so identified to deliver to Hibernia a written agreement providing that such person will not dispose of Commercial Common Stock or Hibernia Common Stock received in the Merger except in compliance with the Securities Act, the rules and regulations promulgated thereunder and the Commission's rules relating to pooling-of-interests accounting treatment.

Rights of Dissenting Shareholders

     Each Commercial shareholder who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided in Louisiana Revised Statutes Section 12: 131 of the Louisiana Business Corporation Law, as amended ("LBCL"), a copy of which is set forth as Appendix E hereto.

     Section 131 requires that shareholders of Louisiana companies who vote against a merger have the right to dissent if the merger is authorized by less than 80% of the total voting power of the company. In order to so dissent, the shareholder must file with the corporation a written objection to the merger, which objection must be filed with the corporation prior to or at the date of the meeting at which the vote is taken. In addition, the shareholder must vote against the merger at the meeting. If the merger is approved by less than eighty percent of the total voting power of the company, the company must provide by registered mail notice of such vote to shareholders who filed a written objection and voted against the merger. A dissenting shareholder may then file with the company a written demand for the fair cash value of his shares as of the date before the vote was taken. The demand must be made within twenty days of the mailing of the notice from the company and must include the fair value being requested by the dissenting shareholder. The shareholder must also include in the demand a post office address to which the company's reply may be sent and must deposit his shares in escrow at a bank or trust company, duly endorsed and transferred to the company on the sole condition that the fair value be paid. If the company does not agree with the fair value requested by the dissenting shareholder, it must notify the shareholder within twenty days after receipt of the shareholder's demand and state in such notice the value it is willing to pay for the shares. If a disagreement continues over the fair value, the LBCL provides a method for determination of fair value by a district court in the parish in which the corporation (if it still exists) or the merged corporation has its registered office.

     The amount received by a dissenting shareholder may be more or less than, or equal to, the value of the Hibernia Common Stock received by other Commercial shareholders in the Merger.

     Shareholders who file a demand for payment of fair value cease to have any rights as shareholders of the company thereafter.
Also, shareholders may withdraw their demand at any time before the company gives notice of disagreement. Withdrawal of a demand thereafter requires the written consent of the company in order to be effective.

     Each step must be taken in strict compliance with the applicable provisions of the statute in order for holders of Commercial Common Stock to perfect dissenters' rights.


Dividend Reinvestment Plan

     Hibernia Corporation maintains a Dividend Reinvestment Plan through which shareholders of Hibernia who participate in the plan may reinvest dividends in Hibernia Common Stock. Shares are purchased for participants in the plan at their market value as determined by the market price of the stock as listed on the NYSE. The plan also permits participants to purchase additional shares with cash at the then-current market price. All shares purchased through the plan are held in a separate account for each participant maintained by Hibernia's transfer agent. Shareholders who participate in the Dividend Reinvestment Plan purchase shares through the plan without paying brokerage commissions or other costs ordinarily associated with open market purchases of stock.
It is anticipated that the Dividend Reinvestment Plan will continue after the Effective Date and that shareholders of Commercial who become shareholders of Hibernia will have the same opportunity to participate in the plan as other shareholders of Hibernia.

Accounting Treatment

     It is anticipated that the Merger will be accounted for as a "pooling-of-interests" transaction. In order for the Merger to qualify for pooling-of-interests accounting treatment, 90% or more of the outstanding Commercial Common Stock must be exchanged for Hibernia Common Stock. If holders of more than 10% of the outstanding Commercial Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for pooling-of-
interests accounting treatment.   Also, in order for the pooling-
of-interests accounting method to apply, "affiliates" of Commercial cannot reduce their holdings of Hibernia Common Stock received in the Merger for a period beginning 30 days prior to the Effective Date and ending upon the publication of at least 30 days of post-Merger combined operations of Commercial and Hibernia. Persons believed by Commercial to be "affiliates" have agreed to comply with these restrictions.

     Commercial has agreed to use its best efforts to permit the transaction to be accounted for as a pooling-of-interests. Hibernia is not obligated to consummate the Merger if the Merger does not qualify for pooling-of-interests accounting treatment.


                CERTAIN REGULATORY CONSIDERATIONS

General

     As a bank holding company, Hibernia is subject to the regulation and supervision of the Federal Reserve Board. Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited from engaging under the BHCA in nonbanking activities, subject to certain exceptions.

     Hibernia's banking subsidiary, HNB is subject to supervision and examination by applicable federal and state banking agencies. HNB is a national banking association subject to the regulation and supervision of the Comptroller of the Currency (the "Comptroller"). HNB is also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may offered. Various consumer laws and regulations also affect the operations of HNB. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

Payment of Dividends

     Hibernia has substantial capital in excess of its needs for capital. Consequently, although Hibernia would ordinarily depend upon payment of dividends by HNB in order to pay dividends to its shareholders, it does not currently depend upon HNB dividends for the sources of its dividends to shareholders. In the event its capital position changes or management determines to preserve holding company capital for other purposes, Hibernia would derive substantially all of its income from the payment of dividends by HNB, and its ability to pay dividends would be affected by the ability of HNB to pay dividends. HNB is subject to various statutory restrictions on its ability to pay dividends to Hibernia. Under such restrictions, the amount available for payment of dividends to Hibernia by HNB was approximately $60 million at December 31,, 1993. In addition, the OCC has the authority to prohibit any national bank from engaging in an unsafe or unsound practice, and the OCC has indicated its view that it generally would be an unsafe and unsound practice to pay dividends except out of current operating earnings. The ability of HNB to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies or agreements and by capital guidelines. Additional information in this regard is contained in documents incorporated by reference herein. See "AVAILABLE INFORMATION."

     In addition, consistent with its policy regarding bank holding companies serving as a source of strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial conditions.

Restrictions on Extensions of Credit

     HNB is subject to restrictions imposed by federal law on the ability of any national bank to extend credit to affiliates, including Hibernia, to purchase the assets thereof, to issue a guarantee, acceptance or letter of credit on their behalf (including an endorsement or standby letter of credit) or to purchase or invest in the stock or securities thereof or to take such stock or securities as collateral for loans to any borrower. Such extensions of credit and issuances generally must be secured by eligible collateral and are generally limited to 15% of HNB's capital and surplus.

            CERTAIN INFORMATION CONCERNING COMMERCIAL

Description of Business

     General. Commercial was incorporated on October 21, 1983, as a business corporation under the laws of the State of Louisiana for the principal purpose of engaging in banking and non-banking activities as allowed for a bank holding company. Commercial is a registered bank holding company under the BHCA, and acts as a holding company for its wholly-owned subsidiary, the Bank, a state bank organized under the laws of Louisiana. The Bank is Commercial's only subsidiary. Commercial is a legal entity separate and distinct from the Bank. Commercial receives substantially all of its revenue from dividends paid to it by the Bank.

     The Bank is the successor to Commercial Bank & Trust Company, which was organized as a state bank under the laws of Louisiana in 1906. In July, 1989, Commercial Bank & Trust Company changed its name to First Commercial Bank in connection with a merger of First National Bank of Abbeville with and into Commercial Bank & Trust Company. As of December 31, 1993, Commercial and the Bank had total consolidated assets of approximately $169 million and total consolidated shareholders' equity of approximately $14.1 million.

     The Bank offers consumer and commercial banking services in St. Mary, Iberia and Vermilion Parishes, Louisiana. The Bank has a total of seven banking offices, with one office located in each of Baldwin, Centerville, and New Iberia, Louisiana and two offices located in both Franklin and Abbeville, Louisiana. Additionally, the Bank has one drive-up only facility that is close to, and operated in conjunction with, one of the banking offices located in Franklin. The Bank provides customary banking services such as checking and savings accounts, various types of time deposits, safe deposit facilities and money transfers. The Bank also finances commercial transactions and makes and services both secured and unsecured loans to individuals, firms and corporations. The lending operations of the Bank include various types of credit services for the customers of the Bank. Commercial's principal executive office is at 521 Main Street, Franklin, Louisiana 70538, and its telephone number is (318) 828-5140.

     There is no individual customer or group of customers, the loss of which would have a material adverse effect on the operations of the Bank. No significant portion of the Bank's loans is concentrated within a single industry or group of related industries.

     Properties. All properties of Commercial are held through the Bank. As indicated above, the Bank has seven banking offices and one drive-up only facility. The Bank owns the land, building and certain related properties where each of its banking offices is located, other than the New Iberia branch, the Oaklawn branch in Abbeville and the drive-up only facility in Franklin, which are leased. The following table gives the location of each of Commercial's banking offices. None of the banking offices owned by the Bank is subject to a mortgage.

     First Commercial Bank, Franklin, LA  Baldwin Branch
     521 Main Street                    Highway 90 and Main Street
     Franklin, Louisiana  70538         Baldwin, Louisiana  70514

     Edward H. Peterman Branch          Drive-In Branch
     Highway 182 West                   501 First Street
     Centerville, Louisiana  70522 Franklin, Louisiana  70538

     Northwest Branch                   Abbeville Branch
     301 Northwest Boulevard       407 Charity Street
     Franklin, Louisiana  70538         Abbeville, Louisiana  70510

     Oaklawn Branch                New Iberia Branch
     1110 Veterans Memorial Drive  956 South Lewis Street
     Abbeville, Louisiana  70510   New Iberia, Louisiana  70560

     On September 16, 1993, the Bank received a notice that it had not timely renewed its lease of the Oaklawn Branch and that the lease had terminated. The Bank has remained in occupancy at the Oaklawn Branch pursuant to the terms of an Occupancy Agreement entered into with certain of the co-owners of the Branch. The Bank was unable to resolve this dispute through negotiations with the lessors of the Oaklawn Branch and, as a result, determined, with Hibernia's consent, to move its Oaklawn Branch to a different location that management of Commercial believes will be more favorable. The co-owners of the property who did not execute the Occupancy Agreement commenced litigation against Commercial and the Bank in this regard, which they vigorously contested. On February 7, 1994, the parties settled this litigation under an agreement that permits the Bank to continue leasing the Branch through August 1, 1994, with an option to extend the lease through December 31, 1994, during which time the Bank intends to construct a new branch. The alleged termination of the Oaklawn Branch lease, the settlement of the litigation and the decision by the Bank to relocate that branch did not result in any modification to the terms of the proposed Merger.

     Employees. Commercial and the Bank have, in the aggregate, approximately 85 full-time equivalent employees.

     Competitive Conditions. Commercial and the Bank do business in St. Mary, Iberia and Vermilion Parishes. Eight other commercial banks and savings and loan institutions are doing business in St. Mary Parish, nine other commercial banks and savings and loan institutions are doing business in Iberia Parish, and nine other commercial banks and savings and loan institutions are doing business in Vermillion Parish. Intense competition for loans and deposits comes from other commercial banks and savings and loan associations in the Bank's market areas. The Bank also competes with credit unions, small loan companies, insurance companies, mortgage companies, finance companies, brokerage houses and other financial institutions, some of which are not subject to the same degree of regulation and restrictions as the Bank and many of which have financial resources far greater than the Bank.

Ownership of Commercial Common Stock and Dividends

     Market Prices. As of the Record Date, there were 281,843 shares of Commercial Common Stock outstanding and approximately 120 shareholders of record of such shares. There is no established trading market for Commercial Common Stock, and it has been subject to only limited trading. The shares are not listed on any exchange or quoted on any automated quotation system, and no institution makes a market in the stock. The following table sets forth sales prices for shares of Commercial Common Stock, of which Commercial's management is aware, occurring since January 1, 1990. The prices are based on the best knowledge of Commercial's management, are not necessarily indicative of the fair market value of the shares at the time of the trade, and may not reflect all trades or the prices of those trades.

     Approximate
       Date of
     Transaction         Number of Shares         Price Per Share

     December 28, 1990         500             $24.00
     February 25, 1991         500              22.00
     July 12, 1991             800              20.00
     February 4, 1992                40              21.00
     May 27, 1993              600              45.00

     In addition to the transactions described above, six transactions have occurred with respect to "directors qualifying shares" of certain current and one former director of the Bank. Under Louisiana law, directors of the Bank are required to own at least the lesser of $5,000 book value or $1,000 par value of shares of Commercial or the Bank. These shares are sometimes called "directors' qualifying shares." Before January 1, 1993, six directors of the Bank each owned as their qualifying shares 500 shares of Commercial Common Stock, which were acquired from Commercial for their par value of $2.00 per share. These shares were subject to a restriction that permitted Commercial to repurchase at the same price of $2.00 per share any of these shares that such director proposed to transfer. In January of 1993 Commercial agreed to remove the restrictions permitting such repurchase by Commercial for the 500 directors' qualifying shares owned by J. Roland Livingston, the President and a director of Commercial. On April 19, 1993, Commercial repurchased 500 directors' qualifying shares at $2.00 per share from an individual who had ceased to be a director of the Bank. Finally, in May 1993, the Board of Commercial determined to eliminate the restrictions affecting the shares owned by four directors of the Bank. For this purpose, during May and June 1993, Commercial repurchased the directors' qualifying shares of the four directors at the par value thereof of $2.00 per share, and then immediately resold these shares to each such director at a price of $40.00 per share.

     The proposed Merger was first publicly announced on July 27, 1993. The most recent sale of Commercial Common Stock of which Commercial's management is aware before that date occurred on or about May 27, 1993, at $45 per share for a total of 600 shares.

     Ownership of Principal Shareholders. Except for the Commercial Common Stock, Commercial has no other class of voting securities issued or outstanding. The following table provides information concerning persons known to Commercial to be beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of Commercial Common Stock, as of the Record Date. Except as set forth below, no person is known by Commercial as of such date to be the beneficial owner of more than 5% of the outstanding voting securities of Commercial. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

                                        Number of      Percentage
Name and Address              Shares of         of
                                        Common Stock   Class Owned

P. Foster Bailey               22,491.67       7.98%
P. O. Box 842
Baton Rouge, Louisiana  70821-0842

James J. Bailey, III           22,491.67       7.98%
P. O. Box 842
Baton Rouge, Louisiana  70821-0842

Virginia B. Noland and         22,491.67(1)    7.98%
John B. Noland
Suite 2424, One American Place
Baton Rouge, Louisiana  70825-0007


W. Prescott Foster             20,337.5        7.22%
HC 60, Box 659
Franklin, LA  70538

Murphy J. Foster, Jr.          20,837.50       7.39%
P. O. Box 212
Franklin, Louisiana  70538-9614

Commercial Bancshares, Inc.
Employee Stock Ownership Plan  15,723.00       5.58%
P. O. Box 1200
Jackson, Mississippi  39215-1200

Patricia Palfrey Stiel and     14,825.00(2)    5.26%
David H. Stiel, Jr.
P. O. Box 452
Franklin, Louisiana  70538-0452

Marjorie P. Trowbridge         14,127.00       5.01%
P. O. Box 1068
Franklin, Louisiana  70538-1068

________________________________

(1) Includes 20,991.67 shares held by Mrs. Noland and 1,500 shares held by Mr. Noland.

(2) Includes 9,125 shares held by Mrs. Stiel, 5,300 shares held by Mr. Stiel and 400 shares held by corporations controlled by Mr. Stiel.

     Ownership of Directors and Executive Officers of Commercial. The following table provides information concerning the shares of Commercial Common Stock beneficially owned, directly or indirectly, by each director and executive officer of Commercial, and all directors and executive officers as a group, as of the Record Date. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

                                        Number of      Percentage
Name and Address              Shares of         of
                                        Common Stock   Class Owned

Murphy J. Foster, Jr.          20,837.50         7.39%

John T. Landry                    540.00          *

J. Roland Livingston            1,412.3983(1)     *

John B. Noland                 22,491.67(2)      7.98%

David H. Stiel, Jr.            14,825.00(3)      5.26%

Newman Trowbridge, Jr.          3,516.00         1.25%

All directors and executive    63,622.568(2)(3) 22.57%
officers as a group
____________________________
*    Less than 1%

(1) Includes 912.3983 shares held for Mr. Livingston's benefit by Commercial's Employee Stock Ownership Plan.

(2)  Includes 20,991 shares held by Mr. Noland's spouse.

(3) Includes 9,125 shares held by Mr. Stiel's spouse and 400 shares held by corporations controlled by Mr. Stiel.

     Dividends. Commercial declared a dividend of $1.00 per share of Commercial Common Stock during the second quarter of 1993. Commercial did not declare any dividends during either the 1992 or 1991 calendar years. The Agreement prohibits Commercial from declaring or paying any dividends while the Agreement remains in effect, except that, if the Merger does not close before March 31, 1994, Commercial is permitted to declare and pay on or after March 31, 1994, its normal dividend of $1.00 per outstanding share of Commercial Common Stock.

     Commercial's ability to declare and pay dividends also is restricted under the provisions of a loan agreement between Deposit Guaranty National Bank ("Deposit Guaranty") and Commercial. Under the provisions of this loan agreement, Commercial is prohibited from declaring or paying any dividend during the fiscal year to the extent that such dividend exceeds 8% of the consolidated net income of Commercial and the Bank in that year.

     Commercial's ability to pay dividends is dependent upon the earnings and financial condition of the Bank, since substantially all of the funds used by Commercial to pay dividends are derived from dividends paid by the Bank to Commercial. Dividend payments by the Bank are subject to certain regulatory restrictions.

             RELATIONSHIP WITH INDEPENDENT AUDITORS

     Commercial has appointed Castaing, Hussey & Lolan, Certified Public Accountants, as independent auditors for the fiscal year ending December 31, 1993. Castaing, Hussey and Lolan has continuously served as the independent auditors for Commercial since the Fall of 1991. A representative of Castaing, Hussey & Lolan is expected to be present at the Special Meeting of Commercial's shareholders, will have an opportunity to make a statement if he desires and will be available to respond to appropriate questions.

                       VALIDITY OF SHARES

     The validity of the shares of Common Stock offered hereby has been passed upon for Hibernia by Patricia C. Meringer, Associate Counsel and Secretary of Hibernia. As of the date of this prospectus, Ms. Meringer owned no shares of Hibernia Common Stock and held options to purchase 8,000 shares of Hibernia Common Stock, which options are not currently exercisable.

                             EXPERTS

     The consolidated financial statements of Hibernia incorporated in this Prospectus by reference from Hibernia's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon incorporated herein by reference, and has been so incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Commercial for the fiscal years ended December 31, 1993, 1992 and 1991 contained in this Proxy Statement-Prospectus have been audited by Castaing, Hussey & Lolan, certified public accountants, as set forth in their reports thereon contained therein, and have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

           COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY
                      FINANCIAL STATEMENTS



                   COMMERCIAL BANCSHARES, INC.
                         AND SUBSIDIARY

                Consolidated Financial Statements
                as of December 31, 1993 and 1992
                 and For Each of the Three Years
              in the Period Ended December 31, 1993
                 Together with Auditors' Report

                   COMMERCIAL BANCSHARES, INC.
                         AND SUBSIDIARY

                Consolidated Financial Statements
                as of December 31, 1993 and 1992
                 and For Each of the Three Years
              in the Period Ended December 31, 1993
                 Together with Auditors' Report




                        TABLE OF CONTENTS

                                             Exhibit        Page

Independent Auditors' Report                                 1


Consolidated Statements of Condition             A           2

Consolidated Statements of Income                B           3

Consolidated Statements of Changes in
  Shareholders' Equity                           C           4

Consolidated Statements of Cash Flows            D           5

Notes to Consolidated Financial Statements       E         6 - 20


Independent Auditors' Report on Additional
  Information                                                21


Additional Information:

   Consolidating Statement of Condition
     Information                                F            22

   Consolidating Statement of Income
     Information                                G            23

   Consolidating and Eliminating Entries        H            24

                  INDEPENDENT AUDITORS' REPORT



Board of Directors
Commercial Bancshares, Inc. and Subsidiary
Abbeville, Louisiana

We have audited the accompanying consolidated statements of condition of Commercial Bancshares, Inc. and Subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Holding Corporation and Subsidiary's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Commercial Bancshares, Inc. and Subsidiary as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Note 8, Commercial Bancshares, Inc. and Subsidiary changed its method of accounting for deferred income taxes as of December 31, 1993.




January 25, 1994

                                                        Exhibit A

           COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONDITION - DECEMBER 31, 1993 AND 1992
(Dollars in Thousands)

                             Assets

                                               1993       1992
Cash and Due from Banks                   $   8,583   $   6,835
Interest Bearing Deposits                         7          47
Federal Funds Sold                            2,850      11,350

   Total Cash and Cash Equivalents           11,440      18,232

Investment Securities                        91,772      89,429
Loans (net of allowance for loan losses of
  $1,326 and $1,195 in 1993 and 1992,
  respectively)                              57,590      63,124
Premises and Equipment, Net                   2,936       3,235
Real Estate and Other Property Acquired
   by Foreclosure, Net                          608       2,266
Accrued Interest Receivable                   1,775       1,775
Other Assets                                  2,636       2,180

Total Assets                              $ 168,757   $ 180,241


              Liabilities and Shareholders' Equity

Liabilities:
Deposits:
   Non-interest Bearing Deposits          $  23,084   $  26,143
   Interest Bearing Deposits                125,809     136,330

      Total Deposits                        148,893     162,473

Accrued Interest Payable                        473         555
Notes Payable                                 3,345       3,545
Other Liabilities                             1,953       1,514

Total Liabilities                           154,664     168,087

Shareholders' Equity:
Common Stock, $2 par value, 500,000 shares
   authorized, 314,723 shares issued,
   281,843 and 282,343 shares outstanding
   in 1993 and 1992                             629        629
Capital Surplus                                 591        515
Undivided Profits                            13,968     12,163
Treasury Stock, 32,880 and 32,380 Shares
  at Cost in 1993 and 1992                   (1,154)    (1,153)
Net Unrealized Gain on Investment
  Securities Available for Sale                  59         -0-
Total Shareholders' Equity                   14,093      12,154

Total Liabilities and Shareholders'
  Equity                                  $ 168,757   $ 180,241

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                        Exhibit B

           COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONDITION - DECEMBER 31, 1993 AND 1992
(Dollars in Thousands)

                                      1993       1992       1991


Interest Income:
   Loans, Including Fees           $   5,479  $   6,489  $   7,857
   Investment Securities:
      Taxable                          5,002      5,623      6,063
      Non-taxable                         42         70        229
   Federal Funds Sold                    180        230        292

      Total Interest Income           10,703     12,412     14,441

Interest Expense:
   Deposits                            3,992      5,497      8,216
   Notes Payable                         252        377        635

      Total Interest Expense           4,244      5,874      8,851

Net Interest Income                    6,459      6,538      5,590

Provision For Loan Losses                 75        150         10

Net Interest Income After Provision
  For Loan Losses                      6,384      6,388      5,580

Other Income:
   Customer Service Fees                 962        861        918
   Loss on Sale of Marketable
   Equity Securities                      -0-      (202)      (213)
   Gain on Sale of Other
   Investment Securities                  -0-       246        235
   Other Income                          101         59         83

      Total Other Income               1,063        964      1,023

Other Expenses:
   Salaries and Employee Benefits      2,404      2,565      2,510
   Occupancy Expense                     793        794        864
   Amortization of Intangible Assets     131        155        176
   Other Operating Expenses            1,650      1,611      2,020

      Total Other Expenses             4,978      5,125      5,570

Income Before Income Tax Expense,
  Extraordinary Items and Cumulative
  Effect of a Change In Accounting
  Principle                            2,469      2,227      1,033

Income Tax Expense                       802        638        163

Income Before Extraordinary Items
  and Cumulative effect of a
  Change in Accounting Principle       1,667       1,589       870

Extraordinary Items:
   Benefit of Utilization of Net
  Operating Loss Carryforward             -0-        185       200
   Gain on Debt Extinguishment,
  Net of Income Taxes                     -0-        284        -0-
Cumulative Effect of a Change in
  Accounting Principle                   421          -0-       -0-

Net Income                         $   2,088  $    2,058  $  1,070


The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.


                                                                                            Exhibit C

                                            COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF                                                       FOR THE YEARS ENDED
CHANGES IN SHAREHOLDERS' EQUITY                                       DECEMBER 31, 1993, 1992 AND 1991
(Dollars in Thousands)
                                                                                                    Net
                                                                                             Unrealized
                                                                            Unrealized        Gain on
                                                                            Loss on          Investment
                                                                            Marketable       Securities
                                Common     Capital    Undivided   Treasury   Equity          Available
                                 Stock     Surplus     Profits     Stock    Securities         for Sale

Balance, December 31, 1990     $   629     $   515     $ 9,035    $(1,153)    $  (473)         $    -0-

Net Income                                               1,070

Change in Unrealized Loss on
  Marketable Equity Securities                                                    287

Balance, December 31, 1991         629         515      10,105     (1,153)       (186)              -0-

Net Income                                               2,058

Change in Unrealized Loss
  on Marketable
  Equity Securities                                                               186

Balance, December 31, 1992         629         515      12,163     (1,153)        -0-               -0-

Net Income                                               2,088

Dividends ($1.00 per share)                               (283)

Sale of Treasury Stock                          76                      4

Purchase of Treasury Stock                                             (5)

Change in Net Unrealized Gain
  on Investment Securities
  Available for Sale                                                                                 59

Balance, December 31, 1993     $   629     $   591    $ 13,968    $(1,154)  $      -0-       $       59

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.



                                                                                                                         Exhibit D

                                    COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                                                     FOR THE YEARS ENDED
CONSOLIDATED STATEMENTS OF CASH FLOWS         DECEMBER 31, 1993, 1992 AND 1991
(Dollars in Thousands)

                                                                                    1993       1992       1991

Cash Flows From Operating Activities:
Net Income                                                                           $  2,088   $  2,058   $  1,070
   Adjustments to Reconcile Net Income to Net Cash
      Provided by Operating Activities:
        Provision for Loan and Foreclosed Property Losses                                 193        217        337
        Change in Deferred Income Taxes                                                  (542)        (1)        -0-
        Net Premium Amortization and Discount Accretion                                 1,283        637       (315)
        Net Gain on Sale of Investment Securities                                          -0-       (44)       (22)
        Gain on Debt Extinguishment                                                        -0-      (431)        -0-
        (Gain) Loss on Disposition of Foreclosed Property
           and Premises and Equipment                                                     (39)        30         22
        Depreciation and Amortization                                                     438        482        563
        (Increase) Decrease in Accrued Interest Receivable
           and Other Assets                                                               (34)      (531)       795
        Decrease in Accrued Interest Payable                                              (83)      (441)      (358)
        Increase (Decrease) in Other Liabilities                                          445        393        (72)

Net Cash Provided By Operating Activities                                               3,749      2,369      2,020


Cash Flows From Investing Activities:
   Proceeds from Sales and Maturities of Investment Securities                         41,751     45,924     16,283
   Purchase of Investment Securities                                                  (45,319)   (50,859)   (24,768)
   Net Decrease in Certificate of Deposit                                                  -0-        -0-     1,000
   Net Decrease in Loans                                                                5,311      4,089      3,383
   Proceeds from Sales of Foreclosed Property                                           1,799        905      1,656
   Purchase of Additional Interest in Real Estate
      Acquired By Foreclosure                                                              -0-      (514)        -0-
   Purchase of Premises and Equipment                                                     (97)       (95)      (130)

Net Cash Provided By (Used In) Investing Activities                                     3,445       (550)    (2,576)

Cash Flows From Financing Activities:
   Net Increase (Decrease) in Demand Deposits, NOW
      Accounts and Savings Accounts                                                  $ (9,445)  $ 17,544   $  7,042
   Net Decrease in Certificates of Deposit                                             (4,134)   (10,149)    (6,904)
   Repayments of Notes Payable                                                           (200)    (3,312)      (863)
   Payment of Dividends                                                                  (282)        -0-        -0-
   Net Sale of Treasury Stock                                                              75         -0-        -0-

Net Cash Provided By (Used In) Financing Activities                                   (13,986)     4,083       (725)

Net Increase (Decrease) In Cash and Cash Equivalents                                   (6,792)      5,902     (1,281)

Cash and Cash Equivalents, Beginning of Year                                           18,232      12,330     13,611

Cash and Cash Equivalents, End of Year                                               $ 11,440    $ 18,232   $ 12,330



Supplemental Disclosure of Cash Flow Information:
   Cash Paid During the Year for Interest                                                $  4,327    $  6,315   $  9,208
   Cash Paid During the Year for Income Taxes                                                 897         546        175
   Income Tax Refunds Received During the Year                                                 29          -0-       867
   Transfers from Loans to Real Estate and
      Other Property Acquired by Foreclosure                                                  148         152        418

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                                                             Exhibit E

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS                     DECEMBER 31, 1993, 1992 AND 1991

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES:

The accounting and reporting policies of Commercial Bancshares, Inc. (Holding Corporation) and Subsidiary conform to generally accepted accounting principles and the prevailing practices within the banking industry. A summary of significant accounting policies is as follows:

Principles of Consolidation

The consolidated financial statements include the accounts of Commercial Bancshares, Inc. and its wholly-owned subsidiary, First Commercial Bank. All material intercompany transactions and balances have been eliminated.

Fair Value of Financial Instruments

Statement No. 107 (SFAS No. 107), "Disclosures about Fair Value of Financial Instruments," issued by the Financial Accounting Standards Board in December 1991, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. The techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Holding Corporation and Subsidiary.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

   Cash and Cash Equivalents

   For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

   Investment Securities

   Fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

   Loans

   The fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

   Deposits
   The fair value of demand deposits, NOW accounts, savings accounts, and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.


                                                      Exhibit E
                                                      Continued

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS                       DECEMBER 31, 1993, 1992 AND 1991


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
(Continued):

   Notes Payable
   Rates currently available to the Holding Corporation and Subsidiary for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

   Commitments to Extend Credit and Standby Letters of Credit

   The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

Investment Securities

In September 1993, SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities," was issued by the Financial Accounting Standards Board. The Statement modifies the accounting and reporting for certain investments as follows:

   Debt securities that the Holding Corporation and Subsidiary intend and show the ability to hold to maturity are classified as "held to maturity securities" and reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized as adjustments to interest income. Debt and equity securities that are bought and held principally for the purpose of selling them in the near future are classified as "trading securities" and reported at fair market value, with unrealized gains and losses included in income for the year. Debt and equity securities not included in the above two categories are classified as "available for sale securities", with unrealized gains and losses excluded from income and reported as a separate component of shareholders' equity.

Generally effective for years beginning after December 15, 1993, the Statement allows companies to apply the provisions as of the end of an earlier fiscal year for which annual financial statements have not previously been issued. The amounts included for investment securities in the financial statements as of December 31, 1993 have been accounted for under SFAS 115.

For previous years, investment securities, other than marketable equity securities, are carried at cost, adjusted for amortization of premiums and accretion of discounts. Marketable equity securities are stated at the lower of aggregate cost or market and are adjusted by a charge to a valuation account, "Unrealized Loss on Marketable Equity Securities", a component of shareholders' equity.

In all cases, realized gains or losses on disposition of investment securities are recorded in other income on the trade date based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method.

Loans

Loans are stated at the principal amount outstanding, net of unearned discount and allowance for loan losses. Unearned discount relates principally to consumer installment loans. The related interest income is recognized principally by the simple interest method which records interest based on the principle amount outstanding. Loan fees which represent an adjustment to the interest yield are deferred and amortized over the estimated life of the loan.


                                                                  Exhibit E
                                                                  Continued

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS                      DECEMBER 31, 1993, 1992 AND 1991

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
(Continued):

Loans (Continued)

When the payment of principal or interest on a loan is delinquent for 90 days, or earlier in some cases, the loan is placed on non-accrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on non-accrual status, interest accrued during the current year prior to the judgement of uncollectibility is charged to operations. Interest accrued during prior periods is charged to the allowance for loan losses. Generally, any payments received on non-accrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

Allowance For Loan Losses

The allowance for loan losses is a valuation allowance available for losses incurred on loans. All losses are charged to the allowance for loan losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

Management's judgment as to the level of future losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, potential loan losses, and the present level of the allowance; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio.

It should be understood that estimates of future loan losses involve an exercise of judgment. While it is possible that in particular periods the Bank may sustain losses which are substantial relative to the allowance for loan losses, it is the judgment of management that the allowance for loan losses reflected in the consolidated statements of condition is adequate to absorb possible losses in the existing loan portfolio.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed primarily using the straight-line method over the estimated useful lives of the assets which range from 3 to 40 years. Leasehold improvements are amortized on a straight-line basis over the periods of the leases or the estimated useful lives, whichever is shorter.

Real Estate Acquired by Foreclosure

Real estate acquired by foreclosure is recorded at the lower of the Bank's cost or the asset's fair value, less estimated costs to sell, which becomes the property's new basis. Any write-downs based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. Costs incurred in maintaining foreclosed real estate and subsequent write-downs to reflect declines in the fair value of the property are included in income
(loss) on foreclosed property. Gains on sales of such real estate are taken into income based on the buyer's initial and continuing investment in the property.

                                                                  Exhibit E
                                                                  Continued


                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS                       DECEMBER 31, 1993, 1992 AND 1991

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES
         (Continued):

Intangible Assets

Unamortized costs paid in excess of the fair market value of the acquired net tangible assets of First National Bank of Abbeville in 1986 are included in other assets in the consolidated statements of condition. Identifiable intangible assets, principally related to depositor and borrower relationships, are being amortized using an accelerated method over the estimated periods benefitted (6 to 12 years). The unamortized balance at December 31, 1993 and 1992 was $182,000 and $240,000, respectively. Amortization expense on identifiable intangible assets was $58,000, $81,000 and $107,000 for 1993, 1992 and 1991, respectively. The remaining costs (goodwill) are being amortized on the straight-line basis over 12 years. The unamortized balance at December 31, 1993 and 1992 was $160,000 and $199,000, respectively. Amortization expense was $39,000 for each of the years ending December 31, 1993, 1992 and 1991, respectively.

Income Taxes

Provisions for income taxes are based on amounts reported in the statements of income (after adjustments for non-taxable items) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. For 1993, as discussed in Note 8, deferred taxes are computed on the liability method as prescribed in SFAS No. 109, "Accounting for Income Taxes."

Deferred tax assets are attributed primarily to the provision for loan losses, writedowns on other real estate owned and other property acquired and deferred compensation. Deferred tax liabilities are attributed primarily to depreciation on premises and equipment and a change in the method for accounting for bad debts for tax purposes.

The tax sharing agreement between the Holding Corporation and the Bank states that the Bank is responsible for the tax liability less applicable credits calculated as if it were filing a separate return.

Consolidated Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, including interest bearing deposits and federal funds sold. Generally, federal funds are purchased and sold for one day periods.

Reclassifications

Certain reclassifications have been made to the 1991 and 1992 consolidated financial statements in order to conform to the classifications adopted for reporting in 1993.

NOTE 2 - CASH AND DUE FROM BANKS:

The Bank is required to maintain average reserve balances with the Federal Reserve Bank. Cash and due from banks in the consolidated statements of condition included amounts so restricted of $500,000 at December 31, 1993 and 1992.

                                                                  Exhibit E
                                                                  Continued

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS                       DECEMBER 31, 1993, 1992 AND 1991

NOTE 3 - INVESTMENT SECURITIES:

The amortized cost and related market value of investment securities (in thousands) are presented below:

                                           December 31, 1993

                               Amortized  Unrealized  Unrealized   Market
                                  Cost      Gains       Losses      Value

Investment Securities Held
  to Maturity:

U.S. Treasuries                 $16,491    $     105   $      -0-  $16,596
U.S. Agencies                    33,305          462         (78)   33,689
State and Political
  Subdivisions                      752           40          -0-      792
Mortgage-Backed Securities        7,954          260         (15)    8,199


Subtotal                         58,502          867         (93)   59,276

Investment Securities Available for Sale:

U.S. Treasuries                      -0-          -0-         -0-      -0-
U.S. Agencies                     6,918           15         (36)    6,897
State and Political Subdivisions     -0-          -0-         -0-      -0-
Mortgage-Backed Securities       26,294          228        (149)   26,373

Subtotal                         33,212          243        (185)   33,270

Total                           $91,714   $    1,110   $    (278)  $92,546

                                             December 31, 1992

                               Amortized  Unrealized  Unrealized   Market
                                  Cost      Gains       Losses      Value

U.S. Treasuries                 $21,716   $      234   $     (42)  $21,908
U.S. Agencies                    25,098          266        (105)   25,259
State and Political Subdivisions  1,451           42          -0-    1,493
Mortgage-Backed Securities       41,164          652        (148)   41,668

Totals                          $89,429   $    1,194   $    (295)  $90,328

The following is a reconciliation of the amortized cost of investment securities (in thousands) to the amount reported in the financial statements for the year ended December 31, 1993:

   Amortized Cost of Investment Securities                      $91,714
   Unrealized Holding Gains on Securities
      Available for Sale                                            243
   Unrealized Holding Losses on Securities
      Available for Sale                                           (185)

   Carrying Value of Investment Securities                      $91,772

                                                                  Exhibit E
                                                                  Continued

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS                       DECEMBER 31, 1993, 1992 AND 1991

NOTE 3 - INVESTMENT SECURITIES (Continued):

The amortized cost and related market value of investment securities (in thousands) at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                Amortized   Market
                                                  Cost       Value
Investment Securities Held to Maturity:

Due in One Year or Less                        $ 17,442    $ 17,549
Due After One Year through Five Years            32,636      33,037
Due After Five Years through Ten Years              470         491
Due After Ten Years                                 -0-         -0-
                                                 50,548      51,077
Mortgage-Backed Securities                        7,954       8,199

Subtotal                                         58,502      59,276

Investment Securities Available for Sale:

Due in One Year or Less                        $  5,885   $   5,854
Due After One Year through Five Years             1,033       1,043
Due After Five Years through Ten Years              -0-         -0-
Due After Ten Years                                 -0-         -0-
                                                  6,918       6,897
Mortgage-Backed Securities                       26,294      26,373

Subtotal                                         33,212      33,270

Totals                                         $ 91,714   $  92,546

Proceeds from sales of investments in debt securities during 1993 were $-0-.

Proceeds from sales of investments in debt securities during 1992 were $8,360,000. Gross gains of $246,000 and gross losses of $-0- were realized on those sales.

Proceeds from sales on investments in debt securities during 1991 were $15,340,000. Gross gains of $236,000 and gross losses of $1,000 were realized on those sales.

Investment securities with a carrying amount of approximately $28,709,000 and $30,320,000 and an estimated market value of $29,128,000 and $30,886,000 at
December 31, 1993 and 1992, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

NOTE 4 - LOANS:

The loan portfolio consists of various types of loans classified by major type (in thousands) as follows:

                                                  1993        1992

Real Estate - Construction                     $    963    $  1,153
Real Estate - Other                              33,971      36,991
Commercial and Industrial                        16,409      17,807
Consumer                                          7,007       7,698
Agriculture                                         516         641
Other                                                50          29

                                                 58,916      64,319
Less Allowance for Loan Losses                    1,326       1,195

Totals                                         $ 57,590    $ 63,124

                                                                  Exhibit E
                                                                  Continued
                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS                       DECEMBER 31, 1993, 1992 AND 1991

NOTE 4 - LOANS (Continued):

Loans had an estimated fair value of $58,392,000 and $64,229,000 at December 31, 1993 and 1992, respectively.

As of December 31, 1993 and 1992, loans outstanding to directors, officers, and their affiliates were approximately $3,075,000 and $4,634,000, respectively. In the opinion of management, all transactions entered into between the Bank and such related parties have been and are, in the ordinary course of business, made on the same terms and conditions as similar transactions with unaffiliated persons. During 1993, $2,647,000 of new and renewal loans were made and repayments of $4,206,000 were received. Letters of Credit and unadvanced lines of credit to directors, officers, and their affiliates totaled $1,357,000 and $1,305,000 at December 31, 1993 and 1992.

At December 31, 1993, fixed rate loans totaled $44,520,000 and variable rate loans totaled $14,396,000.

At December 31, 1993, 1992 and 1991 loans on which the accrual of interest had been discontinued or reduced amounted to $1,267,000, $848,000 and $1,547,000, respectively. Interest income foregone on these non-accrual loans was $81,000, $82,000 and $44,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

The Bank had five troubled debt restructurings during 1992 involving commercial loans. The aggregate recorded investment at December 31, 1992 was $352,000. The amount of interest income included in net income during 1992 from these loans was $22,000. If the loans would have been continued under the original terms gross interest income for 1992 would have been $31,000.
In 1991, there were six troubled debt restructings at an aggregate recorded investment of $817,000. Recorded interest income on these loans was $10,000 for 1991. If the restructed loans had continued under their original terms gross interest income for 1991 would have been $148,000. There were no troubled debt restructurings during 1993.

An analysis of activity in the allowance for loan losses (in thousands) is as follows:

                                             1993       1992       1991

Balance at Beginning of Year              $   1,195  $   1,306  $   2,064

   Provision Charged to Operations               75        150         10
   Loans Charged Off                           (165)      (406)      (966)
   Loan Recoveries                              221        145        198

Balance at End of Year                    $   1,326  $   1,195  $   1,306

NOTE 5 - PREMISES AND EQUIPMENT:

Premises and equipment (in thousands) are summarized below:

                                                       1993        1992

Land                                                $      456  $      456
Buildings                                                3,511       3,511
Leasehold Improvements                                      90         296
Furniture, Fixtures, and Equipment                       2,584       3,039
Construction in Progress                                     1         -0-
                                                         6,642      7,302
Less Accumulated Depreciation and Amortization          (3,706)     (4,067)

Premises and Equipment, Net                         $    2,936  $    3,235

Depreciation expense included in the consolidated statements of income was $323,000, $342,000 and $403,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

                                                             Exhibit E
                                                             Continued
                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS                  DECEMBER 31, 1993, 1992 AND 1991

NOTE 6 - DEPOSITS:

Deposits (in thousands) are summarized below:

                                                       1993        1992

Demand                                              $   23,084  $  26,143
NOW Accounts                                            27,097     28,641
Savings                                                 13,729     14,775
Money Market Accounts                                   24,911     28,707
Time Certificates of Deposits                           60,072     64,207

Totals                                              $  148,893  $ 162,473

Deposits had an estimated fair value of $149,140,000 and $162,736,000 at December 31, 1993 and 1992, respectively.

Included in the interest bearing deposits are certificates of deposit in amounts of $100,000 or more totaling $13,725,000 and $13,960,000 at December 31, 1993 and 1992, respectively.

NOTE 7 - NOTES PAYABLE:

Notes payable consist of the following note secured by 100% of the stock of the subsidiary bank. The note is subject to the terms of a loan agreement which specifies minimum net worth and capital requirements, common stock dividend restrictions, loan loss reserve requirements, limitations on non-performing assets and other customary covenants.

                                                       1993        1992


Note payable to a bank (in thousands),
bearing interest payable quarterly at
the rate of 1% in excess of the prime
rate of the lending bank, 7.00% at
December 31, 1993 and 1992.                         $    3,345   $  3,545

Notes payable had a estimated fair value of $3,345,000 and $3,545,000 at December 31, 1993 and 1992, respectively.

Maturities of notes payables (in thousands) for each of the five years succeeding December 31, 1993, are as follows:

               Year                                      Amount

        December 31, 1994                                $      390
        December 31, 1995                                       655
        December 31, 1996                                       705
        December 31, 1997                                       780
        December 31, 1998                                       815

        Total                                            $    3,345

During 1992 a portion of the notes payable were discounted by the lending bank. The extraordinary item reported at December 31, 1992 is the $431,000 discount allowed by the lending bank, net of $147,000 in related income taxes.

                                                             Exhibit E
                                                             Continued
                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS                  DECEMBER 31, 1993, 1992 AND 1991

NOTE 8 - CHANGE IN ACCOUNTING PRINCIPLE:

Deferred income taxes at December 31, 1992 were computed under the method prescribed in the Accounting Principles Board Opinion No. 11 (APB No. 11) issued by the American Institute of Certified Public Accountants.

In early 1992, the Financial Accounting Standards Board issued Statement No. 109 (SFAS No. 109) which supersedes APB No. 11 for the accounting for income taxes. SFAS No. 109 requires companies to change from the deferred method of accounting for income taxes to the liability method. Under the liability method, deferred tax balances are calculated at balance sheet dates and represent amounts of income taxes refundable or payable in future years resulting from temporary differences. The change in deferred tax balances is recorded as an element of income tax expense in the financial statements.
The cumulative effect of restating deferred taxes as of January 1, 1993 was an increase in net income of $421,000.

NOTE 9 - INCOME TAXES:

The components of the provision for federal income taxes (in thousands) are as follows:

                                             1993       1992       1991

Current Income Tax Provision              $     948  $     601  $     121
Income Taxes Related to Gain on Debt
   Extinguishment                                -0-      (147)        -0-
Benefit of Prior Net Operating Losses            -0-       185        200
Refund in Excess of Benefit Recorded
   in Prior Year                                (30)        -0-       (98)
Change in Deferred Income Taxes                (116)        (1)       (60)

Total                                     $     802  $     638  $      163


The provision for federal income taxes differs from the amount computed by applying the federal income tax statutory rate on operations as follows (in thousands):

                                    1993            1992         1991

                                 Amount    %    Amount   %    Amount   %

Taxes Calculated at Statutory
   Rate                          $    839  34.0  $ 757  34.0  $ 351   34.0
Increases (Decreases) in Taxes
   Resulting From:
   Tax-Exempt Interest                (29) (1.2)   (38) (1.7)  (116) (11.2)
   Amortization of Costs Incurred
      and Excess Purchase Price
      of Acquired Company              39   1.6     55   2.5     77    7.5
   Utilization of Available Tax
      Credits                          -0-   -0-  (164) (7.4)    -0-    -0-
   Refund in Excess of Benefit
      Recorded                        (30) (1.2)    -0-   -0-   (98)  (9.5)
   Deferred Tax from Prior Year        -0-   -0-    -0-   -0-   (60)  (5.8)
   Other, Net                         (17)  (.7)    28   1.3      9     .8

Totals                           $    802  32.5  $ 638  28.7  $ 163   15.8

                                                             Exhibit E
                                                             Continued

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS                  DECEMBER 31, 1993, 1992 AND 1991

NOTE 9 - INCOME TAXES (Continued):

Deferred income taxes (in thousands), according to the timing differences which caused them, are as follows:
                                             1993        1992       1991

Depreciation                              $     (13)  $     (19) $     (16)
Provision for Loan Losses                       (45)         (5)       215
Deferred Compensation                           (75)         14        (13)
Capital Loss not Utilized Due to Limitation      -0-        (46)       (85)
Other Real Estate Owned                          38          63          2
Limitation on Recording of Deferred Tax Debits   -0-         -0-      (102)
Other                                           (21)         (8)        (1)

Increase (Decrease) in Deferred Income
  Taxes                                   $    (116)  $      (1)  $     -0-

The net deferred tax asset (in thousands) as of December 31, 1993 is as follows:

   Deferred Tax Assets                                  $   1,111
   Deferred Tax Liabilities                                  (397)
   Deferred Tax Asset Valuation Allowance                    (177)

   Net Deferred Tax Asset                               $     537


NOTE 10 - OTHER OPERATING EXPENSES:

The components of other operating expenses (in thousands) were:

                                             1993       1992       1991

Regulatory Assessments                    $     381  $     388  $      361
Foreclosed Property Expense, Net                (62)        66         541
Legal Fees                                      177         39          50
Other Expenses                                1,154      1,118       1,068

   Total                                    $   1,650  $   1,611  $    2,020

NOTE 11 - CONCENTRATION OF CREDIT RISK:

The Bank grants primarily real estate and commercial loans to customers in Vermilion, St. Mary and Iberia Parishes and the immediate surrounding areas. The Bank's portfolio consists of business loans extending across many industry types, as well as loans to individuals. The Bank's primary service area has some dependency on energy and energy related industries. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon real estate values and the business economic sector.

                                                       Exhibit E
                                                        Continued

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS              DECEMBER 31, 1993, 1992 AND 1991

NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

The Bank is a party to various financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated statements of condition.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The Bank does not anticipate any material loss as a result of these transactions.

                                                  1993        1992

Commitments to Extend Credit (in thousands)    $  7,952    $  7,018

Standby Letters of Credit (in thousands)       $    657    $    639

The fair values of commitments to extend credit and standby letters of credit were $7,952,000 and $657,000 at December 31, 1993 and $7,018,000 and $639,000
at December 31, 1992.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

NOTE 13 - COMMITMENTS AND CONTINGENT LIABILITIES:

The Holding Corporation and Subsidiary are also subject to claims and lawsuits which arise primarily in the ordinary course of business. Based on information presently available and advice received from legal counsel representing the Holding Corporation and Subsidiary in connection with such claims and lawsuits, it is the opinion of management that the disposition or ultimate determination of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Holding Corporation and Subsidiary.

The Bank is a party to three operating lease agreements for the rental of branch bank and drive-in facilities. Monthly payments total $5,000 through lease periods that begin to expire in 1994.

Required payments (in thousands) for each of the remaining years under the lease agreements are as follows:

                                                  Amount

1994                                           $        21
1995                                                    10
1996                                                     2

Total                                          $        33

Lease payments included in Occupancy Expense totaled $46,000, $40,000 and $40,000 for the years ending December 31, 1993, 1992 and 1991, respectively.

                                                        Exhibit E
                                                        Continued

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS              DECEMBER 31, 1993, 1992 AND 1991

NOTE 14 - DIVIDEND RESTRICTIONS:

The Bank is restricted under applicable regulatory laws in the payment of dividends to an amount equal to current year earnings plus undistributed earnings for the immediately preceding year, unless prior permission is received from the Commissioner of Financial Institutions. Payment of dividends by the Holding Corporation are subject to restrictive covenants of the debt agreement and the above mentioned restriction in the merger agreement.


NOTE 15 - REGULATORY MATTERS:

The Bank is required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1993, the Bank is required to have minimum Tier 1 and Total Capital ratios of 4.00% and 8.00%, respectively. The Bank's actual ratios at that date were 21.78% and 23.03%, respectively. The Bank's leverage ratio at December 31, 1993, was 9.79%.


NOTE 16 - EMPLOYEE BENEFIT PLANS:

The Bank has an Employee Stock Ownership Plan (ESOP) covering employees who meet certain eligibility requirements. The cost of the Plan is borne by the Bank through contributions determined by the Board of Directors.
Contributions to the ESOP were $9,000, $30,000 and $1,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

The Bank also has a salary deferral plan covering substantially all employees who meet eligibility requirements. The plan provides for payments upon retirement, death or disability. The Bank makes a matching contribution for a portion of the employee salary deferrals. The Bank's contributions to the plan were $43,000, $38,000 and $35,000 for the years ended December 31, 1993, 1992 and 1991, respectively.


NOTE 17 - RELATED PARTY TRANSACTIONS:

The majority of the insurance coverages for the Bank were written through an insurance agency owned by a member of the Board of Directors. The policies provide coverage for bank facilities and equipment, blanket bond and liability coverage, and other miscellaneous insurance needs. Payments to the agency totalled $125,000, $184,000 and $78,000 during the years ended December 31, 1993, 1992 and 1991, respectively.


NOTE 18 - PARENT COMPANY FINANCIAL STATEMENTS (Continued):

The following are parent company only statements of condition (in thousands) as of December 31, 1993 and 1992, and statements of income (in thousands) and cash flows (in thousands) for the years ended December 31, 1993, 1992 and 1991.

                                                        Exhibit E
                                                        Continued

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS              DECEMBER 31, 1993, 1992 AND 1991

NOTE 18 - PARENT COMPANY FINANCIAL STATEMENTS (Continued):

                          Statements of Condition

                                                  1993        1992

                                  Assets

Cash                                           $    184    $    316
Investment in Subsidiary Bank                    16,354      14,404
Intangible Assets, Net                              941       1,072
Other Assets                                        184         106

Total Assets                                   $  17,663   $  15,898

                   Liabilities and Shareholders' Equity

Liabilities:
   Accrued Interest Payable                      $      64   $      68
   Notes Payable                                     3,345       3,545
   Other Payables                                      161         131

Total Liabilities                                    3,570       3,744

   Shareholders' Equity:
   Common Stock                                        629         629
   Capital Surplus                                     591         515
   Treasury Stock                                   (1,154)     (1,153)
   Undivided Profits                                14,027      12,163

Total Shareholders' Equity                          14,093      12,154

Total Liabilities and Shareholders' Equity       $  17,663   $  15,898

                           Statements of Income

                                             1993       1992       1991

Operating Income:
   Dividends from Subsidiary Bank         $     550  $   2,400  $      -0-
   Other Operating Income                         1         37         85

                                                551      2,437         85

Operating Expenses:
   Interest Expense                             252        378        635
   Other Operating Expenses                     290        251        255

                                                542        629        890

Income from Operations                            9      1,808       (805)

Income Tax Benefit                              167        251        434

                                                176      2,059       (371)

Extraordinary Items                              -0-       469         -0-

Cumulative Effect of A Change in
   Accounting Principle                          19         -0-        -0-

                                                195      2,528       (371)
Equity in Undistributed Earnings
   of Subsidiary                              1,893       (470)      1,441

Net Income                                $   2,088  $   2,058   $   1,070

                                                        Exhibit E
                                                        Continued

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS              DECEMBER 31, 1993, 1992 AND 1991

NOTE 18 - PARENT COMPANY FINANCIAL STATEMENTS (Continued):

                         Statements of Cash Flows

                                             1993       1992       1991

Cash Flows From Operating Activities:
   Net Income                             $   2,088  $   2,058  $   1,070
   Adjustments to Reconcile Net Income
    to Net Cash Provided by Operating
    Activities:
        Equity in Undistributed Earnings     (1,893)       470     (1,441)
        Change in Deferred Income Taxes         (55)       (20)      (130)
        Gain on Sale of Investment
          Securities                             -0-        (1)        -0-
        Gain on Debt Extinguishment              -0-      (431)        -0-
        (Increase) Decrease in Other Assets     (58)       290       (263)
        Increase (Decrease) in Other
          Liabilities                            63        (17)       (95)
        Depreciation and Amortization           131        156        176


Net Cash Provided by (Used in)
  Operating Activities:                         276      2,505       (683)

Cash Flows From Investing Activities:
   Purchase of Investment Securities             -0-      (867)        -0-
   Proceeds from Sales and Maturities of
      Investment Securities                      -0-       868      1,218

Net Cash Provided by Investing Activities        -0-         1      1,218

Cash Flows From Financing Activities:
   Repayments of Notes Payable                 (200)    (3,312)      (863)
   Dividends Paid                              (283)        -0-        -0-
   Net Sale of Treasury Stock                    75         -0-        -0-

Net Cash Used In Financing Activities          (408)    (3,312)      (863)

Net Decrease In Cash and Cash Equivalents      (132)      (806)      (328)

Cash and Cash Equivalents, Beginning of
  Year                                          316      1,122      1,450

Cash and Cash Equivalents, End of Year    $     184  $     316  $   1,122

                                                        Exhibit E
                                                        Continued

                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS              DECEMBER 31, 1993, 1992 AND 1991

NOTE 19 - AGREEMENT TO MERGE WITH HIBERNIA CORPORATION:

An Agreement and Plan of Merger between Commercial Bancshares (Commercial) and Hibernia Corporation (Hibernia) was signed on September 28, 1993. The agreement provides for a merger of the companies in a stock for stock exchange accounted for as a pooling of interests. Total consideration is $18.7 million of Hibernia stock. The merger is contingent upon shareholder and regulatory approval.

Termination of the merger agreement can be:

   1.  By mutual consent.
   2. By Hibernia, if Commercial and the Bank have not terminated the directors deferred compensation agreements, or if the termination resulted in after-tax costs of more than $600,000 in the aggregate.
   3. By Hibernia, in the event that Hibernia determines that the facts and circumstances surrounding the Merger prohibit or materially jeopardize the treatment of the Merger as a pooling-of-interests for accounting purposes.

Commercial cannot pay dividends while the agreement is in effect, except if the merger does not occur prior to March 31, 1994, Commercial may pay its regular $1.00 per share dividend.

          INDEPENDENT AUDITORS' REPORT ON ADDITIONAL INFORMATION



Board of Directors
Commercial Bancshares, Inc. and Subsidiary
Abbeville, LA


Our report on our audit of the basic consolidated financial statements of Commercial Bancshares, Inc. and Subsidiary for 1993 appears on page 1. That audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating information on pages 22 through 24 is presented for the purpose of additional analysis and is not a required part of the basic financial statements. This consolidating information is the responsibility of the Company's management. Such information has been subjected to the auditing procedures applied in our audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic consolidated financial statements taken as a whole.





January 25, 1994



                                                                 Exhibit F


                               COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF CONDITION INFORMATION                                        DECEMBER 31, 1993
(Dollars in Thousands)


                                                                            Consolidating      Commercial
                                                                First            and           Bancshares,
                                              Commercial     Commercial      Eliminating        Inc. and
 ASSETS                                       Bancshares        Bank           Entries          Subsidiary

Cash and Due from Banks                       $       184    $     8,583    $        (184)     $     8,583
Interest Bearing Deposits                                              7                                 7
Federal Funds Sold                                                 2,850                             2,850

Total Cash and Cash Equivalents                       184         11,440             (184)          11,440

Investment Securities                                             91,772                            91,772
Loans, Net                                                        57,571               19           57,590
Premises and Equipment, Net                                        2,622              314            2,936
Real Estate Acquired by Foreclosure, Net                             608                               608
Accrued Interest Receivable                                        1,775                             1,775
Other Assets                                       17,479          2,130          (16,973)           2,636

TOTAL ASSETS                                  $   17,663     $   167,918    $     (16,824)     $   168,757

 LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposits:
   Non-interest Bearing                       $       -0-    $    23,268    $        (184)     $    23,084
   Interest Bearing                                              125,809                           125,809

Total Deposits                                        -0-        149,077             (184)         148,893

Accrued Interest Payable                              64             409                               473
Other Liabilities                                    161           2,077             (285)           1,953
Notes Payable                                      3,345                                             3,345

TOTAL LIABILITIES                                  3,570         151,563             (469)         154,664

SHAREHOLDERS' EQUITY:
Common Stock                                         629             600             (600)             629
Capital Surplus                                      591           5,400           (5,400)             591
Treasury Shares, At Cost                          (1,154)                                           (1,154)
Undivided Profits                                 14,027          10,296          (10,355)          13,968
Unrealized Gain on Investment Securities
  Available for Sale                                  -0-             59               -0-              59

TOTAL SHAREHOLDERS' EQUITY                        14,093          16,355          (16,355)          14,093

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $   17,663     $   167,918    $     (16,824)     $   168,757





                                            COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF CONDITION INFORMATION                                        DECEMBER 31, 1993
(Dollars in Thousands)


                                                                        Consolidating      Commercial
                                                            First            and           Bancshares,
                                          Commercial     Commercial      Eliminating        Inc. and
                                          Bancshares        Bank           Entries         Subsidiary

INTEREST INCOME:
   Loans, Including Fees                   $              $     5,479    $                  $     5,479
   Investment Securities:
      Taxable                                                   5,002                             5,002
      Non-taxable                                                  42                                42
   Federal Funds Sold                                             180                               180

                                                    -0-        10,703                -0-         10,703

INTEREST EXPENSE:
   Deposits                                                     3,992                             3,992
   Notes Payable                                   252                                              252

                                                   252          3,992                -0-          4,244
NET INTEREST INCOME (LOSS)                        (252)         6,711                             6,459

PROVISION FOR LOAN LOSSES                                          75                                75

NET INTEREST INCOME (LOSS) AFTER PROVISION
  FOR LOAN LOSSES                                 (252)         6,636                -0-          6,384

OTHER INCOME:
   Customer Service Fees                                          962                               962
   Other Income                                  2,444             99            (2,442)            101
                                                 2,444          1,061            (2,442)          1,063

OTHER EXPENSES:
   Salaries and Employee Benefits                               2,404                             2,404
   Occupancy Expense                                              793                               793
   Amortization of Intangible Assets               131                                              131
   Other Operating Expenses                        159          1,491                             1,650
                                                   290          4,688                -0-          4,978

INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)
  AND CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE                            1,902          3,009            (2,442)          2,469

INCOME TAX EXPENSE (BENEFIT)                       (167)           969                               802

INCOME BEFORE CUMULATIVE EFFECT OF A
  CHANGE IN ACCOUNTING PRINCIPLE                  2,069          2,040            (2,442)          1,667

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  PRINCIPLE                                          19            402                               421

NET INCOME                                     $  2,088    $     2,442    $       (2,442)    $     2,088



                COMMERCIAL BANCSHARES, INC. AND SUBSIDIARY

                   CONSOLIDATING AND ELIMINATING ENTRIES
                          (Dollars in Thousands)

                                    (1)

Premises and Equipment, Net                      $  314
Loans, Net                                           19
Other Liabilities                                   235
   Other Assets                                                  $   568

      To reclassify intangibles resulting from excess price paid over book value from other assets to appropriate accounts.


                                    (2)
Non-interest Bearing Deposits                       184
   Cash and Due from Banks                                           184

     To eliminate parent company's demand
        deposit accounts at the subsidiary
        bank.


                                    (3)

Common Stock                                        600
Capital Surplus                                   5,400
Undivided Profits                                 7,913
Other Income                                      2,442
   Other Assets                                                  16,355

      To eliminate equity in subsidiary and
        investment in consolidated subsidiary.


                                    (4)

Other Liabilities
   Other Assets                                       50
                                                                      50
      To eliminate intercompany accounts


                           APPENDIX A

                    ARTICLES OF AMENDMENT TO
                 THE ARTICLES OF INCORPORATION
                 OF COMMERCIAL BANCSHARES, INC.

     On _______________, 1994, that shareholder of Commercial Bancshares, Inc. (the "Company"), a Louisiana corporation, at a meeting at which ___________ of the 281,843 outstanding shares of common stock, $2.00 par value, entitled to vote were present or represented by proxy (the "Meeting"), by a vote of _______ shares in favor, ________ shares against , and _________ shares abstaining, amended the Articles of Incorporation of the Company to eliminate therefrom in its entirety Article VII as in effect immediately before the Meeting and to substitute in its place the following Article VII, and accordingly Article VII was amended to read as follows:

                          "ARTICLE VII
          "The shareholders, by the affirmative vote of a majority of the voting power present or represented by proxy at any annual or special meeting called for the purpose, may approve a merger of the Corporation with and into Hibernia Corporation and the related agreement of merger. Any such approval shall be fully effective notwithstanding that such merger may result in the amendment of all or any portion of the Articles of Incorporation of the Corporation, and notwithstanding any other provision of these Articles of Incorporation to the contrary, including, but not limited to, the provisions of
     Article III, IV, VI, and IX prohibiting amendments of Articles III, IV< VI, VII and IX unless first approved (a) in the case of Article III, by two-thirds (2/3) of the shareholders and
     (b) in the case of Articles IV, VI, VII and IX, by 75% of the total voting power of the Corporation."

     These Articles of Amendment to the Articles of Incorporation of Commercial Bancshares, Inc. are dated ________, 1994.

WITNESSES:                         COMMERCIAL BANCSHARES, INC.

__________________       BY:  _____________________________
                              J. Roland Livingston
__________________       ITS: President

__________________       BY:  _______________________________
                              David H. Stiel, Jr.
__________________       ITS: Secretary



                           APPENDIX B

AGREEMENT AND PLAN OF MERGER
OF
COMMERCIAL BANCSHARES, INC.
WITH AND INTO
HIBERNIA CORPORATION


     AGREEMENT AND PLAN OF MERGER dated as of September 28, 1993
(this "Agreement"), adopted and made by and between Commercial
Bancshares, Inc. ("Commercial") and Hibernia Corporation
("Hibernia").

     Commercial is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at 521 Main Street, Franklin, Louisiana 70538; and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). The presently authorized capital stock of Commercial consists solely of 500,000 shares of common stock of the par value of $2.00 each ("Commercial Common Stock"). As of July 31, 1993, 314,723 shares of Commercial Common Stock had been issued, 281,843 shares of Commercial Common Stock were outstanding, and 32,880 shares of Commercial Common Stock were held in Commercial's treasury. All outstanding shares of Commercial Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of Commercial authorized, issued, or outstanding, and there are no existing options, warrants, calls, or commitments of any kind obligating Commercial to issue any share of its capital stock or any other security of which it is or will be the issuer. None of the shares of Commercial's capital stock has been issued in violation of preemptive rights of shareholders. Commercial owns 100 percent of the outstanding voting shares of First Commercial Bank (the "Bank"), a Louisiana banking corporation duly organized and existing under the laws of the State of Louisiana.

     Hibernia is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at 313 Carondelet Street, New Orleans, Louisiana 70130; and is a bank holding company within the meaning of the Bank Holding Company Act. Hibernia owns all of the issued and outstanding shares of capital stock of Hibernia National Bank ("HNB"). The presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, 100,000,000 shares of Class B non-voting common stock, no par value, and 100,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of July 31, 1993, no shares of Hibernia's preferred stock or its Class B non-voting common stock were outstanding, 83,437,931 shares of Hibernia Common Stock were outstanding, and no shares of Hibernia Common Stock were held in Hibernia's treasury. All outstanding shares of Hibernia Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of Hibernia authorized, issued or outstanding and there are no existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer, except that Hibernia has authorized or reserved 1,500,000 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 817,837 shares of Hibernia Common Stock were outstanding as of July 31, 1993, 2,823,970 (as adjusted) shares of Hibernia Common Stock for issuance under its 1992 Long-Term Incentive Plan, pursuant to which options covering 914,500 shares of Hibernia Common Stock were outstanding as of July 31, 1993, 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Director Stock Option Plan, pursuant to which options covering 75,000 shares of Hibernia Common Stock will be outstanding upon amendment or waiver of Section 19(n) of the Registration Rights Agreement referred to in Section 12.4 hereof and 703,263 shares of Hibernia Common Stock are available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan. None of the shares of Hibernia's capital stock has been issued in violation of preemptive rights of shareholders.

     The Boards of Directors of Commercial and Hibernia have duly approved this Agreement and have authorized the execution hereof by Commercial's Chairman of the Board and Hibernia's President and Chief Executive Officer, respectively. Subject to receipt and approval by the Board of Directors of Commercial of a written fairness opinion of Bank Advisory Group regarding the Merger (the "Fairness Opinion"), Commercial has directed that this Agreement be submitted to a vote of its shareholders in accordance with Part XI of the Louisiana Business Corporation Law ("LBCL") and the terms of this Agreement.

     In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement for the merger of Commercial with and into Hibernia and prescribe the terms and conditions of such merger and the mode of carrying it into effect, which shall be as follows:

      1. The Merger. On the Effective Date (as defined in Section 14 hereof), Commercial shall be merged with and into Hibernia under the Articles of Incorporation of Hibernia, pursuant to the provisions of, and with the effect provided in, Part XI of the LBCL (the "Merger") and the Merger Agreement in substantially the form of Exhibit 1 hereto (the "Merger Agreement").

      2. Hibernia Capital Stock. The shares of the capital stock of Hibernia issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.
      3.  Commercial Common Stock.

          3.1. Conversion. On the Effective Date and subject to the provisions of Section 3.7 hereof,

          (a) each share of Commercial Common Stock issued and outstanding immediately prior to the Effective Date, other than (i) shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 12: 131 of the LBCL and (ii) shares owned beneficially by Hibernia or its subsidiaries, shall, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into the number of shares of Hibernia Common Stock that equals the Exchange Rate set forth in Section 3.8 hereof;

          (b) holders of certificates which represent shares of Commercial Common Stock outstanding immediately prior to the Effective Date (hereinafter called "Old Certificates") shall cease to be, and shall have no rights as, shareholders of Commercial;

          (c) each share of Commercial Common Stock held in the treasury of Commercial or owned beneficially by Hibernia or any of its subsidiaries shall be cancelled; and

          (d) Old Certificates shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates for the number of whole shares of Hibernia Common Stock to which such holders shall be entitled in accordance with the Exchange Rate set forth in Section 3.8 and a check representing cash paid in lieu of fractional shares as provided in Section 3.2 hereof.

          3.2. Fractional Shares. Each holder of Old Certificates who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock (after taking into account all shares of Commercial Common Stock represented by the Old Certificates then delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the Average Market Price of Hibernia Common Stock on the Closing Date as defined in Section 3.8(c) hereof.

          3.3. Transmittal Materials. As promptly as practicable after the Effective Date, Hibernia shall send or cause to be sent to each former shareholder of record of Commercial transmittal materials for use in exchanging Old Certificates for certificates representing Hibernia Common Stock and a check representing cash paid in lieu of fractional shares, if any. The letter of transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of certificates representing Hibernia Common Stock. If any certificate for shares of Hibernia Common Stock is to be issued in a name other than that in which an Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the exchange agent to be appointed by Hibernia in connection with such exchange (the "Exchange Agent") that such taxes are not payable.

          3.4. Rights as Shareholders. Former shareholders of Commercial will be able to vote after the Effective Date at any meeting of Hibernia shareholders or pursuant to any written consent procedure the number of whole shares of Hibernia Common Stock into which their shares of Commercial Common Stock are converted, regardless of whether they have exchanged their Old Certificates. Whenever a dividend is declared by Hibernia on the Hibernia Common Stock after the Effective Date, the declaration shall include dividends on all shares issuable hereunder, but no shareholder will be entitled to receive his distribution of such dividends until physical exchange of his Old Certificates shall have been effected. Upon physical exchange of his Old Certificates, any such person shall be entitled to receive from Hibernia an amount equal to all dividends (without interest thereon and less the amount of taxes, if any, that may have been withheld, imposed or paid thereon) declared, and for which the payment has occurred, on the shares represented thereby.

          3.5. Cancellation of Old Certificates. On and after the Effective Date there shall be no transfers on the stock transfer books of Commercial or Hibernia of the shares of Commercial Common Stock which were issued and outstanding immediately prior to the Effective Date. If, after the Effective Date, Old Certificates are properly presented to Hibernia, they shall be cancelled and exchanged for certificates representing shares of Hibernia Common Stock and a check representing cash paid in lieu of fractional shares as herein provided. Any other provision of this Agreement notwithstanding, neither the Exchange Agent nor any party hereto shall be liable to a holder of Commercial Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

          3.6. Property Transfers. From time to time, as and when requested by Hibernia and to the extent permitted by Louisiana law, the officers and directors of Commercial last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to Hibernia title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of Commercial, and otherwise to carry out the purposes of this Agreement.

          3.7. Dissenters' Shares. Shares of Commercial Common Stock held by any holder having rights of a dissenting shareholder as provided in Part XIII of the LBCL, who shall have properly objected to the Merger and who shall have properly demanded payment on his stock in accordance with and subject to the provisions of
Section 12:131 of the LBCL, shall not be converted as provided in
Section 3.1 hereof until such time as such holder shall have failed to perfect, or shall have effectively lost, his right to appraisal of and payment for his shares of Commercial Common Stock, at which time such shares shall be converted as provided in Section 3.1 hereof.

          3.8. Exchange Rate.

          (a) The Exchange Rate shall be the number that is the greater of (i) the number obtained by dividing the Deliverable Amount (as defined below) by the total number of issued and outstanding shares of Commercial Common Stock on the Closing Date or (ii) 8.4; provided, however, that if on or before the Effective Date Hibernia or any of its subsidiaries enters into an agreement in principle or a definitive agreement with one or more of St. Mary Holding Corporation, a Louisiana corporation, and any of its direct subsidiaries (collectively, "St. Mary") to acquire St. Mary by merger, purchase, consolidation or otherwise (the "St. Mary Agreement"), the Exchange Rate shall be the number that is the greater of (i) the number obtained by dividing the Deliverable Amount by the total number of issued and outstanding shares of Commercial Common Stock on the Closing Date or (ii) 9.3.

          (b) For purposes of this Agreement, the Deliverable Amount shall be the number that equals $18.7 million divided by the Average Market Price of Hibernia Common Stock on the Closing Date (as defined in paragraph (c) below); provided, however, that if on or before the Closing Date Hibernia enters into a St. Mary Agreement, the Deliverable Amount shall be the number that equals $20.7 million divided by the Average Market Price of Hibernia Common Stock on the Closing Date (as defined in paragraph (c) below).

          (c) For purposes of this Agreement, the Average Market Price of Hibernia Common Stock on the Closing Date shall be the average of the mean of the high and low prices of one share of Hibernia Common Stock for the five business days preceding the last trading day immediately prior to the Closing Date as reported in The Wall Street Journal.

      4. Articles of Incorporation; Bylaws. The Articles of Incorporation and Bylaws of Hibernia in force immediately prior to the Effective Date shall on and after the Effective Date continue to be the Articles of Incorporation and Bylaws of Hibernia, respectively, unless altered, amended or repealed in accordance with applicable law.

      5. Employees. Hibernia shall cause to be provided as soon as practicable after the Effective Date for the employees of Commercial and the Bank immediately prior to the Effective Date the employee benefits then made available to employees of Hibernia and its subsidiaries, subject to the terms and conditions under which those employee benefits are made available to such employees; provided, however, that for purposes of determining the eligibility of an employee of Commercial or the Bank (or both) to receive, and the benefits to which such employee shall be entitled, under Hibernia's benefits plans after the Effective Date, any period of employment of such employee with Commercial or the Bank shall be deemed equivalent to having been employed for that same period by Hibernia and/or its subsidiaries.

      6. Negative Covenants. From the date hereof until the Effective Date, or until the termination of this Agreement, Commercial covenants and agrees that it will not do, or agree to commit to do, and Commercial will cause the Bank not to do and not to agree or commit to do, without the prior written consent of Hibernia, any of the following:

          (a) in the case of Commercial (and not the Bank), make, declare, set aside or pay any dividend or declare or make any distribution on, or directly or indirectly combine, redeem, purchase or otherwise acquire, any shares of Commercial Common Stock (other than in a fiduciary capacity); provided, however, that, if the Merger does not occur prior to March 31, 1994, Commercial may declare and pay, on or after March 31, 1994, its normal dividend of $1.00 per outstanding share of Commercial Common Stock;

          (b) authorize the creation or issuance of or issue any additional shares of its capital stock, or any options, calls, warrants, stock appreciation rights or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, shares of its capital stock;

          (c) enter into any employment contracts with, increase the rate of compensation of, or pay or agree to pay any bonus to, any of its directors, officers or employees, except in accordance with the existing policy and except for the payment to employees of Commercial and/or the Bank on or before the Closing Date of bonuses in amounts consistent with the amounts paid to such employees as bonuses in prior years, pro rated for the elapsed portion of the year to which such bonuses to be paid apply, which bonuses may be paid notwithstanding the provisions of Section 9.9 of this Agreement to the contrary;

          (d) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, however, that Hibernia acknowledges that Commercial and the Bank and their respective directors are parties to certain deferred compensation agreements described on Schedule 7.9 hereto and that Commercial and/or the Bank shall be entitled to terminate such deferred compensation agreements on or before the Closing Date, so long as the aggregate after-tax costs to Commercial and the Bank incurred in connection with such termination shall not exceed $600,000);

          (e) other than as contemplated hereby and other than the pledge of the Bank's stock to Deposit Guaranty Bank as security for a loan to Commercial in the aggregate principal amount of $3,500,000, (i) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) amend its or the Bank's Articles of Incorporation or Bylaws (except to the extent required in order to effect the Merger as contemplated herein), (iii) impose, or suffer the imposition, on any share of stock held by Commercial in the Bank, of any material lien, charge, or encumbrance, or permit any such lien to exist, (iv) establish or add any automatic teller machines or branch or other banking offices, (v) make any capital expenditures in excess of $100,000 or (vi) take any action that would materially and adversely affect the ability of any party hereto to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect Commercial's ability to perform its covenants and agreements hereunder;

          (f) except with respect to transactions contemplated hereby, merge with any other corporation or bank or permit any other corporation or bank to merge into it or consolidate with any other corporation or bank; acquire control over any other firm, bank, corporation or organization or create any subsidiary (except in a fiduciary capacity or in connection with foreclosures in bona fide loan transactions); liquidate; or sell or dispose of any assets or acquire any assets, otherwise than in the ordinary course of its business consistent with its past practice; or

          (g) knowingly fail to comply with any laws, regulations, ordinances, or governmental actions applicable to it and to the conduct of its business in a manner significant, material and adverse to its business.

      7. Representations and Warranties of Commercial. Commercial (and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

          7.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

          7.2. Organization and Qualification. Each of Commercial and the Bank is a corporation or bank duly organized, validly existing, and in good standing under the laws of the State of Louisiana; each of Commercial and the Bank has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business; and Commercial has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

          7.3. Ownership of Other Banks. Commercial does not own, directly or indirectly, 5 percent or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization except the Bank. The presently authorized capital stock of the Bank consists solely of 12,000 shares of common stock of the par value of $50.00 each, of which 12,000 shares of common stock are outstanding. The outstanding shares of capital stock of the Bank are validly issued and outstanding, fully paid and, except as may be affected by Louisiana Revised Statute
Section 6:262, nonassessable and, except as provided on Schedule
7.3 hereto, all of such shares are owned by Commercial, free and clear of all liens, claims and encumbrances.

          7.4. Corporate Authorization. The execution, delivery and, subject to receipt by the Board of Directors of Commercial of the Fairness Opinion, performance of this Agreement have been authorized by Commercial's Board of Directors, and, subject to the receipt of such Fairness Opinion and the approval of this Agreement by its shareholders in accordance with the LBCL, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by Commercial of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to such shareholder approval and to such regulatory approvals as are required by law, this Agreement is a legal, valid and binding obligation of Commercial, enforceable against Commercial in accordance with its terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

          7.5. No Conflicts. Except as disclosed on Schedule 7.5 hereto, the execution and delivery of this Agreement by Commercial does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Commercial or the Bank or to which Commercial or the Bank is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses or results of operations of Commercial and the Bank taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of Commercial's management, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Commercial or the Bank or to which Commercial or the Bank is subject, or (iii) a breach or violation of, or a default under, the Articles of Incorporation or Bylaws of Commercial or the Bank; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

          7.6. Financial Statements; Dividend Restrictions. Commercial has delivered to Hibernia prior to the execution of this Agreement true and correct copies of the following consolidated financial statements (collectively referred to herein as the "Commercial Financial Statements"): Commercial's Consolidated Balance Sheets as of June 30, 1993 and 1992 (unaudited) and December 31, 1992, 1991 and 1990 (audited); Consolidated Statements of Income and Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended December 31, 1992, 1991 and 1990 (audited), and Consolidated Statements of Income for the six-month periods ended June 30, 1993 and 1992
(unaudited).   Each of the Commercial Financial Statements
(including the related notes) fairly presents the consolidated results of operations of Commercial and the Bank for the respective periods covered thereby and the consolidated financial condition of Commercial and the Bank as of the respective dates thereof (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect and provided that such unaudited statements do not include required statements of cash flows and changes in stockholders' equity and all required footnote disclosure), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Except as disclosed in the Commercial Financial Statements, including the notes thereto, or Schedule 7.6 hereto, and except as otherwise required by this Agreement, there are no restrictions in any note, indenture, agreement, statute or otherwise (except for statutes or regulations applicable to Louisiana corporations or state banks generally) precluding Commercial or the Bank from paying dividends, in each case when, as and if declared by its Board of Directors.

          7.7. No Material Adverse Change. Since June 30, 1993, there has been no event or condition of any character (whether actual, or to the knowledge of Commercial or the Bank, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Commercial, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Commercial or the Bank, excluding changes in laws or regulations that affect banking institutions generally.

          7.8. Litigation and Proceedings.  Except as set forth on
Schedule 7.8 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against Commercial that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of Commercial and the Bank taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated. Except as disclosed on Schedule 7.8 hereto, no member of Commercial's consolidated group is subject to any written agreement, memorandum, or order with or by any bank or bank holding company regulatory authority restricting its operations or requiring any material actions.

          7.9. Material Contracts. Except for this Agreement and arrangements made in the ordinary course of business or disclosed on Schedule 7.9 hereto, neither Commercial nor the Bank is bound by any material contract to be performed after the date hereof that is not terminable by Commercial or the Bank without penalty or liability on thirty days prior notice.

          7.10. Brokers' or Finders' Fees. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of Commercial or the Bank or under their authority is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement, except for fees payable in connection with the financial services rendered to Commercial and/or the Bank by Bank Advisory Group, for which Commercial and/or the Bank will pay a fee.

          7.11. Contingent Liabilities.  Except as disclosed on
Schedule 7.11 hereto or as reflected in the Commercial Financial Statements and except in the case of the Bank for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of June 30, 1993, neither Commercial nor the Bank has any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to Commercial and the Bank taken as a whole and there does not exist a set of circumstances resulting from transactions effected or events occurring prior to, on, or after June 30, 1993, or from any action omitted to be taken during such period that, to the knowledge of Commercial, could reasonably be expected to result in any such material obligation or liability.

          7.12. Tax Liability. The amounts set up as liabilities for taxes in the Commercial Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

          7.13. Material Obligations Paid. Since June 30, 1993, neither Commercial nor the Bank has incurred or paid any obligation or liability that would be material to Commercial on a consolidated basis, except for cancellation of the Deferred Compensation Agreements described on Schedule 7.9 hereto, the payment of the outstanding debt of Commercial to Deposit Guaranty Bank (to the extent paid prior to the Closing) and obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with its past practices.

          7.14. Tax Returns; Payment of Taxes. All federal, state, local, and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of Commercial or the Bank have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before December 31, 1992, and all returns filed are complete and accurate to the best information and belief of their respective managements; all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to Commercial or the Bank except as reserved against in the Commercial Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and Commercial's reserves for bad debts at December 31, 1992, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section 585 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

          7.15. Loans. To the best knowledge and belief of its management, each loan reflected as an asset of Commercial in the Commercial Financial Statements, as of June 30, 1993, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to Commercial, except as disclosed in writing to Hibernia on or prior to the date hereof.

          7.16. Allowance for Loan Losses. The allowances for possible loan losses shown on the balance sheets of Commercial as of June 30, 1993 are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of June 30, 1993, and each such allowance has been established in accordance with GAAP.

          7.17. Title to Assets; Adequate Insurance Coverage.

     Except as described on Schedule 7.17:

          (a) As of June 30, 1993, Commercial and the Bank had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected in the Commercial Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Commercial Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued by not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after June 30, 1993, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. Commercial and the Bank own, or have valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its business. Any real property and other material assets held under lease by Commercial or the Bank are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by Hibernia in such lease of such property.

          (b) With respect to each lease of any real property or a material amount of personal property to which Commercial or the Bank is a party, except for financing leases in which Commercial or the Bank is lessor. (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid;
(ii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) neither the Merger nor the merger of the Bank and HNB will constitute a default or a cause for termination or modification of such lease.

          (c) Neither Commercial nor the Bank has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

          (d) To the knowledge and belief of its management, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Commercial and the Bank provide adequate coverage against loss and the fidelity bonds in effect as to which Commercial or the Bank is named insured meet the applicable standards of the American Bankers Association.

          7.18. Employee Plans. To the best of Commercial's knowledge and belief, it, the Bank, and all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by Commercial or the Bank:

                (i) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

                (ii) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any such governmental authority with respect to its assets or business.

          7.19. Copies of Employee Plans. On or prior to the date hereof, Commercial has provided Hibernia with true, complete and accurate copies of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, savings, stock appreciation right or profit-sharing plans, any employment, deferred compensation, consultant, severance, bonus, or collective bargaining agreement or group insurance contract, or any other incentive, welfare, or employee benefit plan or agreement maintained by it or the Bank for its or the Bank's employees or former employees.

          7.20. Plan Liability. Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under section 4971 of the Internal Revenue Code, all of which have been fully paid, neither Commercial nor the Bank has any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code.

          7.21. No Default. Except with regard to the lease of the Oaklawn branch described on Schedule 7.17 hereto, neither Commercial nor the Bank is in default in any materi al respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

          7.22. Minutes. Prior to the date hereof, Commercial has made available to Hibernia, for inspection pursuant to the terms of
Section 9(e) hereof, the minutes of meetings of Commercial's and the Bank's Board of Directors and all committees thereof held prior to the date hereof, which minutes are complete and correct in all respects and fully and fairly present the deliberations and actions of such Boards and committees and accurately reflect the business condition and operations of Commercial and the Bank as of the dates and for the periods indicated therein.

          7.23. Insurance Policies.  Attached hereto as Schedule
7.23 is a schedule detailing all policies of fire, theft, public liability, and other insurance (including without limitation fidelity bonds and directors and officers liability insurance) maintained by Commercial or the Bank at the date hereof. Except as disclosed on Schedule 7.23 hereto, neither Commercial nor the Bank has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Commercial nor the Bank has been refused any insurance coverage sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience of Commercial or the Bank.

          7.24. Investments. Except for pledges to secure public or trust deposits, none of the investments reflected in the Commercial Financial Statements under the heading "Investment Securities," and none of the investments made by Commercial or the Bank since June 30, 1993, and none of the assets reflected in the Commercial Financial Statements under the heading "Cash and Due From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Commercial or the Bank freely to dispose of such investment at any time. With respect to all repurchase agreements to which Commercial or the Bank is a party, Commercial or the Bank, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of the debt secured by such collateral under such agreement.

          7.25. Environmental Matters.  Except as set forth on
Schedule 7.25, neither Commercial nor the Bank nor, to the knowledge of Commercial and the Bank, any previous owner or operator of any properties at any time owned (including any properties owned as a result of foreclosure of a loan, whether still owned or subsequently resold) leased, or occupied by Commercial or the Bank or used by Commercial or the Bank in their respective business ("Commercial Properties") used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about Commercial Properties except in compliance with all applicable federal, state, and local laws, rules, and regulations pertaining to air and water quality, hazardous waste, waste disposal, air emissions, and other environmental matters ("Environmental Laws"). Neither Commercial nor the Bank has received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to Commercial Properties.

      8.  Representations and Warranties of Hibernia.  Hibernia
(and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

          8.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

          8.2. Organization and Qualification. Hibernia is a corporation, and HNB is a national banking association, duly organized, validly existing and in good standing under the laws of the State of Louisiana and the United States of America, respectively. Each of Hibernia and its material subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business, and Hibernia has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

          8.3. Shares Fully Paid and Non Assessable. The outstanding shares of capital stock of Hibernia Corporation and HNB are validly issued and outstanding, fully paid and nonassessable (subject, in the case of HNB, to 12 U.S.C. Section 55) and all of such shares of HNB are owned directly or indirectly by Hibernia free and clear of all liens, claims, and encumbrances. The shares of Hibernia Common Stock to be issued in connection with the Merger pursuant to this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

          8.4. Due Authorization. The execution, delivery and performance of this Agreement have been authorized by Hibernia's Board of Directors, and, subject to the regulatory and other approvals required by Section 12 hereof, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by Hibernia of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to receipt of the regulatory and other approvals required by Section 12 hereof, this Agreement is a legal, valid, and binding obligation of Hibernia enforceable against Hibernia in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

          8.5. No Conflicts. Except as disclosed on Schedule 8.5 hereto, the execution and delivery of this Agreement by Hibernia does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or by which Hibernia or any of its subsidiaries is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses, or results of operations of Hibernia and its subsidiaries taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of Hibernia's management, a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or to which Hibernia or any of its subsidiaries is subject, or (iii) a breach or violation of, or a default under the Articles of Incorporation or Association or Bylaws of Hibernia, or of its subsidiaries, and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture, or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

          8.6. Reports of Hibernia. As of their respective dates, none of its Annual Report on Form 10-K for the fiscal year ended December 31, 1992, its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1993, and its proxy statement for its 1993 annual meeting of shareholders, each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") and its quarterly report to shareholders for the period ended June 30, 1993 (collectively, the "Hibernia Reports"), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact or circumstance that, individually or in the aggregate, materially and adversely has affected or is so affecting, or, in the opinion of the executive officers of Hibernia, may reasonably be expected in the future to so affect, the business, financial condition, net worth, properties, prospects or results of operations of Hibernia and its subsidiaries, taken as a whole, that has not been disclosed in the Hibernia Reports. Each of the balance sheets in or incorporated by reference into the Hibernia Reports (including the related notes) fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of income and stockholders' equity and statement of cash flows or equivalent statements in the Hibernia Reports (including any related notes and schedules) fairly presents the results of operations and changes in stockholders' equity, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Copies of the Hibernia Reports have been furnished to Commercial on or before the date hereof.

          8.7. No Material Adverse Change. Since June 30, 1993, there has been no event or condition of any character (whether actual, or to the knowledge of Hibernia or HNB, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Hibernia or HNB, excluding changes in laws or regulations that affect banking institutions generally.

          8.8. Loans. To the best knowledge and belief of its management, and management of HNB, each loan reflected as an asset of Hibernia in the unaudited consolidated balance sheet contained in Hibernia's quarterly report to shareholders for the period ended June 30, 1993, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset, or counterclaim known to Hibernia, except as disclosed on Schedule 8.8 hereto.

          8.9. Litigation. Except as disclosed on Schedule 8.9 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of Hibernia and its subsidiaries taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated. Except as disclosed on Schedule 8.9, neither Hibernia nor HNB is subject to any written agreement, memorandum or order with or by any bank or bank holding company regulatory authority that materially restricts its operations or requires any material actions.

          8.10. Contingent Liabilities.  Except as disclosed on
Schedule 8.10 hereto or reflected in the Hibernia Reports and except in the case of Hibernia's subsidiaries for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of June 30, 1993, neither Hibernia nor any of its subsidiaries had any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to Hibernia and its subsidiaries taken as a whole.

          8.11. Payment of Obligations. Between June 30, 1993 and the date hereof, neither Hibernia nor HNB has incurred or paid any obligation or liability that would be material to Hibernia on a consolidated basis, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with its past practices and except as reflected in the Hibernia Financial Statements.

          8.12. Taxes. All federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of Hibernia and HNB have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ending on or before June 30, 1993, and all returns filed are complete and accurate to the best information and belief of their respective senior management. All taxes shown as shown on filed returns have been paid. Except as set forth on Schedule 8.12 hereto, as of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to Hibernia or HNB. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid. Hibernia's reserve for bad debts at December 31, 1992, as filed with the Internal Revenue Service, were not greater than the maximum amounts permitted under the provisions of Section 585 of the Internal Revenue Code.

          8.13. Allowances for Possible Loan Losses. The allowances for possible loan losses shown on the balance sheets of Hibernia contained in the Hibernia reports referred to in Sections
8.6 and 9.5(i) hereof, as of the respective dates thereof, were or will be, as the case may be, adequate in all material respects under the requirements of GAAP to provide for possible loan losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the respect dates of such balance sheets and each such allowance has been or will have been established in accordance with GAAP. To the knowledge of Hibernia's and HNB's management, Hibernia is not likely to be required to materially increase the provision for loan losses between the date hereof and the Effective Date.

          8.14. Benefit Plans. To the knowledge and belief of Hibernia's senior management, Hibernia, each of its subsidiaries and all "employee benefit plans," as defined in Section 3(3) of ERISA, that cover one or more employees employed by Hibernia or any of its subsidiaries:

                (i) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

                (ii) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise or permit or governmental authorization, and is subject to no agreement or written understanding with any such governmental authorities with respect to its assets or business.

      9. Agreements and Covenants. Hibernia and Commercial each hereby agrees and covenants to the other that:

          9.1. Shareholder Approvals. If required by applicable law, this Agreement shall be submitted to its respective shareholders at a special meeting called and held in accordance with applicable provisions of law (to be scheduled to the extent possible for the date of the shareholders' meeting for the other party hereto, if any) at which its shareholders shall be asked to consider and vote upon this Agreement and the transactions contemplated hereby.

          9.2. Actions Necessary to Complete Merger. It shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of this Agreement at the earliest possible date (including obtaining the consent or approval of each governmental authority and individual, partnership, corporation, association, or any other form of business or professional entity whose consent or approval is required for the consummation of the transactions contemplated hereby, requesting the delivery of appropriate opinions and letters from its counsel and recommending that this Agreement be approved by its shareholders) and cooperate fully with the other party hereto to that end; provided, however, that neither party shall be obligated to take or cause to be taken any action which is or creates a material burden on such party, except to the extent such actions are reasonably anticipated to be required in order to effect the Merger.

          9.3. Preparation of Registration Statement and Proxy Statement. It shall prepare as promptly as practicable jointly with the other party hereto a proxy statement to be mailed to the shareholders of each party the shareholders of which are to vote upon this Agreement in connection with the transactions contemplated hereby and to be part of a registration statement (the "Registration Statement") to be filed by Hibernia with the SEC pursuant to the Securities Act of 1933, as amended (the "1933 Act") with respect to the shares to be issued in the Merger. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the time of the last shareholder meeting with respect to the transactions contemplated hereby, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Hibernia relating to Hibernia and by Commercial relating to Commercial, (i) will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the SEC thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Hibernia will advise Commercial promptly after it receives notice thereof of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Hibernia Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

          9.4. Press Releases and Public Statements. Unless approved by Hibernia in advance, Commercial will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law. The parties will cooperate in any public announcements directly related to the Merger; provided, however, that, in the event Hibernia determines to file a current report on Form 8-K that discloses only the substantive facts of a previously released press release, such filing may be made without prior consultation with Commercial so long as Commercial is furnished with a copy of such report within a reasonable time after its filing.

          9.5.  Material Developments; Access to Information.

                (i) In order to afford Commercial access to such information as it may reasonably deem necessary to perform its due diligence review with respect to Hibernia and its assets in connection with the Merger, Hibernia shall (and shall cause HNB to), (A) upon reasonable notice, afford Commercial and its officers, employees, counsel, accountants and other authorized representatives, during normal business hours throughout the period prior to the Effective Date and to the extent consistent with applicable law, access to its premises, properties, books and records, and to furnish Commercial and such representatives with such financial and operating data and other information of any kind respecting its business and properties as Commercial shall from time to time reasonably request to perform such review, (B) furnish Commercial with copies of all reports filed by Hibernia with the Securities and Exchange Commission ("SEC") throughout the period after the date hereof prior to the Effective Date promptly after such reports are so filed, and (C) promptly advise Commercial of the occurrence before the Effective Date of any event or condition of any character (whether actual or to the knowledge of Hibernia, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of its consolidated group as a whole.

                (ii) In order to afford Hibernia access to such information as it may reasonably deem necessary to perform any due diligence review with respect to the assets of Commercial to be acquired as a result of the Merger, Commercial shall (and shall cause the Bank to), upon reasonable notice, afford Hibernia and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its and the Bank's properties, books, contracts, commitments, loan files, litigation files, and records (including, but not limited to, the minutes of the Boards of Directors of Commercial and the Bank and all committees thereof), and it shall (and shall cause the Bank to), upon reasonable notice and to the extent consistent with applicable law, furnish promptly to Hibernia such information as Hibernia may reasonably request to perform such review.

                (iii) No investigation pursuant to this Section 9.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, either party to this Agreement.

          9.6. Prohibited Negotiations. Prior to the Effective Date, neither Commercial nor the Bank shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, Commercial or the Bank or any business combination with Commercial or the Bank other than as contemplated by this Agreement. Commercial shall instruct each officer, director, agent, or affiliate of it or the Bank to refrain from doing any of the above, and Commercial will notify Hibernia promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Commercial; provided, however, that nothing contained in this section shall be deemed to prohibit any officer or director of Commercial or the Bank from taking any action that, in the opinion of counsel to Commercial or the Bank, a copy of which opinion shall be furnished to Hibernia upon its request, is required by applicable law.

          9.7. Affiliates. Prior to the Closing Date (as defined in Section 14 hereof), Commercial shall deliver to Hibernia a letter identifying all persons whom it believes to be "affiliates" of Commercial for purposes of Rule 145(c) or Rule 144 (as applicable) under the 1933 Act ("Affiliates"). Commercial shall use its best efforts to cause each person so identified to deliver to Hibernia prior to the Effective Date a written agreement in substantially the form of Exhibit 9.7 hereto providing, among other things,that such person will not dispose of Hibernia Common Stock received in the Merger except in compliance with the 1933 Act and the rules and regulations thereunder and except in accordance with
Section 201.01 of the SEC's Codification of Financial Reporting Policies; provided, however, that Commercial shall have no such obligation to use its best efforts to cause any such identified person to deliver to Hibernia such agreement if such person may not lawfully execute such agreement.

          9.8. Adjustment for Changes in Outstanding Shares. In the event that prior to the Effective Date the outstanding shares of Hibernia Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like changes in the Hibernia's capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Hibernia Common Stock to be thereafter delivered pursuant to Section 3.1 hereof.

          9.9. Accounting Treatment. It shall use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment to the extent factors affecting such treatment are within its control.

          9.10. Cooperation in Bank Merger. Promptly upon request by Hibernia, Commercial shall, and it shall cause the Bank to, take any and all necessary or appropriate actions to cause the Bank to become merged with and into HNB effective as of, or as soon as practicable after, the Effective Date.

          9.11. Adoption of Accounting Policies. After the satisfaction or waiver of all conditions to the Closing set forth in Section 12 of this Agreement and in any event prior to the Effective Date (unless this Agreement is terminated pursuant to Section 13 hereof), Commercial shall, and it shall cause the Bank to, take any and all necessary or appropriate actions to adopt all Hibernia accounting procedures and policies (including without limitation those policies pertaining to charged-off and non-accrual assets); provided, however, that no such action taken by Commercial or the Bank at the request of Hibernia or HNB pursuant to this Section shall be deemed to be, or be deemed to cause, a breach of any representation or warranty made by Commercial herein.

          9.12. Indemnification of Directors and Officers of
Commercial and the Bank.

          (a) From and after the Effective Date of the Merger, Hibernia agrees to indemnify and hold harmless each person who, as of the date immediately prior to the Closing Date, served as an officer or director of Commercial or the Bank (an "Indemnified Person") from and against all damages, liabilities, judgments and claims (and related expenses including, but not limited to, attorney's fees and amounts paid in settlement) based upon or arising from his capacity as an officer or director of Commercial or the Bank, to the same extent as he would have been indemnified under the Articles of Incorporation and/or Bylaws of Hibernia, as such documents were in effect on the date of this Agreement as if he were an officer or director of Hibernia at all relevant times; provided, however, that the indemnification provided by this Section shall not apply to any claim against an Indemnified Person if such Indemnified Person knew or should have known of the existence of the claim and failed to make a good faith effort to require Commercial or the Bank, as the case may be, to notify its director and officer liability insurance carrier of the existence of such claim prior to the Closing Date.

          (b) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of Hibernia or HNB.

          (c) The rights to indemnification granted by this subsection 9.12 are subject to the following limitations: (i) the total aggregate indemnification to be provided by Hibernia pursuant to subsection 9.12(a) shall not exceed, as to all of the Indemnified Persons as a group, the sum of $5,000,000, and Hibernia shall have no responsibility to any Indemnified person for the manner in which such sum is allocated among that group (but nothing in this subsection is intended to prohibit the Indemnified Persons from seeking reallocation among themselves); (ii) a director or officer who would otherwise be an Indemnified Person under this subsection 9.12 shall not be entitled to the benefits hereof unless such director or officer has executed a Joinder Agreement (the "Joinder Agreement") in the form of Exhibit 9.12 hereto; and (iii) amounts otherwise required to be paid by Hibernia to an Indemnified Person pursuant to this subsection 9.12 shall be reduced by any amounts that such Indemnified Person recovers by virtue of the claim for which other employees and officers indemnification is sought.

          (d) Hibernia agrees that the $5,000,000 indemnification limit set forth in paragraph (c) of this Section 9.12 shall not apply to any damages, liabilities, judgments and claims (and related expenses, including but not limited to attorney's fees and amounts paid in settlement) insofar as they arise out of or are based upon the matters for which indemnification is provided in
Section 11.2 hereof.

          9.13. Covenant to Close. At such time as is deemed appropriate by the parties hereto or as otherwise set forth in this Agreement, and upon satisfaction or waiver of each of the conditions to Closing of the Merger, the parties agree to take such actions as are reasonably necessary or appropriate to effect the Closing and the Merger.

          9.14. Cooperation in Rule 144 Transfers. Hibernia agrees to use its best efforts to file in a timely manner all materials required to be filed pursuant to Section 13, 14, or 15(d) of the Exchange Act, or the rules and regulations promulgated thereunder, so as to continue the availability of Rule 144 for sales of Hibernia Common Stock. In the event of any proposed sale by any former shareholder of Commercial who receives shares of Hibernia Common Stock by reason of the Merger, Hibernia covenants to use its best efforts to cooperate with such shareholder so as to enable such sale to be made in accordance with Rule 144, the requirements of Hibernia's transfer agent and the reasonable requirements of any broker through which such a sale is proposed to be executed, including, but not limited to, furnishing at its expense an opinion of counsel or other statement satisfactory to the transfer agent to the effect that the shares may be transferred, to the extent it is able to furnish such an opinion.

     10. Permits, Consents and Approvals. As promptly as practicable after the date hereof:

          (a) Hibernia shall submit an application to the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Holding Company Act;

          (b) Hibernia shall submit an application to the Comptroller of the Currency (the "Comptroller") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Merger Act;

          (c) Commercial shall endeavor to have its Affiliates execute a written agreement in substantially the form of Exhibit
9.7 hereto; provided, however, that Commercial shall have no such obligation prior to the receipt by the Board of Directors of Commercial of the Fairness Opinion; and

          (d) Commercial shall endeavor to have each of the directors of Commercial and the Bank execute a Non-Competition Agreement in substantially the form of Exhibit 10(d) hereto; provided, however, that Commercial shall have no such obligation prior to the receipt by the Board of Directors of Commercial of the Fairness Opinion.

     11.  Confidentiality; Hold Harmless; Restriction on
Acquisitions.

          11.1. Confidentiality.   The parties hereto acknowledge
that each of them or their representatives or agents has engaged in, and may continue to engage in, certain due diligence reviews and examinations with respect to the other and that, in the course of such reviews and examination, has received or may receive in the future confidential or proprietary information. Hibernia and Commercial agree, on behalf of themselves, their respective officers, directors, employees, representatives and agents, that, for a period of five years after the date hereof, they will not use any information obtained pursuant to due diligence investigations for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and, if the Merger is not consummated, will hold all such information and documents in confidence unless and until such time as such information or documents otherwise become publicly available or as it is advised by counsel that any such information or document is required by law to be disclosed, in which event the party required to make such disclosure shall advise and consult with the other party reasonably in advance of such disclosure regarding the information proposed to be disclosed. In the event of the termination of this Agreement, Hibernia and Commercial shall, promptly upon request by the other party, either destroy or return any documents so obtained.

          11.2. Hold Harmless. Hibernia will indemnify and hold harmless Commercial, each of its directors and officers and each person, if any who controls Commercial or the Bank within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Hibernia shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment or supplement in reliance upon and in conformity with information furnished to Hibernia by Commercial or the Bank for use therein. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against Hibernia under this Section, notify Hibernia in writing of the commencement thereof.
In case any such action shall be brought against any indemnified party and it shall notify Hibernia of the commencement thereof, Hibernia shall be entitled to participate therein, and to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from Hibernia to such indemnified party of its election to so assume the defense thereof, Hibernia shall not be liable to such indemnified party under this Section 11.2 for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party.

          11.3. Restriction on Acquisitions. Prior to Closing, or until termination of this Agreement, Hibernia shall not, directly or indirectly, without the consent of Commercial, acquire, or enter into agreements to acquire, any financial institution in Abbeville, Baldwin, Centerville, Franklin or New Iberia, Louisiana (other than the Bank or St. Mary), whether by merger, consolidation, purchase or otherwise. If, prior to termination of this Agreement or prior to the Closing, Hibernia enters into a St. Mary Agreement (as defined in Section 3.8 hereof) and if, as a result of a St. Mary Agreement, the Merger is not consummated, then Hibernia shall pay to Commercial on demand the sum of $500,000 as a "break-up fee." For purposes of this Section 11.3, "financial institution" shall mean any bank or savings and loan holding company, or any federal or state chartered bank, savings bank, thrift, homestead association, savings association, savings and loan association, cooperative bank or other similar financial institution.

     12. Conditions. The consummation of the Merger is conditioned upon:

          12.1. Shareholder Approval; Dissenters. Approval of this Agreement by the required vote of shareholders of Commercial and exercise and perfection of dissenters' rights pursuant to Section 12: 131 of the LBCL by holders of Commercial Common Stock holding in the aggregate no more than 10% of the Commercial Common Stock outstanding on the Closing Date.

          12.2. Federal Reserve Board and OCC Approvals.
Procurement by Hibernia of the approval of the Federal Reserve
Board and the Comptroller of the Merger and any and all other transactions contemplated hereby.

          12.3. Federal Reserve Bank Approval. Procurement by Hibernia of the approval of the Federal Reserve Bank of Atlanta, if such approval is required under the terms of the Agreement between Hibernia and the Federal Reserve Bank dated December 23, 1991.

          12.4. Other Approvals. Procurement of all other consents and approvals and satisfaction of all other requirements prescribed by law that are necessary to the consummation of the transactions contemplated by this Agreement, including, but not limited to, the consent (if required) of the parties to the Registration Rights Agreement dated May 27, 1992 among Hibernia and certain other parties who hold "Registrable Securities" (as therein defined) to the issuance of the Hibernia common stock provided for in this Agreement, whether by consent, waiver or amendment of the Registration Rights Agreement.

          12.5. No Restraining Action. No litigation or proceeding initiated by any governmental authority shall be pending before any court or agency that shall present a claim to restrain, prohibit or invalidate the transactions contemplated hereby and neither Hibernia nor Commercial shall be prohibited by any order of any court or other governmental authority from consummating the transactions provided for in this Agreement.

          12.6. Opinion of Hibernia Counsel. Commercial and its directors shall have received an opinion, dated the Closing Date, of counsel for Hibernia, in form and substance satisfactory to Commercial, as to such matters as Commercial may reasonably request with respect to the transactions contemplated hereby.

          12.7. Opinion of Commercial Counsel. Hibernia, its directors and its officers who sign the Registration Statement shall have received an opinion, dated the Closing Date, of Breazeale, Sachse, & Wilson, counsel for Commercial, in form and substance satisfactory to Hibernia, which shall cover such matters as Hibernia may reasonably request with respect to the transactions contemplated hereby.

          12.8. Representations, Warranties and Agreements of Commercial. Each of the representations, warranties, and agreements of Commercial contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) and Hibernia shall have received a certificate signed by the Chairman of the Board and the President of Commercial, dated the Closing Date, to such effect; Commercial shall have furnished to Hibernia such other certificates as Hibernia shall reasonably request in connection with the Closing (as defined in Section 14 hereof), evidencing compliance with the terms hereof and its status, business and financial condition. Commercial shall have furnished Hibernia with such further documents or other materials as Hibernia shall have reasonably requested in connection with the transactions contemplated hereby.

          12.9. Representations, Warranties and Agreements of Hibernia. Each of the representations, warranties and agreements of Hibernia contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or the date when made in the case of any representations or warranty which specifically relates to an earlier date) and Commercial shall have received a certificate signed by the Chief Executive Officer and the Treasurer of Hibernia, dated the Closing Date, to such effect; Hibernia shall have furnished to Commercial such other certificates as Commercial shall reasonably request in connection with the Closing, evidencing compliance with the terms hereof and its status, business and financial condition. Hibernia shall have furnished Commercial with such further documents or other materials as Commercial shall have reasonably requested in connection with the transactions contemplated hereby.

          12.10. Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and Commercial shall have received a certificate to such effect from the officer of Hibernia designated as its agent for service on the cover page of the Registration Statement (which certificate may be to the knowledge of such officer).

          12.11. Blue Sky. Hibernia shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

          12.12. Tax Ruling. Commercial shall have received an opinion of a nationally recognized public accounting firm satisfactory to Hibernia, which opinion shall be satisfactory in form and substance to Hibernia and Commercial, to the effect that the Merger when consummated in accordance with the terms hereof will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that the exchange of Commercial Common Stock to the extent exchanged for Hibernia Common Stock will not give rise to gain or loss to the shareholders of Commercial with respect to such exchange and that the Louisiana income tax treatment to the shareholders of Commercial will be substantially the same as the federal income tax treatment to the shareholders of Commercial.

          12.13. Termination of Deferred Compensation Agreements.
Commercial and the Bank shall have terminated the deferred compensation agreements listed on Schedule 7.9 hereto on or before the Closing Date.

          12.14. Listing on New York Stock Exchange. The shares of Hibernia Common Stock issuable to the holders of Commercial Common Stock in the Merger shall have been approved for listing on the New York Stock Exchange, Inc. on or before the Closing Date, subject to official notice of issuance.

          12.15. Fairness Opinion. Commercial shall have received a letter from Bank Advisory Group dated within five days of the scheduled date of mailing of the Proxy Statement to its shareholders, and updated to within five days of the Closing Date to the effect that the terms of the Merger are fair to its shareholders from a financial point of view.

          12.16. Assertion of Conditions. A failure to satisfy any of the requirements set forth in Section 12.6, 12.9 or 12.15 shall only constitute conditions to consummation of the Merger if asserted by Commercial and a failure to satisfy any of the requirements set forth in Section 12.7 or 12.8 shall only constitute conditions to consummation of the Merger if asserted by Hibernia.

          13. Termination. This Agreement may be terminated prior to the Closing Date, either before or after its approval by the shareholders of the parties hereto, in any of the following events:

          13.1. Mutual Consent. By the mutual consent of the parties hereto, if the Board of Directors of each party so determines by vote of a majority of the members of its entire
Board.

          13.2.  Breach of Representation, Warranty or Covenant.
By either party hereto, in the event of a breach by the other party
(a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, business, or prospects taken as a whole, of the breaching party, which in either case cannot be or is not cured within 60 days after written notice of such breach is given to the party committing such breach, or (ii) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non-breaching party's performance of this Agreement.

          13.3. Passage of Time; Inability to Satisfy Conditions. By either party hereto, in the event that (i) the Merger is not consummated by July 1, 1994, or (ii) any condition to Closing cannot be satisfied by July 1, 1994 and will not be waived by the party or parties entitled to waive it.

          13.4. Failure to Obtain Regulatory Approval. By either party hereto, at any time after the Federal Reserve Board, the Federal Reserve Bank or the Comptroller has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Merger and the time period for all appeals or requests for reconsideration thereof has run.

          13.5. Failure to Obtain Shareholder Approval. By either party hereto, if the Merger is not approved by the required vote of shareholders of Commercial.

          13.6. Dissenters. By Hibernia, if holders of more than 10 percent of the outstanding Commercial Common Stock exercise statutory rights of dissent and appraisal pursuant to Part XIII of the LBCL.

          13.7. Material Adverse Change. By Commercial, if a material adverse change as described in Section 8.7 of this Agreement occurs, and by Hibernia, if a material adverse change as described in Section 7.7 hereof occurs, after the date hereof and prior to the Closing.

          13.8. Termination of Deferred Compensation Agreements. By Hibernia, if Commercial and the Bank have not terminated the deferred compensation agreements listed on Schedule 7.9 hereto or, if terminated, the termination of such agreements shall have resulted in after-tax costs to Commercial or the Bank in excess of $600,000 in the aggregate.

          13.9. Pooling-of-Interests Accounting Treatment. By Hibernia, in the event that Hibernia shall determine that the facts and circumstances surrounding the Merger prohibit or materially jeopardize the treatment of the Merger as a pooling-of-interests for accounting purposes.

          13.10. Fairness Opinion. By Commercial, if it shall not have received a letter from Bank Advisory Group dated within five days of the scheduled date of mailing of its proxy statement to its shareholders, and updated to within five days of the Closing Date, to the effect that the terms of the Merger are fair to its shareholders from a financial point of view.

     14. Closing and Effective Date. The closing of the Merger (the "Closing") shall take place at the office of Hibernia at 313 Carondelet Street, New Orleans, Louisiana, at 11:00 a.m. local time, or at such other place or time as shall be mutually agreeable to the parties hereto, on the first business day occurring after the last to occur of: (i) November 29, 1993; (ii) the date that falls 30 days after the date of the order of the Federal Reserve Board approving the Merger pursuant to the Bank Holding Company Act; (iii) the date that falls 30 days after the date of the order of the Comptroller approving the merger of the Bank with and into HNB pursuant to the Bank Merger Act; and (iv) the date that falls
5 days after the date on which the last meeting of shareholders called to approve this Agreement is held; or such later date within 60 days of such date as may be agreed upon between the parties hereto (the date and time of the Closing being referred to herein as the "Closing Date"). Immediately upon consummation of the Closing, or on such other later date as the parties hereto may agree, the Merger Agreement shall be certified, executed, acknowledged and delivered to the Secretary of State of the State of Louisiana (the "Secretary") for filing pursuant to and in accordance with the provisions of Section 12:112 of the LBCL. The Merger shall become effective as of the date and time of issuance by the Secretary of a certificate of merger relating to the Merger (such date and time being referred to herein as the "Effective Date").

     15. Survival and Termination of Representations, Warranties and Covenants.

          15.1. Except as otherwise provided in this Section 15, the representations, warranties and covenants contained in this Agreement shall terminate as of the earlier of the Effective Date or the termination of this Agreement. Upon termination of such representations, warranties and covenants, such provisions shall be of no further force or effect, and no party hereto shall have any legal right to redress, whether for breach of contract or otherwise, as a result of a breach of any such provision.

          15.2. The provisions and agreements set forth in Sections 3, 5, 9.12, 9.14 and 11 and the last sentence of Section
8.3 hereof shall survive the Closing, if the Closing occurs, for the benefit of the shareholders, directors and officers of Commercial who are the intended beneficiaries of such provisions.

          15.3. The provisions of Section 11 and liabilities for a breach of the provisions of Sections 9.2 or 9.13 shall survive the termination of this Agreement if this Agreement terminates without the Closing or the Merger having occurred, in which event liability for a breach of Section 9.2 or Section 9.13 shall survive the termination of the Agreement for a period of 180 days following the date on which the Agreement terminates. Nevertheless, no party to this Agreement shall have a legal right to redress or cause of action for a breach of Section 9.2 except in those circumstances in which such breach directly resulted in the termination of the Agreement.

          15.4. In consideration of the mutual benefits and agreements contained in this Agreement, each of the parties hereto, on behalf of itself and its successors and assigns, hereby irrevocably waives any right or cause of action which otherwise would survive in the absence of this Section 15.

     16. Amendment; Waivers. To the extent permitted under applicable law, prior to the Closing Date any provision of this Agreement may be amended or modified at any time, either before or after its approval by the shareholders of the parties hereto, (i) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, and (ii) as provided in Section 12:112 of the LBCL. Except with respect to any required shareholder or regulatory approval, each party hereto, by written instrument signed by a duly authorized officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Hibernia or Commercial) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings, or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such waiver executed after approval of this Agreement by the shareholders of Hibernia or Commercial shall change the number of shares of Hibernia Common Stock into which shares of Commercial Common Stock will be converted by the Merger.

     17. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

     18. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Louisiana applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

     19. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including the fees, expenses and disbursements of its counsel and auditors, provided that printing expenses shall be borne by Hibernia.

     20. No Assignment. Prior to the Effective Date, neither party hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other bank holding company that is a party hereto, including any transfer or assignment by operation of law.

     21. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, to the Chief Executive Officer of Hibernia at the address of such party set forth in the preamble to this Agreement or to the Chairman of the Board of Commercial at 200 Willow Street, Franklin, Louisiana 70538, and shall be deemed to have been given as of the date so personally delivered or mailed. A copy of all notices or other communications directed to Hibernia shall be sent to:

                    Hibernia National Bank
                    313 Carondelet Street
                    New Orleans, Louisiana  70130
                    Attention:  Corporate Law Division

and a copy of all notices or other communications directed to Commercial shall be sent to:

                    J. Roland Livingston
                    First Commercial Bank
                    407 Charity
                    Abbeville, Louisiana  70511-0550


     22. Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     23. Entire Agreement. This Agreement and the Schedules and Exhibits hereto supersede any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contain the entire agreement of the parties relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors. Nothing in this Agreement or in the Merger Agreement is intended to or shall be construed to confer upon or to give any person other than the parties hereto any rights, remedies, obligation or liabilities under or by reason of this Agreement except as expressly provided herein.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

                                   Hibernia Corporation





                                   Stephen A. Hansel
                                   President and Chief Executive
                                   Officer

Attest:




Patricia C. Meringer
Secretary

                                   Commercial Bancshares, Inc.



                                   By:
                                        Newman Trowbridge, Jr.
                                        Chairman of the Board


Attest:





Secretary

                           APPENDIX C

          ARTICLE VII OF THE ARTICLES OF INCORPORATION
                 OF COMMERCIAL BANCSHARES, INC.


                           ARTICLE VII

                      Certain Transactions

     A. Transactions.Except as otherwise expressly provided in Paragraph D of this Article, the affirmative vote of the holders of 75% of the total voting power of the Corporation cast at a meeting of the stockholders for that purpose shall be required:

          (i) to adopt any agreement to merge or consolidate the Corporation with or into any Major Stockholder (as defined below), or

          (ii) to authorize any sale, lease, exchange, mortgage, pledge, transfer or other alienation to or with any Major Stockholder of all or any substantial part of the assets of the Corporation, or

          (iii) to adopt any plan of recapitalization or reclassification of shares of any class of capital stock entitled to vote generally in the election of directors, or

          (iv) to adopt any plan or proposal to liquidate or dissolve the Corporation.

This affirmative vote shall be required even if no vote or some lesser percentage is specified by law or in an agreement between the Corporation and any other party, or otherwise.

     B.   Definitions.    For purposes of this Article VII:

          (i) "Major Stockholder" means any individual, firm, corporation or other entity, (hereafter collectively called "person") including any of its Affiliates or Associates (defined below), that as of the record date for determining stockholders entitled to notice and vote on any of the transactions described in Paragraph A above, or immediately prior to the consummation of that transaction, is the beneficial owner (defined below), directly or indirectly, of 5% or more of the outstanding shares of any class of capital stock of the Corporation entitled to vote generally in the election of directors;

          (ii) For the purposes of this Article VII, the term "Affiliate" means any person that directly or indirectly (through one or more intermediaries) controls, or is controlled by, or is under common control with a person. "Control," ("controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person whether through the ownership of voting securities, by contract, or otherwise.

                For purposes of this Article VII, the term
                "Associate means:

                (1) any corporation or organization (other than
                    the Corporation or a majority-owned subsidiary of the Corporation) of which such a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities.

                (2) any trust or other estate in which the person
                    has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and

                (3) any relative or spouse of a person, or any
                    relative of such spouse, who has the same home as that person or who is a director or officer of the Corporation or any of its subsidiaries.

          (iii) a person deemed to be the beneficial owner of shares of capital stock of the Corporation:

                (a) that it has the right to acquire under any
                    agreement or upon exercise of conversion rights, warrants, or options, or otherwise, or

                (b) that are beneficially owned, directly or indirectly, by it or its Affiliate or Associate or by any other person with which it or its Affiliate or Associate has any agreement, arrangement or understanding to acquire, hold, vote or alienate capital stock of the Corporation.

          (iv) the outstanding shares of capital stock of the Corporation includes shares deemed owned by a Major Stockholder (or a person deemed a Major Stockholder) through application of sub-clauses
                (a) and (b) above but does not include any other shares that may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise.

     C. Determinations. On the basis of information known to the Corporation, the Board of Directors shall determine whether any person beneficially owns 5% or more of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors and whether any person is an Affiliate or Associate of another. All such determinations shall be conclusive and binding for all purposes of this Article VII.


     D. Exceptions. The shareholder vote required by Paragraph A of this Article VII shall not apply to any transaction described in that Paragraph if the Corporation is then and at all times throughout the preceding twelve months has been, directly or indirectly, the beneficial owner of a majority of the shares of each class of outstanding capital stock of each other party to the transaction.

     E. Successors. In every merger or consolidation in which the Corporation is not to be the surviving or resulting corporation, the holders of each class of capital stock of the Corporation shall retain their proportionate equity and voting interests in the surviving or resulting corporation. Further, the articles of incorporation of the surviving or resulting corporation shall contain provisions substantially the same as this Article
VII. If the Corporation is to be the surviving or resulting corporation, these Articles of Incorporation shall not be amended, altered, changed or repealed in the merger or consolidation adversely to affect, directly or indirectly, any of the provisions of these Articles.

     F. Merger into Major Stockholder. In case of merger or consolidation of the Corporation into a Major Stockholder or alienation of all or a substantial part of the assets of the Corporation to a Major Stockholder, the stockholder vote approving those transactions must also include the affirmative vote of a majority of the shares of capital stock entitled to vote on the transactions not deemed owned by the Major Stockholder.

     G. Certain Amendments to Articles of Incorporation. Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by Hibernia Corporation) the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose shall be required for any corporate action that would, directly or indirectly, amend, alter, change, repeal or adversely affect any provision of Articles IV, VI and VII, inclusive, of these Articles of Incorporation.

                           APPENDIX D

           FORM OF OPINION OF THE BANK ADVISORY GROUP

                        January __, 1994


Board of Directors
Commercial Bancshares, Inc.
Franklin, Louisiana

Gentlemen:

     You have requested that The Bank Advisory Group, Inc. act as an independent financial analyst and advisor to the common shareholders of Commercial Bancshares, Inc. ("CBI") and its wholly-owned subsidiary, First Commercial Bank. Specifically, we have been asked to render advice and analysis in connection with the proposed merger of Commercial Bancshares, Inc. with and into Hibernia Corporation, New Orleans, Louisiana (the "Merger"). In our role as an independent financial analyst, you have requested our opinion with regard to the fairness -- from the perspective of the common shareholders of Commercial Bancshares, Inc. -- of the financial terms of the proposed merger pursuant to the provisions of the Agreement and Plan of Merger of Commercial Bancshares, Inc. with and into Hibernia Corporation (the "Agreement") dated September 28, 1993.

     In conjunction with our review of the Agreement, our understanding is that Hibernia Corporation ("Hibernia") proposed to consummate the Merger pursuant to the following financial terms:

    The Shareholders of Commercial Bancshares, Inc. shall receive Aggregate Consideration equal to $18,700,000 in Hibernia common stock based on the Average Market Price of Hibernia common stock on the Closing Date; provided, however, that the exchange ratio shall not fall below 8.4 shares of Hibernia common stock for each share of CBI common stock.

If on or before the Closing Date, Hibernia Enters into an agreement in principle or a definite agreement with St. Mary Holding, Inc. to acquire -- via merger, purchase, consolidation, or otherwise -- St. Mary Holding, Inc. and/or its subsidiary, St. Mary Bank & Trust Company, the shareholders of Commercial Bancshares, Inc. shall receive Aggregate Consideration equal to $20,700,000 in Hibernia common stock, based on the Average Market Price of Hibernia common stock on the Closing Date; provided, however, that the exchange ratio shall not fall below 9.3 shares of Hibernia common stock for each share of CBI common stock.

For the purpose of calculating the Aggregate Consideration, the Average Market Price of Hibernia common stock on the date of closing shall represent the average of the mean of the high and low prices of one share of Hibernia common stock for the five business days preceding the last trading day immediately prior to the Closing Date.

The Bank Advisory Group, Inc., as part of its line of professional services, specializes in rendering valuation opinions of banks and bank holding companies in connection with mergers and acquisitions nationwide. Prior to our retention for this assignment, The Bank Advisory Group has provided consulting services to Commercial Bancshares, Inc. and First Commercial Bank, however, the revenues derived from the delivery of such services are insignificant when compared to The Bank Advisory Group's total gross revenues. The Bank Advisory Group has not provided any services to Hibernia Corporation.

In connection with this opinion and with respect to Commercial
Bancshares, Inc., we have reviewed, among other things:

     1. Audited consolidated financial statements for CBI for the years ended December 31, 1992 and 1991.

     2.   Consolidated financial statements for CBI, on form F.R.
          Y-9C, for the nine months ended September 30, 1993, as filed with the Federal Reserve System;

     3. Reports of Condition and Income for First Commercial Bank, the subsidiary bank of CBI, for the three years ended December 31, 1990, 1991, and 1992, and for the nine month period ended September 30, 1993, as filed with Federal bank regulatory agencies;

     4. The economy in general and, in particular, the local economies in which First Commercial Bank operates;

     5. Since January 1, 1992, and in connection with our ongoing professional relationship with Commercial Bancshares,
          Inc.:

          (a) Certain internal financial analyses and forecasts for First Commercial Bank prepared by the management of First Commercial Bank, including projections of future performance;

          (b) Certain other summary materials and analyses with respect to First Commercial Bank's loan portfolio, securities portfolio, deposit base, fixed assets, and operations including, but not limited to: (i) schedule of loans and other assets identified by management as deserving special attention or monitoring given the characteristics of the loan/asset and the local economy, (ii) analyses concerning the adequacy of the loan loss reserve,
               (iii) schedules of "other real estate owned" including current carrying values and recent appraisals, and (iv) schedules of securities, detailing book values, market values, and lengths to maturity; and,

     6. Such other information -- including financial studies, analyses, investigations, and economic and market criteria -- that we deem relevant to this assignment.

     In connection with this opinion and with respect to Hibernia
Corporation, we have reviewed, among other things:

     1. Audited consolidated financial statements for Hibernia, in Annual Report Form and Form 10-K, for the years ended December 31, 1992 and 1991; and, unaudited quarterly financial statements for Hibernia, in quarterly report format, for the nine month period ending September 30, 1993;

     2.   Consolidated financial statements for Hibernia, on form
          F.R. Y-9C, for the years ended 1990, 1991, and 1992; and, for the nine months ended September 30, 1993, as filed with the Federal Reserve System;

     3. Reports of Condition and Income for Hibernia National Bank, the subsidiary bank of Hibernia, for the three years ended December 31, 1990, 1991, and 1992, and for the nine month period ended September 30, 1993, as filed with Federal bank regulatory agencies;

     4. Prospectus dated December 1992, setting forth the terms of Hibernia's issuance of Class A common stock in exchange for debt restructuring;

     5. Equity research reports regarding Hibernia prepared by various analysts who cover the financial institutions sector;

     6. The economy in general and, in particular, the local economies in which Hibernia and its subsidiaries operate; and,

     7. Such other information -- including financial studies, analyses, investigations, and economic and market criteria -- that we deem relevant to this assignment.

     In connection with this opinion and with respect to the proposed Merger, we have reviewed, among other things:

     1. The Agreement, which sets forth, among other items, the terms, conditions to closing, pending litigation against both CBI and Hibernia, and representations and warranties of CBI and Hibernia with respect to the proposed Merger;

     2. The Proxy Statement-Prospectus, to which this opinion is appended, that is being furnished to the shareholders of CBI in connection with the proposed Merger;

     3. The financial terms and price levels for commercial banks recently acquired in the United States -- specifically in Louisiana, Mississippi and East Texas -- together with the financial performance and condition of such banks;

     4. The financial terms and stated price levels of other banking organizations, the proposed acquisition of which has been publicly announced by Hibernia subsequent to September 28, 1993 and prior to the date of this opinion;

     5. The price-to-equity and price-to-earnings multiples of banking organizations based in Louisiana, Mississippi and Texas with publicly-traded common stock, together with the financial performance and condition of such banking organizations, and

     6. Such other information -- including financial studies, analyses, investigations, and economic and market criteria -- that we deem relevant to this assignment.

     Based on our experience, we believe our review of, among other things, the aforementioned items provides a reasonable basis for our opinion, recognizing that we are expressing an informed professional opinion -- not a certification of value.

     We have relied upon the information provided by the management of Commercial Bancshares, Inc. and Hibernia Corporation, or otherwise reviewed by us, as being complete and accurate in all material respects. Furthermore, we have not verified through independent inspection or examination the specific assets or liabilities of CBI and Hibernia or their subsidiary banks. And, we have relied upon assurances provided by Hibernia that none of the pending litigation proceedings against Hibernia will have a material adverse affect on the business, prospects or financial condition of Hibernia. We have also assumed that there has been no material change in the assets, financial condition, results of operations, or business prospects of Commercial Bancshares, Inc. and Hibernia since the date of the last financial statements made available to us. We have met with the management of both CBI and Hibernia to discuss relevant information that has been provided to us.

     Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us, we conclude that the terms of the proposed Merger, as outlined herein, are fair, from a financial standpoint, to the common shareholders of Commercial Bancshares, Inc.

     This opinion is available for disclosure to the shareholders of Commercial Bancshares, Inc. Accordingly, we hereby consent to the inclusion of our opinion as an appendix to the Proxy Statement-Prospectus relating to the proposed Merger, and to the reference of our firm in the Proxy Statement-Prospectus.

                              Respectfully submitted,



                              THE BANK ADVISORY GROUP, INC.



                              By:___________________________



                           APPENDIX E

         CERTAIN PROVISIONS OF LOUISIANA LAW RELATING TO
              THE RIGHTS OF DISSENTING SHAREHOLDERS


     A. Except as provided in subsection B of this section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty percent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(H), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

     B. The right to dissent provided by this Section shall not exist in the case of:

          (1) A sale pursuant to an order of a court having jurisdiction in the premises.

          (2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

          (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange on were designated as a national market system security or an inter-dealer quotation system by the National Association of Securities Dealers, Inc., unless the articles of the corporation issuing such stock provide otherwise or the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

     C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. In the case of a merger pursuant to R.S. 12:112(H), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation, within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as hereinabove provided, and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as hereinabove prescribed.

     D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

     E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due to accept the value of his shares as fixed by the corporation in its notice of disagreement.

     F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

     G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

     H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                           APPENDIX F

 FORM OF OPINION OF ERNST & YOUNG REGARDING CERTAIN TAX MATTERS





February 23, 1994


Hibernia Corporation
313 Carondoelet
P.O. Box 61540
New Orleans, Louisiana  70161

Dear Sir or Madam:

This letter is in response to your request that we provide you with our opinion concerning certain federal income tax consequences which would arise from consummation of the proposed merger of Commercial Bancshares, Inc. ("Commercial") with and into Hibernia Corporation ("Hibernia") (the "Commercial Merger"), and the proposed merger of First Commercial Bank (the "Bank") with and into Hibernia National Bank ("HNB") (the "Bank Merger"). (Hereinafter, the Commercial Merger and the Bank Merger are referred to collectively as the "Mergers.")

In rendering this opinion, we have relied upon the facts, summarized below, as they have been presented to us orally by the management of Hibernia and verified, in the Statements of Facts and Representations dated September 28, 1993 provided by the managements of Commercial, Bank, Hibernia and HNB; in the Agreement and Plan of Merger made and entered into by Commercial, Bank and Hibernia as of September 28, 1993 (the "Agreement"); in the form of the Agreement to Merge between HNB and Bank (The "Bank Plan of Merger"); and in the Registration Statement (Form S - 4), dated January 12, 1994, to be filed with the Securities and Exchange Commission and containing the preliminary Proxy Statement - Prospectus of Commercial and Hibernia ("Prospectus"). (These are sometimes hereinafter referred to collectively as "documents.")

You have represented to us that the facts contained in the documents provide an accurate and complete description of the facts and circumstances concerning the proposed Mergers. We have made no independent determination regarding such facts and circumstances and, therefore, have relied upon the facts and representations in the documents set forth above for purposes of this letter. Any changes to the facts or documents set forth above may affect the conclusions stated herein.

We understand that you will include a reference to Ernst & Young and our opinion in the Prospectus relating to the issuance of Hibernia Common Stock in connection with the proposed Mergers and the special meetings of the Commercial and Bank shareholders with respect thereto. We consent to such reference in the Prospectus under the caption, "Conditions to Consummation of the Mergers." We also understand that this letter will be submitted for inclusion as an exhibit with Amendment 1 to the Form S-4 Registration Statement. We consent to such inclusion.

STATEMENT OF FACTS

Commercial is a bank holding company organized under the laws of the State of Louisiana. Commercial's assets consist of cash and 100 percent of the issued and outstanding Bank Common Stock. Commercial conducts no material business other than acting as a bank holding company of Bank. Commercial has 500,000 authorized shares of Common Stock par value $2.00 per share of which 314,723 were issued and 281,843 shares were outstanding as of July 31, 1993 (referred to hereinafter as the "Commercial Common Stock"). Shares totaling 32,880 were held in Commercial's treasury as of July 31, 1993. Such outstanding shares are closely held by approximately 118 shareholders. Commercial has no options, warrants, subscription rights or other rights to purchase Common Stock.

Bank is a state banking association organized under the laws of the State of Louisiana, engaged principally in the banking business. Bank has 12,000 authorized shares of Common Stock of which 12,000 were issued and outstanding and held by Commercial as of September 28, 1993 ("Bank Common Stock").

Hibernia is a bank holding company organized under the laws of the State of Louisiana with shares registered under the Securities Act. The presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value; 100,000,000 shares of Class B non-voting Common Stock, no par value; and 100,000,000 shares of Class A voting Common Stock, no par value (the Class A voting Common Stock being referred to hereinafter as "Hibernia Common Stock"). As of July 31, 1993, no shares of Hibernia's preferred stock or its Class B non-voting Common Stock were outstanding; 83,437,931 shares of Hibernia Common Stock were outstanding; and no shares of Hibernia Common Stock were held in Hibernia's treasury. There are no existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer, except that Hibernia has issued 1,812,000 warrants to purchase an aggregate of 1,812,000 shares of Hibernia Common Stock pursuant to the terms of the Senior Secured Restructuring Agreement dated May 27, 1992, pursuant to which 788,753 warrants were outstanding as of July 31, 1993. Additionally, Hibernia has authorized or reserved 1,500,000 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 817,837 shares of Hibernia Common Stock were outstanding as of July 31, 1993, 2,823,970 (as adjusted) shares of Hibernia Common Stock for issuance under its 1992 Long-Term Incentive Plan, pursuant to which options covering 914,500 shares of Hibernia Common Stock were outstanding as of July 31, 1993, 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Director Stock Option Plan, pursuant to which options covering 75,000 shares of Hibernia Common Stock will be outstanding upon the lifting of certain contractual restrictions and 703,263 shares of Hibernia Common Stock are available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan. Hibernia Common Stock is traded on the New York Stock Exchange.

HNB is a nationally chartered commercial bank engaged principally in the full service banking business. HNB is a wholly-owned subsidiary of Hibernia.

BUSINESS PURPOSE

The management of Hibernia represents to us that Hibernia desires to consummate the Mergers in order to improve its presence in the Louisiana market. As discussed in the Prospectus under the caption, "Background of and Reasons for the Mergers," the Commercial and Bank Boards of Directors believe the customers, depositors, and communities served by Bank will benefit from being part of a larger banking entity as a result of the future growth, synergies and cost savings expected to be realized from the Mergers.

PROPOSED TRANSACTIONS

In accordance with the above-stated business purpose, the following transaction has been proposed:

1. After all necessary regulatory approvals have been granted, there will be simultaneous mergers (i.e., the Mergers) of Commercial with and into Hibernia in accordance with the provisions of the Louisiana Business Corporation Law ("LBCL"), and Bank with and into HNB in accordance with the provisions of Bank Merger Act, 12 U.S.C. Sections 1828 et. seq. and 12 U.S.C. Section 215a ("Bank Merger Act"). In the documents covering the Mergers, upon completion of the Commercial Merger, Hibernia will cause the Bank Merger to occur.

2. In the Commercial Merger, Hibernia will acquire all of the assets and assume all of the liabilities of Commercial in exchange for Hibernia Common Stock. As a result of the Commercial Merger, each share of the issued and outstanding Commercial Common Stock shall be converted into and become the number of shares of Hibernia Common Stock determined in accordance with the exchange rate. The exchange rate shall be the number obtained by dividing the deliverable amount (defined below) by the total number of issued and outstanding shares of Commercial Common Stock on the closing date. The deliverable amount equals $18.7 million divided by the average market price (defined below) of Hibernia Common Stock on the closing date. The average market price equals the average of the high and low sales prices of one share of Hibernia Common Stock for the five trading days immediately preceding on the trading date prior to the closing date. Holders of certificates which represent shares of Commercial Common Stock outstanding immediately prior to the effective date of the Commercial Merger (hereinafter called "Old Certificates") shall cease to be, and shall have no rights as shareholders of Commercial after the Commercial Merger.

3. In the Bank Merger, HNB will acquire all the assets and assume all of the liabilities of Bank. As a result of the Bank Merger, each share of the issued and outstanding Bank Common Stock, shall cease to be outstanding and will be canceled. No additional shares of Hibernia Common Stock nor shares of HNB Common Stock will be issued in the Bank Merger.

4. No fractional shares will be issued. Each holder of Old Certificates who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock shall receive in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the average market price of Hibernia Common Stock.

5. By following certain statutory procedures, shareholders of Commercial may exercise dissenter's rights entitling them to receive in cash the value of their respective Commercial Common Stock in lieu of receiving Hibernia Common Stock in the Commercial Merger.

REPRESENTATIONS

For purposes of our evaluation, we have received from the managements of Commercial, Bank, Hibernia and HNB, Statements of Facts and Representations, dated September 28, 1993, as set forth below. References to the "Code" are to the Internal Revenue Code of 1986, as amended.

The following representations have been made by Commercial in connection with the Commercial Merger:

(a) There is no plan or intention by the shareholders of Commercial who own five percent or more of the Commercial Common Stock and to the best knowledge of management of Commercial, there is no intention on the part of the remaining shareholders of Commercial, to sell, exchange or otherwise dispose of a number of shares of Hibernia Common Stock received in the transaction that would reduce the Commercial shareholders' ownership of Hibernia
     Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding Common Stock of Commercial as of the same date. For purposes of this representation, any shares of Commercial Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Hibernia Common Stock, will be treated as outstanding Commercial Common Stock on the date of the transaction. Moreover, shares of Commercial Common Stock and shares of Hibernia
     Common Stock held by former Commercial shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

(b) Any liabilities of Commercial assumed by Hibernia and any liabilities to which the transferred assets of Commercial are subject were incurred by Commercial in the ordinary course of its business.

(c) Commercial is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
     Section 368(a)(3)(A) of the Code.

The following representations have been made by Hibernia in connection with the Commercial Merger:

(d) Hibernia has no plan or intention to reacquire any of its Common Stock issued in the Commercial
     Merger.

(e) Hibernia has no plan or intention to sell or otherwise dispose of any of the assets of Commercial acquired in the transaction except for dispositions made in the ordinary course of business.

(f) Following the transaction, Hibernia will continue, substantially unchanged, the banking business of Commercial operated through Commercial's banking subsidiary, Bank, which will be merged into HNB.

The following representations have been made by both
Commercial and Hibernia in connection with the Commercial
Merger:

(g) The fair market value of the Hibernia Common Stock to be received by each Commercial shareholder will be approximately equal to the fair market value of the Commercial Common Stock surrendered in the exchange.

(h) Except for expenses relating to the registration of Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Mergers in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, Hibernia,
     Commercial, and the shareholders of Commercial will pay their respective expenses, if any, incurred in connection with the transaction.

(i) There is no intercorporate indebtedness existing between Commercial and its affiliates on the one hand and Hibernia and its affiliates on the other hand which was issued, acquired, or will be settled at a discount.

(j) No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

(k) The fair market value of the assets of Commercial to be transferred to Hibernia will equal or exceed the sum of the liabilities assumed by Hibernia plus the amount of liabilities, if any, to which the transferred assets are subject.

(l) The payment of cash in lieu of fractional shares of Hibernia Common Stock is solely for the purpose of avoiding the expense and inconvenience to Hibernia of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the Commercial shareholders instead of issuing fractional shares of Hibernia will not exceed one percent of the total consideration that will be issued in the transaction to the Commercial shareholders in exchange for their shares of Commercial Common Stock. The fractional share interests of each Commercial shareholder will be aggregated, and no Commercial shareholder will receive cash in an amount equal to or greater than the value of one full share of Hibernia Common
     Stock.

(m) None of the compensation received by any shareholder-employees of Commercial will be separate consideration for, or allocable to, any of their shares of Commercial Common Stock; none of the shares of Hibernia Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

(n) The Commercial Merger will qualify as a statutory merger under the Louisiana Business Corporation Law
     ("LBCL").

(o) The shareholders of Commercial (immediately before the proposed transaction) receiving shares of Hibernia Common Stock will not own (immediately after the proposed transaction) more than fifty percent of the fair market value of Hibernia Common
     Stock.

The following representations have been made by Commercial in connection with the Bank Merger:

(aa) There is no plan or intention by the shareholder of Bank, Commercial (or its shareholders) to sell, exchange or otherwise dispose of a number of shares of Hibernia Common Stock constructively received in the transaction that would reduce the Bank shareholders' ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding Bank
     Common Stock as of the same date. For purposes of this representation, any shares of Bank Common
     Stock constructively exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of HNB Common
     Stock will be treated as outstanding Bank Common
     Stock on the date of the transaction. Moreover, shares of Bank Common Stock and shares of Hibernia
     Common Stock held by Bank shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

(bb) The liabilities of Bank assumed by HNB and the liabilities to which the transferred assets of Bank are subject were incurred by Bank in the ordinary course of its business.

(cc) Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
     Section 368(a)(3)(A) of the Code.

(dd) The basis and fair market value of the assets of Bank transferred to HNB will each equal or exceed the sum of the liabilities assumed by HNB, plus amount of liabilities, if any, to which the transferred assets are subject.

The following representations have been made by Hibernia in connection with the Bank Merger:

(ee) No additional Hibernia Common Stock is being issued or exchanged in the merger of Bank into HNB. No additional HNB Common Stock is being issued or exchanged in the merger of Bank into HNB.

(ff) Prior to the transaction, Hibernia will be in control of HNB within the meaning of Section 368(c) of the code wherein "control" is defined to mean the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of the corporation.

(gg) Following the transaction, HNB will not issue additional shares of its Common Stock that would result in Hibernia losing control of HNB within the meaning of Section 368(c) of the Code.

(hh) Hibernia has no plan or intention to reacquire any of its Common Stock constructively issued in the Bank Merger.

(ii) Hibernia has no plan or intention to liquidate HNB;
     to merge HNB into another corporation; to sell or otherwise dispose of the Common Stock of HNB; or to cause HNB to sell or otherwise dispose of any of the assets of Bank acquired in the transaction, except for dispositions made in the ordinary course of business. As Hibernia makes other acquisitions, it is likely that some or all of the acquired banks will be merged with and into HNB. At this time, the discussion provided under the caption "Parties to the Merger" in the Prospectus provides a complete list of all pending acquisitions that are covered by signed agreements. However, no Common
     Stock of HNB will be issued as consideration in any of the pending acquisitions.

(jj) Following the transaction, HNB will continue the historic business of Bank or will use a significant portion of Bank's historic business assets in its business.

(kk) No Common Stock of HNB will be issued in the Bank
     Merger.

The following representations as made by both Commercial and Hibernia in connection with the Bank Merger:

(ll) HNB will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market of the gross assets held by Bank immediately prior to the Bank Merger. For purposes of this representation, amounts paid by Bank to dissenters, Bank assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer, will be included as assets of Bank held immediately prior to the transaction.

(mm) Except for expenses relating to the registration of Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Mergers in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, Hibernia,
     HNB, Bank and the shareholders of Bank will pay their respective expenses, if any, incurred in connection with the transaction.

(nn) There is no intercorporate indebtedness existing between Hibernia and Bank and their affiliates or between HNB and Bank that was issued, acquired, or will be settled at a discount.

(oo) No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

(pp) None of the compensation received by any shareholder-employees of Bank will be separate consideration for, or allocable to, any of their shares of Bank Common Stock; none of the shares of Hibernia Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employee agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

(qq) The Bank Merger will qualify as a statutory merger under the Bank Merger Act and under applicable state law.

TECHNICAL ANALYSIS

Section 368(a)(1)(A) of the Code provides that a reorganization (a "Type A" reorganization) includes a statutory merger or consolidation. Such a reorganization can only be achieved by strict compliance with the applicable corporation laws of the United States or a state or territory of the United States. A statutory merger occurs wherein one party (the surviving corporation) to the transaction absorbs the other party whose corporate existence ceases. It has been represented by the management of Hibernia that the merger of Commercial with and into Hibernia, wherein Hibernia Common Stock is to be exchanged for Commercial Common Stock, is to occur as a statutory merger under applicable law.

Section 368(a)(2)(D) of the Code provides that the acquisition by one corporation in exchange for stock of a corporation which is in control of the acquiring corporation, of substantially all of the properties of another corporation, shall not disqualify a transaction under Section 368(a)(1)(A) if (i) no stock of the acquiring corporation is used in the transaction and (ii) the transaction would have otherwise qualified as a Type A reorganization had the merger been into the controlling corporation. It has been represented by the management of Hibernia that the merger of Bank with and into HNB, wherein Hibernia Common Stock is to be constructively exchanged for Bank Common Stock, is to occur as a statutory merger under applicable law.

Revenue Procedure 77-37, 1977-2 C.B. 568 (Section 3.01) provides that, for advance ruling purposes, the "substantially all" requirement of Section 368(a)(2)(D) is satisfied if there is a transfer of assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the transferor corporation immediately prior to the transfer. Any payments to dissenters and any redemptions and distributions (except for regular dividend distributions) made by the corporation immediately preceding the transfer and which are a part of the Agreement will be considered as assets held by the corporation immediately prior to the transfer.
Additionally, the payment of expenses incurred in connection with the Mergers is taken into consideration in applying the "substantially all" test.

In the proposed Bank Merger, it has been represented by the managements of Bank and HNB that HNB will acquire assets representing at least 90 percent of the fair market value of the net assets and 70 percent of the fair market value of the gross assets of Bank and that, for this purpose, the fair market value of the net and gross assets of Bank will be determined before payment by Bank of any expenses incurred by it in connection with the Bank Merger, before payment to any dissenters to the Bank Merger, and before any redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer. Based upon the foregoing representations, the "substantially all" requirement will be met in the Bank Merger.

Additional Requirements

Sections 1.368-1(b) and 1.368-2(g) of the Income Tax
Regulations (the "Regulations") provide that the following additional requirements must be met for a transaction to qualify as a reorganization within the meaning of Section 368 of the Code:

(i)  "continuity of interest" must be present,

(ii) "continuity of business enterprise" must exist, and

(iii) the transaction must be undertaken for reasons pertaining to the continuance of the business of a corporation which is a party to the transaction.

Continuity of Interest

In general, the continuity of interest test requires the owners of the reorganized entity to receive and retain a meaningful equity in the surviving entity. See e.g., Pinellas Ice & Cold Storage Co. v. Comm'r, 287 U.S. 462 (1933); Cortland Specialty Company v. Comm'r, 60 F.2d 937 (2d Cir.
1932), cert. denied, 288 U.S. 599 (1932); Helvering v.
Minnesota Tea Co., 296 U.S. 378 (1935).

Revenue Procedure 77-37, 1977-2 C.B. 568 (Section 3.02) provides that, for advance ruling purposes, the continuity of interest requirement is satisfied if there is a continuing interest through stock ownership in the acquiring or transferee corporation (or a corporation in "control" thereof within the meaning of Section 368(c) of the Code) on the part of the former shareholders of the acquired or transferor corporation which is equal in value as of the effective date of the reorganization, to at least 50 percent of the value of all of the formerly outstanding stock of the acquired or transferor corporation as of that date. Sales, redemptions, and other dispositions of stock occurring prior or subsequent to the exchange which are part of the plan of reorganization will be considered in determining whether there is a 50 percent continuing interest through stock ownership as of the effective date of the reorganization.

Based upon our understanding of the facts presented to us orally and as set forth in the Statements of Facts and Representations dated September 28, 1993, the 50 percent continuity of interest test of Revenue Procedure 77-37, supra, will be met in the Commercial Merger and the Bank Merger. It has been represented by the management of Commercial that the shareholders of Commercial have no plan or intention to sell, exchange or otherwise dispose of a number of Hibernia shares to be received in the transaction that will reduce their Hibernia Common Stock holdings to less than the requisite 50 percent continuity of interest. Accordingly, in the Commercial Merger there will be a continuing interest through Common Stock ownership in Hibernia on the part of the former shareholders of Commercial.

In Revenue Ruling 68-526, 1968-2 C.B. 156, the Internal Revenue Service (the "Service) held that the acquisition of the assets (and assumption of liabilities) of a parent corporation and its 60 percent owned subsidiary constituted separate tax-free reorganizations when the transactions occurred pursuant to one plan of reorganization and for valid business reasons. In Revenue Ruling 76-528, 1976-2 C.B. 103, the Service clarified that the continuity of interest requirement was met in Revenue Ruling 68-526 with respect to the subsidiary acquisition even when the Parent had no assets other than stock of a subsidiary because, in light of the acquisition of the parent's assets, and its dissolution pursuant to the plan of reorganization, the parent's shareholders, in effect, "stepped into the parent's shoes" as the only qualified parties to receive and continue the stock interest formerly held by the parent corporation. Although no assurance can be given that the Service will agree, the rationale of the above Revenue Rulings suggests that the continuity of interest maintained by the Commercial shareholders in the Commercial Merger is relevant in determining whether the continuity of interest requirement is satisfied in the Bank Merger. See also PLR 9109044 (December 4, 1990) where the Service, after applying the step transaction doctrine, ruled that a sideways merger of a Bank Holding Company and its wholly owned banking subsidiary into an acquiring bank holding company and its banking subsidiary respectively constituted reorganizations under Section 368(a)(1)(C) and Section 368(a)(2)(D).

In the past, the Service has frequently ruled on certain facts that the simultaneous mergers of a parent and its wholly-owned subsidiary into an acquiring parent corporation and its wholly-owned subsidiary, each qualified as a Section 368(a)(1)(A) reorganization (see e.g., PLR 9111025 (December 14, 1990), 9047015 (August 24, 1990) and 9003053 (October 26,
1989)). In other rulings involving slightly different facts (i.e., minority shareholders in the subsidiary), the Service held that the subsidiary mergers were Section 368(a)(1)(A) reorganizations by reason of Section 368(a)(2)(D) (see e.g., PLR 9109044 (December 4, 1990), 8943067 (August 2, 1989) and
8942090 (July 27, 1989)).

Although private letter rulings are not binding on the Service as precedent, they cited to illustrate a consistent rulings position. In recent years, while the Service has declined to rule on whether a transaction qualifies as a reorganization pursuant to Section 368(a)(1)(A) of the Code (see section 3.01(26) of Rev. Proc. 92-3, 1992-1 C.B. 561, 564), it has
consistently ruled that the receipt by a target parent's shareholders of stock of an acquiring corporation will not prevent a lower tier target's merger from satisfying the continuity of interest requirement of Section 1.368-1(b) of the Regulations. See, for example, PLR 9237031 (June 16,
1992) and PLR 9317027 (January 29, 1993).

Continuity of Business Enterprise

Section 1.368-1(b) of the Regulations also provides that a continuity of business enterprise (as described in Section 1.368-1(d) of the Regulations) is a requisite to a reorganization. Section 1.368-1(d) of the Regulations provides that continuity of business enterprise requires that the acquiring corporation either continue the acquired corporation's historic business or use a significant portion of the acquired corporation's historic assets in a business. The proposed Bank Merger will meet the continuity of business enterprise test of Section 1.368-1(d) because, based upon the representation of the management of HNB, HNB will continue the historic business of Bank or will use a significant portion of Bank's historic assets in a business.

Revenue Ruling 85-197, 1985-2 C.B. 120, provides that for purposes of the continuity of business enterprise requirement, the historic business of a holding company is the business of its operating subsidiary. Similarly, Revenue Ruling 85-198, 1985-2 C.B. 120, held that the continuity of business enterprise requirement was met upon the merger of two bank holding companies where the business of a former subsidiary of the acquired holding company was continued through a subsidiary of the acquiring corporation. Accordingly, the continuity of business enterprise requirement is met with regard to the Commercial Merger because Hibernia through its wholly-owned subsidiary HNB, will continue the banking business indirectly conducted by Commercial.

Business Purpose

Section 1.368-2(g) of the Regulations provides that a reorganization must be undertaken for reasons germane to the continuance of the business of a corporation which is a party to the reorganization. As heretofore indicated in the Business Purpose Section set forth above, there are substantial business reasons for the Mergers. Accordingly, the Mergers each satisfy the business purpose requirement as set forth in the Regulations.

Constructive Exchange of Shares

To avoid the expense and inconvenience of issuing Hibernia shares to itself in the Bank Merger, and because Commercial's shareholders will have already received fair value for their shares, the shares of Bank Common Stock obtained by Hibernia in the Commercial Merger shall be canceled. (See the preceding discussion regarding Rev. Rul 76-528) In the Bank Merger, which occurs simultaneously, but is to be described in the closing documents covering the Mergers as a step following the Commercial Merger, HNB technically would acquire the assets of Bank by issuing shares of Hibernia Common Stock to the Bank shareholders, Hibernia (as the result of the Commercial Merger).

The Tax Court has consistently held that the physical transfer of shares is not necessary if it would be a "meaningless gesture," particularly in situations where common ownership is present. See, Fowler Hosiery Co., 36 T.C. 201 (1961), aff'd 301 F.2d 394 (7th Cir. 1962) and William Holton George, 26 T.C. 396 (1956). In fact, the Service has ruled that the absence of an actual physical exchange of shares does not prevent a transaction from qualifying as a tax-free reorganization if such an exchange would have been a "meaningless gesture" or a "useless task." See Rev. Rul. 70-240, 1970-1 C.B. 81 and Rev. Rul. 75-383, 1975-2 C.B. 127.
See also Davant v. Commissioner, 366 F.2d 874 (5th Cir. 1966); James Armour, Inc., 43 T.C. 295 (1964); American Manufacturing Co., 55 T.C. 204 (1970). In addition, the Service held in Revenue Ruling 78-47, 1978-1 C.B. 113, that a physical issuance of shares was unnecessary in order to eliminate certain expenses associated with a reorganization.

The Service has also consistently permitted constructive exchanges in private letter rulings. See e.g., PLR 8750071 (September 17, 1987), 8722021 (February 25, 1987), 8620043
(February 14, 1986), 8403028 (October 17, 1983), and 8306010
(November 4, 1982).

Based on the above, the constructive exchange described herein does not prevent the Bank Merger from qualifying as a tax-free reorganization.


Other Statutory Provisions

Section 368(b) of the Code defines the term "a party to a reorganization" to include a corporation resulting from a reorganization, and both corporations, in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another.

Section 361(a) of the Code provides that no gain or loss shall be recognized to a transferor corporation which is a party to a reorganization on any exchange pursuant to the plan of reorganization solely for stock or securities in another corporation which is a party to the reorganization.

Section 354(a)(1) of the Code provides that no gain or loss shall be recognized if stock or securities in a corporation which is a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation which is a party to the reorganization.

Section 362(b) of the Code generally provides that if property is acquired by a corporation in connection with the reorganization, then the basis shall be the same as it would be in the hands of the transferor, increased by the amount of gain recognized to the transferor on such transfer.

Section 1223(2) of the Code provides that in determining a taxpayer's holding period for property, there shall be included the period for which such property was held by another person, if such property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or in part in such taxpayer's hands as it would have had in the hands of such other person.

Section 381 of the Code applies to certain transactions, including those transactions to which Section 361 of the Code applies, where there is a transfer in connection with a reorganization described in Section 368(a)(1)(A) or in Section
368(a)(1)(A) and Section 368(a)(2)(D) of the Code.


FEDERAL INCOME TAX CONSEQUENCES

Based solely upon the facts orally represented to us, the Statements of Facts and Representations, the Agreement, and the Bank Plan of Merger, it is our opinion that the following federal income tax consequences will result:

In the merger of Commercial with and into Hibernia:

(1) Provided the proposed merger of Commercial with and into Hibernia qualifies as a statutory merger under Louisiana law, the Commercial Merger will be a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Commercial and Hibernia will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

(2) No gain or loss will be recognized by Commercial upon the transfer of its assets to Hibernia in exchange solely for Hibernia Common Stock, cash for dissenters, if any, and the assumption by Hibernia of the liabilities of Commercial, since any cash for dissenters will be distributed to the shareholders (Sections 361(b) and 357(a) of the Code).

(3) No gain or loss will be recognized to Hibernia on receipt of the Commercial assets in exchange for Hibernia Common
     Stock (Section 1032(a) of the Code).

(4) The basis of the assets of Commercial in the hands of Hibernia will, in each case, be the same as the basis of those assets in the hands of Commercial immediately prior to the transaction (Section 362(b) of the Code).

(5) The holding period of the assets of Commercial in the hands of Hibernia will, in each case, include the period for which such assets were held by Commercial (Section
     1223(2) of the Code).

(6) No gain or loss will be recognized by the shareholders of Commercial upon the receipt of solely Hibernia Common
     Stock in exchange for their shares of Commercial Common
     Stock (Section 354(a)(1) of the Code).

(7) The basis of Hibernia Common Stock to be received by the shareholders of Commercial will be, in each instance, the same as the basis of the Common Stock of Commercial surrendered in exchange therefor (Section 358(a)(1) of the Code).

(8) The holding period of the Hibernia Common Stock to be received by the shareholders of Commercial in the transaction will include in each instance, the period during which the Commercial Common Stock surrendered in exchange therefor is held as a capital asset on the date of the surrender (Section 1223(l) of the Code).

(9) Hibernia will succeed to and take into account those tax attributes of Commercial described in Section 381(c) of the Code. (Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations) These items will be taken into account by Hibernia subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder.

(10) As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Regulations, Hibernia will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Commercial as of the date of transfer. Any deficit in the earnings and profits of Hibernia or Commercial will be used only to offset the earning and profits accumulated after the date of transfer.

(11) Cash received by a dissenting shareholder of Commercial in exchange for his or her Commercial Common Stock will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no stock either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her stock, as provided by Section 302(a) of the Code.

(12) The payment of cash in lieu of fractional share interests of Hibernia Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Hibernia. These cash payments will be treated as distributions in full payment in exchange for the stock redeemed, as provided in
     Section 302(a) of the Code. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574)

In the merger of Bank with and into HNB:

(13) Provided the proposed merger of Bank with and into HNB qualifies as statutory merger under Louisiana Law and the Bank Merger Act, the acquisition by HNB of substantially all of the assets of Bank solely in constructive exchange for Hibernia Common Stock, cash for dissenters, if any, and the assumption by HNB of the liabilities of Bank, will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.
     Bank, Hibernia and HNB will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

(14) No gain or loss will be recognized to Bank upon the transfer of substantially all of its assets to HNB in constructive exchange for Hibernia Common Stock, cash for dissenters, if any, and the assumption of Bank's liabilities by HNB, since any cash for dissenters will be distributed to the Bank shareholders (Sections 361 and 357(a) of the Code).

(15) No gain or loss will be recognized by either Hibernia or HNB upon the acquisition by HNB of substantially all of the assets of Bank in constructive exchange for Hibernia Common Stock, cash for dissenters, if any, and the assumption of Bank's liabilities (Section 1032(a) of the Code). (Rev. Rul. 57-278, 1957-1 C.B. 124.)

(16) The basis of the assets of Bank acquired by HNB will be the same in the hands of HNB as the basis of such assets in the hands of Bank immediately prior to the exchange
     (Section 362(b) of the Code).

(17) The basis of the HNB Common Stock in the hands of Hibernia will be increased by an amount equal to the basis of the Bank assets in the hands of HNB and decreased by the sum of the amount of the liabilities of Bank assumed by HNB and the amount of liabilities to which the assets of Bank are subject (Section 1.358-6 of proposed regulations).

(18) The holding period of the assets of Bank received by HNB will, in each instance, include the period for which such assets were held by Bank (Section 1223(2) of the Code).

(19) As provided by Section 381(c) of the Code and Section 1.381(c)(2)-1 of the Regulations, HNB will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Bank as of the date of transfer. Any deficit in the earnings and profits of Bank or HNB will be used only to offset the earnings and profits accumulated after the date of transfer.

(20) The shareholder of HNB will recognize no gain or loss upon the constructive exchange of Bank Common Stock solely for Hibernia Common Stock. (Section 354(a)(1) of the Code.)

(21) Bank will recognize no gain or loss on the transfer of its assets to HNB in constructive exchange for Hibernia Common Stock and the assumption by HNB of the liabilities of Bank, as described above. (Sections 361(a) and 357(a) of the Code.)

(22) Bank will close its taxable year as of the date of the distribution or transfer. HNB will not close its taxable year merely because of the merger. (Section 381(b) of the Code.)

(23) Pursuant to Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations, HNB will succeed to and take into account the items of Bank described in Section 381(c) of the Code. These items will be taken into account by HNB subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and Regulations promulgated thereunder.


STATE INCOME TAX CONSEQUENCES

(1) The Louisiana income tax treatment to the shareholders of Commercial will be substantially the same as the federal income tax treatment to the shareholders of Commercial.



SCOPE OF OPINION

The scope of this opinion is expressly limited to the federal income tax issues specifically addressed in (1) through (23) in the section entitled "Federal Income Tax Consequences" above and (1) in the section entitled "State Income Tax Consequences" above. Specifically, our opinion has not been requested and none is expressed with regard to the federal, foreign, state or local income tax consequences for the shareholders of Hibernia and HNB. We have made no determination nor expressed any opinion as to any limitations, including those which may be imposed under Section 382, on the availability of net operating loss carryovers (or built-in gains or losses), if any, after the Mergers, the application (if any) of the alternative minimum tax to this transaction, nor the application of any consolidated return or employee benefit issues which may arise as a result of the Mergers. Further, we have made no determination as whether Commercial dividend distributions have been sufficient to eliminate any undistributed personal holding company tax liability. We have made no determination nor expressed any opinion as to the fair market value of any of the assets being transferred in the Mergers nor the common shares being exchanged in the Mergers. Furthermore, our opinion has not been requested and none is expressed with respect to any foreign, state or local tax consequences to Commercial, Bank, Hibernia, and HNB.

Our opinion, as stated above, is based upon the analysis of the Code, the Regulations thereunder, current case law, and published rulings. The foregoing are subject to change, and such change may be retroactively effective. If so, our views, as set forth above, may be affected and may not be relied upon. Further, any variation or differences in the facts or representations recited herein, for any reason, might affect our conclusions, perhaps in an adverse manner, and make them inapplicable. In addition, we have undertaken no obligation to update this opinion for changes in facts or law occurring subsequent to the date thereof.

This letter represents our views as to the interpretation of existing law and, accordingly, no assurance can be given that the Service or the courts will agree with the above analysis.


                                 Very truly yours,











PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The Louisiana Business Corporation Law ("LBCL") contains two provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders whom they serve. Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

     Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinarily prudent men would exercise under similar circumstances in like positions.
Section 91 specifically provides that it is not intended to derogate from any indemnification permitted under Section 83, discussed below.

     Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing issuance of shares in violation of the LBCL. Paragraph E of
Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

     Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation; he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

     The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court. Otherwise, officers and directors may be indemnified in derivative actions only with respect to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action.

     Indemnification of officers and directors may only be made by the corporation if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

     Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or in the defense of any action or suit against him giving rise to a claim of indemnification.

     Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors by a majority of a quorum consisting of disinterested directors. In addition, a corporation may only advance defense costs if it has received an undertaking from the officer or director to repay the amounts advanced unless it is ultimately determined that he or she is entitled to be indemnified as otherwise authorized by Section 83.

     Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

     The Company has adopted an indemnification provision to its articles of incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. The Company's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Company or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that the person served as an officer or director of the Company or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Company if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Company to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

     The Company's Articles of Incorporation further provide that no director or officer of the Company shall be personally liable to the Company or its shareholder for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such an limitation.

     The Articles of Association of the Bank include indemnification and limitation of liability provisions identical to those adopted by the Company and described above.


Item 21.  Exhibits and Financial Statement Schedules.

EXHIBIT             DESCRIPTION

 2        Agreement and Plan of Merger (included as
          Appendix A to the Proxy Statement-Prospectus)

 3.1      Exhibit 4.1 to the Registration Statement on
          Form S-3 filed with the Commission by the Registrant (Registration No. 33-23591) is hereby incorporated by reference (Articles of Incorporation of the Registrant, as amended to date)

 3.2      Exhibit 4.2 to the Registration Statement on
          Form S-8 filed with the Commission by the Registrant (Post-Effective Amendment No. 2 to
          Registration No. 2-96194) is hereby
          incorporated by reference (By-Laws of the Registrant, as amended to date)

 5        Opinion of Patricia C. Meringer, Esq. re:
          legality of shares

 8 Opinion of Ernst & Young, certified public accountants, regarding certain tax matters
          (included as Appendix D to the Proxy
          Statement-Prospectus)

10.13     Exhibit 10.13 to the Annual Report on Form 10-
          K for the fiscal year ended December 31, 1988, filed with the Commission by the Registrant
          (Commission File No. 0-7220) is hereby
          incorporated by reference (Deferred
          Compensation Plan for Outside Directors of
          Hibernia Corporation and its Subsidiaries, as amended to date)

10.14     Exhibit 10.14 to the Annual Report on Form 10-
          K for the fiscal year ended December 31, 1990, filed with the Commission by the Registrant
          (Commission File No. 0-7220) is hereby
          incorporated by reference (Hibernia
          Corporation Executive Life Insurance Plan)

10.16     Exhibit 4.7 to the Registration Statement on
          Form S-8 filed with the Commission by the Registrant (Registration No. 33-26871) is hereby incorporated by reference (Hibernia
          Corporation 1987 Stock Option Plan, as amended to date)

10.28 Exhibits M and N to the Company's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Warrant
          Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan
          Bank (National Association) and certain other lenders, including the Form of Warrant attached thereto)

10.29 Exhibit L to the Registrant's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Registration
          Rights Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan Bank
          (National Association) and certain other lenders, as amended to date)

10.30 Exhibit 10.30 to a Current Report on Form 8-K dated July 17, 1992 filed by the Registrant with the Commission is hereby incorporated by reference (Stock Purchase Agreement dated as of July 17, 1992 between the Registrant,
          Hibernia National Bank in Texas and Comerica
          Incorporated)

10.31 Exhibit 10.31 to a Current Report on Form 8-K dated September 15, 1992 filed by the Registrant with the Commission is hereby incorporated by reference (Amendment to Stock
          Purchase Agreement dated September 10, 1992 between Registrant and Comerica Incorporated)

10.34 Exhibit C to the Registrant's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (Long-Term
          Incentive Plan of Hibernia Corporation)

10.35 Exhibit A to the Registrant's definitive proxystatement dated March 23, 1993 relating to its 1993 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (1993
          Director Stock Option Plan of Hibernia
          Corporation)

10.36     Exhibit 10.36 to the Registrant's Annual
          Report on Form 10-K for the fiscal year ended
          December 31, 1993 filed with the Commission
          (Commission file no. 0-7220) is hereby
          incorporated by reference (Employment
          agreement between Stephen A. Hansel and
          Hibernia Corporation)

13 Exhibit 13 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1993 filed with the Commission
          (Commission file No. 0-7220) is hereby
          incorporated by reference (1993 Annual Report to security holders of the Registrant).

22 Exhibit 22 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended
          December 31, 1989 filed with the Commission
          (Commission file no. 0-7220) is hereby
          incorporated by reference (Subsidiaries of the Registrant)

23(a)     Consents of Patricia C. Meringer, Esq.
          (included with Exhibit 5)

23(b)     Consent of Ernst & Young
          Consent of Castaing, Hussey and Lolan

24        Powers of Attorney

Item 22.  Undertakings.

     The undersigned registrant hereby undertakes:

     (i) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (ii) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information;

     (iii) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other Items of the applicable form;

     (iv) that every prospectus (a) that is filed pursuant to the preceding paragraph, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (v) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (vi) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on April 22, 1994.



                              HIBERNIA CORPORATION



                              By:  /s/ Ron E. Samford, Jr.
                                   Ron E. Samford, Jr.
                                   Controller and Executive
                                   Vice President


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 22, 1994.

Signatures                              Title

       *
_____________________________      Chairman of the Board
Robert H. Boh

       *
_____________________________      President and Chief Executive
Stephen A. Hansel                   Officer and Director


       *
_____________________________      Chief Financial Officer
Robert W. Close

       *
_____________________________      Chief Accounting Officer
Ron E. Samford, Jr.

       *
_____________________________      Director
W. James Amoss, Jr.

       *
_____________________________      Director
J. Terrell Brown

       *
_____________________________      Director
Brooke H. Duncan

       *
_____________________________      Director
Richard W. Freeman

       *
_____________________________      Director
Robert L. Goodwin

       *
_____________________________      Director
Dick H. Hearin

       *
_____________________________      Director
Robert T. Holleman

       *
_____________________________      Director
Hugh J. Kelly

       *
_____________________________      Director
John P. Laborde

       *
_____________________________      Director
Sidney W. Lassen

       *
_____________________________      Director
Donald J. Nalty

       *
_____________________________      Director
Robert T. Ratcliff

       *
_____________________________      Director
Joe D. Smith, Jr.

       *
_____________________________      Director
James H. Stone

       *
_____________________________      Director
Virgnia Eason Weinmann

       *
_____________________________      Director
E. L. Williamson

       *
_____________________________      Director
Robert E. Zetzmann




*By: /s/ Patricia C. Meringer
     Patricia C. Meringer
     Attorney-in-Fact

                          EXHIBIT INDEX

Exhibit                                      Sequential Page
                                                  Number


 5        Opinion of Patricia C. Meringer, Esq.*

 23(a)    Consent of Patricia C. Meringer, Esq. (included with
          Exhibit 5)*

 23(b)    Consent of Ernst & Young
          Consent of Castaing, Hussey & Lolan

 24       Powers of Attorney*
________

*  Previously filed

                        EXHIBIT 23(b)(i)

                    CONSENT OF ERNST & YOUNG

                 Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33-51901) and related Prospectus of Hibernia Corporation for the registration of shares of its common stock to be issued pursuant to its proposed merger with Commercial Bancshares, Inc. and to the incorporation by reference therein of our report dated January 11, 1994, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                             s/ERNST & YOUNG

New Orleans, Louisiana
April 14, 1994


                        EXHIBIT 23(b)(ii)

             CONSENT OF CASTAING, HUSSEY AND LOLAN




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of Hibernia Corporation for the registration of its common stock to be issued pursuant to its proposed merger with Commercial Bancshares, Inc. and to the inclusion therein of our report dated January 25, 1994, with respect to the consolidated financial statements of Commercial Bancshares, Inc. and also included therein, filed with the Securities and Exchange Commission.

s/Castaing, Hussey and Lolan CPAs

New Iberia, Louisiana
April 14, 1994


                           EXHIBIT 24


                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               s/ W. JAMES AMOSS, JR.
               W. James Amoss, Jr.
               Director
               HIBERNIA CORPORATION


                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               S/ROBERT H. BOH
               Robert H. Boh
               Chairman and Director
               HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               S/J. TERRELL BROWN
               J. Terrell Brown
               Director
               HIBERNIA CORPORATION



                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               S/BROOKE H. DUNCAN
               Brooke H. Duncan
               Director
               HIBERNIA CORPORATION


                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               S/RICHARD W. FREEMAN, JR.
               Richard W. Freeman, Jr.
               Director
               HIBERNIA CORPORATION


                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               S/ROBERT L. GOODWIN
               Robert L. Goodwin
               Director
               HIBERNIA CORPORATION


                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned President, Chief Executive Officer and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               s/STEPHEN A. HANSEL
               Stephen A. Hansel
               President, Chief
               Executive Officer
               and Director
               HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               s/DICK H. HEARIN
               Dick H. Hearin
               Director
               HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               s/ROBERT T. HOLLEMAN
               Robert T. Holleman
               Director
               HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               s/HUGH J. KELLY
               Hugh J. Kelly
               Director
               HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               s/JOHN P. LABORDE
               John P. Laborde
               Director
               HIBERNIA CORPORATION


                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               s/SIDNEY W. LASSEN
               Sidney W. Lassen
               Director
               HIBERNIA CORPORATION


                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               s/DONALD J. NALTY
               Donald J. Nalty
               Vice Chairman and
               Director
               HIBERNIA CORPORATION


                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               s/JOE D. SMITH, JR.
               Joe D. Smith, Jr.
               Director
               HIBERNIA CORPORATION


                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               s/JAMES H. STONE
               James H. Stone
               Director
               HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               s/ERNEST L. WILLIAMSON
               Ernest L. Williamson
               Director
               HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Commercial Bankshares, Inc. ("Commercial") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Commercial and merge Commercial into the Corporation, authorized by resolutions adopted by the Board of Directors on September 28, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of October, 1993.



               s/ROBERT E. ZETZMANN
               Robert E. Zetzmann
               Director
               HIBERNIA CORPORATION